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2022

PROXY STATEMENT

AND NOTICE OF ANNUAL

SHAREHOLDER MEETING

PLEASE VIEW OUR 2021 RESPONSIBILITY REPORT

investor.regeneron.com/2021RR

30+
investigational medicines in clinical development

146
global and U.S. patient advocacy and professional societies engaged across 28 diseases clinical trials in
55+ COUNTRIES

offices in
6 COUNTRIES
(U.S., Ireland, England, Canada, Germany and the Netherlands)

9
FDA-approved medicines

12K+
hours of Regeneron volunteer service to local communities during fifth annual *Day for Doing Good*

~2M
exomes sequenced by the Regeneron Genetics Center®

40M+
doses of EYLEA® (aflibercept) Injection administered worldwide since launch 10 years ago

2.8M
doses of REGEN-COV® (casirivimab and imdevimab) delivered to U.S. government

85
active molecules managed by Industrial Operations and Product Supply

670K
students participated in STEM programs provided by Regeneron

9 OUT OF 10
employees say Regeneron is a great place to work

REGENERON BY THE NUMBERS

COMPANY LETTER TO SHAREHOLDERS

DEAR FELLOW SHAREHOLDERS,

Despite another year marked by uncertainty and upheaval caused by the COVID-19 pandemic, in 2021 our Regeneron team continued to drive forward our mission of turning world-class science into much-needed medicines and delivered a notably successful and productive year. Our relentless quest to innovate has improved millions of lives while delivering strong top- and bottom-line growth for our shareholders.

Regeneron’s 2021 financial results were driven by the continued growth in our core brands, EYLEA® (aflibercept) Injection, Dupixent® (dupilumab), and Libtayo® (cemiplimab-rwlc), as well as our novel investigational COVID-19 treatment REGEN-COV® (casirivimab and imdevimab). In 2021, GAAP net income was $8.08 billion and total revenues were $16.07 billion, with $6.19 billion in revenue attributable to REGEN-COV.1 Total revenues excluding REGEN-COV2 grew 19% in 2021, a testament to our diversified and enduring core business. We also returned significant value to shareholders in 2021 by repurchasing $1.7 billion of our common stock and allocated an additional $3.0 billion for future repurchases.3 These successes were all realized while continuing to advance and broaden our pipeline of more than 30 investigational medicines, positioning us well for continued and diversified growth.

EYLEA 2021 full year global net product sales grew 19% year-over-year to $9.4 billion, and U.S. net product sales increased 17%. As the category leader and with more than 40 million injections administered, EYLEA stands as an enduring product with a significant future. We also look forward to continued progress in our work against retinal diseases, including the results from our Phase 3 aflibercept 8 mg trials in wet age-related macular degeneration and diabetic macular edema scheduled to be reported later in 2022.

Dupixent achieved 2021 full year global net product sales of $6.2 billion, growing 53% year-over-year4 and delivering on its promise of providing a pipeline in a product. Dupixent is now approved in patients as young as 6 years of age in both asthma and atopic dermatitis and in chronic rhinosinusitis with nasal polyps in adults. Its outlook is promising, with significant opportunities to reach even more patients in approved indications and expand to additional type 2 inflammatory diseases such as prurigo nodularis and eosinophilic esophagitis. With this potential for multiple new indications and increased adoption among approved patient populations where there is still significant unmet need, Dupixent’s growth prospects over the coming years are substantial.

We also made significant strides in our oncology programs, both from a commercial and development perspective. Libtayo 2021 full year global net product sales increased 32% compared to 2020.5 In 2021, both the U.S. Food and Drug Administration (“FDA”) and European Medicines Agency approved Libtayo for advanced non-small cell lung cancer (“NSCLC”). They also both approved the medicine for advanced basal cell carcinoma, establishing Libtayo as a leading treatment for non-melanoma skin cancers. Looking forward, we are optimistic about a potential Libtayo plus chemotherapy approval later this year for the broader population of advanced NSCLC patients, and our investigational footprint continues to expand with Phase 1/2 candidates across many cancer settings, including monoclonal antibodies, T-cell engaging bispecific antibodies, and costimulatory bispecifics, as well as a variety of potential combination therapies. We look forward to sharing our progress in difficult-to-treat solid tumors such as ovarian and prostate cancers, which are settings with historically low response rates to immunotherapy.

1	The casirivimab and imdevimab antibody cocktail is known as REGEN-COV in the United States and RonapreveTM in other countries. The Company records net product sales of REGEN-COV in the United States and Roche records net product sales of Ronapreve outside the United States.
2	Revenues excluding REGEN-COV is a measure not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See Appendix A for a definition of this measure and a reconciliation of this measure to the most directly comparable GAAP financial measure.
3	Of the $3.0 billion authorized for future repurchases, $2.8 billion remained available as of December 31, 2021.
4	Our collaborator Sanofi records global net product sales of Dupixent.
5	Our collaborator Sanofi records net product sales of Libtayo outside the United States.

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

Last year also marked the launch of our tenth FDA-approved or authorized medicine, Evkeeza® (evinacumab), for patients 12 years and older with the rare disease homozygous familial hypercholesterolemia. We were pleased to extend the reach of this important medicine outside the U.S. by entering into a new collaboration with Ultragenyx Pharmaceutical Inc. in early 2022.

In 2020, we discovered and developed REGEN-COV in record time and, in 2021, we delivered nearly 3 million doses to the U.S. government. We are proud of the positive impact we have been able to have on the lives of millions of patients who received REGEN-COV. Earlier in the pandemic, REGEN-COV received an Emergency Use Authorization (“EUA”) from the FDA and approvals from other regulatory authorities around the globe for indications from prevention to hospitalization of COVID-19.

Our scientists had predicted that the COVID-19 virus would mutate, and in fact published a paper in the premier academic journal Science that specified some of the exact mutations that were ultimately seen in variants of concern. That is why we created REGEN-COV as an “antibody cocktail,” to retain activity in case one of the antibodies would lose efficacy against an emerging variant. Our approach was validated as REGEN-COV retained activity through all major variants through the severe Delta surge. But as we anticipated, eventually, a variant emerged that evaded our treatment – based on preclinical data, in early 2022 we announced that REGEN-COV is highly unlikely to be active against the Omicron variant. In January 2022, the FDA amended the EUA for REGEN-COV, effectively stopping use in the U.S. where the Omicron variant had become dominant. We had prepared for this contingency and assembled a large collection of next generation candidates. We are progressing several candidates that are active against Omicron, Delta, and other variants of concern, and have already initiated a first-in-human clinical trial of one of these investigational antibodies. We believe there remains a significant need for monoclonal antibodies and especially for use to help prevent infection in immunocompromised individuals who do not respond adequately to COVID-19 vaccines. We are confident that if the world needs Regeneron again in the fight against COVID-19, we will be ready.

Strong execution across our organization made these accomplishments possible, despite the unique headwinds posed by the pandemic. This progress was also enabled by years of investment in our core technologies and research, work that continues with vigor each day. Our innovative and evolving VelocImmune® and VelociSuite® platforms make it possible to develop top-quality, fully-human antibodies efficiently. Notably, with novel platform modifications like VelociBi®, we are able to quickly develop high-quality bispecific antibodies and we currently have ten bispecific antibodies in our pre-clinical and clinical pipeline. Thanks to our exceptional Industrial Operations and Product Supply (“IOPS”) team, we continually enhance our large-scale manufacturing process to provide medicines for our clinical trials and approved indications. To that end, in 2021, our U.S. IOPS operations successfully completed the installation and start-up of our first filling line and continued to advance the build-out of our fill-and-finish facility, despite COVID-19 driven supply chain delays.

Genetics medicine has emerged as a promising area of leadership, both through the early discoveries and integrated insights of the Regeneron Genetics Center® (“RGC”) and through our expansive toolkit of proprietary and partnered technologies for gene editing, gene silencing, and viral vector delivery. In 2021, we advanced three genetic medicines programs driven by siRNA and CRISPR technology (in collaboration with Alnylam Pharmaceuticals, Inc. and Intellia Therapeutics, Inc., respectively) into clinical development. We also celebrated an exciting milestone with Intellia when we reported positive initial data from the Phase 1 trial of NTLA-2001 in people living with hereditary transthyretin amyloidosis with polyneuropathy – the first-ever clinical data supporting safety and efficacy of in vivo CRISPR genome editing in humans and proof of concept for our ongoing multi-target collaboration. Meanwhile, the RGC progressed a number of additional targets toward clinical development and has 25 additional programs in the research and candidate selection phase. In June 2021, the RGC announced its discovery of rare GPR75 genetic mutations that are associated with profound protection against obesity, paving the way for potential antibody, gene silencing, or small molecule interventions.

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

As we reflect on the year, we are incredibly proud of our team’s resilience, creativity, and unwavering commitment to patients. Our people are our greatest resource, and we are focused on supporting this brilliant team through a commitment to health and well-being as well as our efforts in diversity, equity, and inclusion. Our employees are crucial to delivering our mission, and as our business grows, so does our team. In 2021, we welcomed colleagues at our new offices in Canada, Germany, and the Netherlands, and grew to more than 10,300 people strong across all our sites. We expect to welcome even more colleagues in 2022 and beyond; and with this growth in mind, we broke ground in January 2022 on a 100-acre campus expansion at our Tarrytown site.

Keeping with our company motto of Doing Well by Doing Good, we continue to advance our environmental, social, and governance practices. In 2021, we were once again recognized as a corporate responsibility leader by being named in the Dow Jones Sustainability World Index for the third year in a row. As we know that there is more we can do, we are working diligently to meet our ambitious global 2025 responsibility goals, including removing barriers to patient access, investing in renewable energy, and providing engaging science, technology, engineering, and math experiences to millions of students. We continue to be amazed at the students whom we engage via our sponsorship of the world’s premier high school science competitions, the Regeneron Science Talent Search and the Regeneron International Science and Engineering Fair.

With 2022 well underway, we remain confident in the impact that Regeneron will continue to have on patients’ lives and believe we are well positioned to deliver strong performance. We appreciate your ongoing support as we work to transform lives through science and medicine.

Sincerely,

P. Roy Vagelos, M.D., Chair of the Board	Leonard S. Schleifer, M.D., Ph.D., President and Chief Executive Officer	George D. Yancopoulos, M.D., Ph.D., President and Chief Scientific Officer

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD LETTER TO SHAREHOLDERS

DEAR FELLOW SHAREHOLDERS,

On behalf of the board of directors of Regeneron Pharmaceuticals, Inc., we invite you to attend Regeneron’s 2022 Annual Meeting of Shareholders to be held on June 10, 2022. The accompanying Notice of 2022 Annual Meeting of Shareholders and Proxy Statement contain important information about the business to be conducted at the Annual Meeting.

We had sincerely hoped that our letter to you this year would not begin with COVID-19, but unfortunately the pandemic continued to challenge Regeneron and the entire global community in 2021. Yet again, Regeneron colleagues rose to the occasion, rallying together and delivering on Regeneron’s mission of using the power of science to bring important medicines to patients in need. This mission, paired with the Company’s commitment to “Doing Well by Doing Good,” has been exemplified in Regeneron’s fight against COVID-19 for the last couple of years, culminating in 2021 by the delivery of more than 3 million doses of the REGEN-COV® (casirivimab and imdevimab) antibody cocktail to patients around the globe (together with our collaborator Roche). We believe this and many other 2021 accomplishments would not have been realized without a business model committed to long-term investment in deep scientific and technological capabilities, which have been instrumental in driving research, preclinical development, clinical, and manufacturing efforts at life-saving speeds.

As members of Regeneron’s board of directors, we remain focused on fulfilling our duties in a way that furthers Regeneron’s mission and promotes long-term, sustainable growth for our shareholders, and we deeply value investor feedback toward these objectives. Following last year’s annual shareholder meeting, we led an extensive shareholder outreach to solicit feedback on key compensation and governance matters. After carefully considering the feedback received, we took several responsive actions as detailed in the accompanying Proxy Statement, including our adoption of an annual say-on-pay vote effective as of the 2022 Annual Meeting of Shareholders.

We also remain inspired by Regeneron’s corporate culture, defined by loyal and motivated employees with an entrepreneurial spirit who are dedicated to Regeneron’s mission. We are committed to nurturing this culture, including through our oversight of diversity, equity, and inclusion (“DEI”) matters at the Company. In 2021, Regeneron consolidated its DEI efforts under the leadership of a newly hired Chief DEI Officer. We are proud of Regeneron’s record in promoting diversity at all levels of the Company – including on the board, where each of the three recently added directors is diverse by gender and/or race or ethnicity; the efforts Regeneron has made to promote women and minorities in science; and the Company’s continued work (such as the establishment of a clinical trial DEI taskforce) to ensure that patient populations enrolled in Regeneron-sponsored clinical trials represent more closely the diversity of people living with the particular disease.

Regeneron stayed true to its mission in 2021 and delivered not only for patients and communities, but also for shareholders by generating a total shareholder return of 32% and outperforming relevant industry indices and the broader market. Over the last decade, Regeneron’s total shareholder return exceeded 1,000%, a testament to our unwavering belief that staying focused on the science will yield strong long-term results for our shareholders.

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

Thank you for your continued support of Regeneron. We look forward to our ongoing engagement with you, including at the 2022 Annual Meeting of Shareholders.

Sincerely,

P. Roy Vagelos,	Bonnie L. Bassler,	Michael S. Brown,
M.D.,	Ph.D.	M.D.
Chair of the Board

N. Anthony Coles,	Joseph L. Goldstein,	Christine A. Poon
M.D.	M.D.

Arthur F. Ryan	George L. Sing	Marc Tessier-Lavigne,
Ph.D.

Huda Y. Zoghbi, M.D.

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

REGENERON PHARMACEUTICALS, INC.

777 Old Saw Mill River Road

Tarrytown, New York 10591-6707

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2022 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the “Company”) will be held on Friday, June 10, 2022, commencing at 10:30 a.m., Eastern Time, virtually via the Internet at www.virtualshareholdermeeting.com/REGN2022, for the following purposes:

1	to elect four Class I directors for a three-year term;
2	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
3	to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in these proxy materials (say-on-pay); and
4	to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

The board of directors has fixed the close of business on April 12, 2022 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to use the “Notice and Access” method of providing our proxy materials over the Internet. Accordingly, we will mail, beginning on or about April 21, 2022, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date (other than (i) those who previously elected to receive proxy materials by e-mail, (ii) those who have previously asked to receive paper copies of the proxy materials, and (iii) shareholders who participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan or the Regeneron Ireland Share Participation Plan). As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or electronic copy of the proxy statement, our 2021 annual report, and/or a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.

We have opted to hold the Annual Meeting as a virtual-only meeting, which means that you will not be able to attend the Annual Meeting in person. All shareholders will be able to attend the Annual Meeting and participate electronically, which will allow them to vote their shares on the date of the Annual Meeting and ask questions during the meeting. Please visit our website at http://newsroom.regeneron.com for the most up-to-date information about the Annual Meeting. We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting.

As Authorized by the Board of Directors,

Joseph J. LaRosa

Executive Vice President, General Counsel and Secretary

April 21, 2022

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ i

TABLE OF CONTENTS (CONT.)

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES: See Appendix A for important information regarding forward-looking statements and financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles contained in this proxy statement.

NOTE REGARDING TRADEMARKS AND PRODUCT NAMES: “ARCALYST®,” “Evkeeza®,” “EYLEA®,” “Inmazeb®,” “Libtayo®” (in the United States), “Praluent®” (in the United States), “REGEN-COV®,” Regeneron®,” “Regeneron Genetics Center®,” Veloci-Bi®,” “VelociGene®,” “VelocImmune®,” “VelociSuite®,” and “ZALTRAP®” are trademarks of Regeneron Pharmaceuticals, Inc. (“Regeneron”). This proxy statement refers to products marketed or otherwise commercialized by Regeneron, its collaborators, and other parties. Consult the product label in each territory for specific information about such products.

ii /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

USERS’ GUIDE

PROXY DASHBOARD

GENERAL INFORMATION

Meeting Date:	Time:	Location:	Record Date:
June 10, 2022	10:30 A.M., ET	ONLINE AT	APRIL 12, 2022
www.virtualshareholdermeeting.com/REGN2022

MEETING AGENDA

	Matter	Board Vote Recommendation
1	Election of four Class I directors for a three-year term	FOR each director nominee

2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR
3	Advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in these proxy materials (say-on-pay)	FOR

See “General Information about the Meeting and Other Matters” starting on page 101 for questions and answers related to the annual meeting, how to vote, and other matters.

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 1

USERS’ GUIDE / PROXY HIGHLIGHTS

PROXY HIGHLIGHTS

BOARD RESPONSIVENESS IN 2021

In the last decade, we have actively and regularly engaged with our key shareholders to receive feedback on many important areas including governance, compensation, and corporate responsibility matters. Following the 2021 annual shareholder meeting, once again our board of directors and senior management team embarked on an extensive, in-depth engagement to gather insight into shareholder voting decisions at that meeting and to solicit feedback from key shareholders on compensation and governance matters. We reached out to shareholders collectively representing nearly 60% of the shares of the Company’s common stock, par value $0.001 per share (“common stock”), outstanding as of December 31, 2021 (excluding shares held by our directors and executive officers), which we refer to as “public shares.” This outreach resulted in one-on-one discussions with shareholders representing over 40% of our public shares. In addition, we engaged with the two largest proxy advisory firms.

We prioritized director participation in this outreach program, with the Chairs of our Compensation and Corporate Governance and Compliance Committees leading discussions comprising approximately 80% of the public shares engaged during our outreach as well as our discussions with the two largest proxy advisory firms. When appropriate, multiple meetings with the same shareholder were held in order to set an appropriate agenda and ensure complete and candid dialogue.

Our board has always viewed shareholder feedback as critical for its decision-making, and has taken several actions over the years that are aligned with the investor feedback received. The feedback we received in 2021 was again an important factor in board and committee discussions, which led to several actions as listed in the table below. For more information on other actions taken in response to shareholder feedback over the last five years, please see the subsection “Compensation-Related Matters–Compensation Discussion and Analysis–Compensation Processes–Shareholder Input and Outreach.”

2 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

USERS’ GUIDE / PROXY HIGHLIGHTS

Response to 2021 Shareholder Feedback

Feedback Themes	Specific Shareholder Feedback	Regeneron Board Response
Frequency of Say-On-Pay Advisory Votes	Investors expressed an overwhelming preference for an annual say-on-pay vote	The board has adopted an annual say-on-pay vote effective as of the 2022 Annual Meeting See “Compensation-Related Matters–Compensation Discussion and Analysis” for more information
Front-loaded Performance Restricted Stock Units (“PSUs”) to CEO and CSO	Some investors provided feedback on the front-loaded nature of the 2020 PSU awards to our President and Chief Executive Officer (“CEO”) and President and Chief Scientific Officer (“CSO”) and asked for confirmation of the board’s commitment to issue no equity grants to the CEO and CSO during the 5-year PSU performance period

In discussions with investors and in this proxy statement, the board has reaffirmed its commitment to grant no additional equity awards to the CEO and CSO during the 5-year PSU performance period (i.e., until December 2025)

See “Compensation Discussion and Analysis–Components of Executive Pay: What We Pay and Why We Pay It–Annual Equity Awards–Reaffirmed Commitment to Issue No CEO and CSO Equity Awards Before December 2025” for more information

Enhanced Disclosure of Board and Committee Governance and Related Processes	Investors expressed interest in learning more about the board’s views on a number of governance topics and requested enhanced disclosure surrounding board composition and refreshment, board structure and leadership, board oversight of pricing decisions/access to medicine, annual cash incentive determinations, and certain other corporate governance matters

In this proxy statement, we have expanded board and committee disclosures in relevant sections to address shareholder feedback

See table on page 4 for where you can find these expanded disclosures in this proxy statement

2021 BOARD ACTIONS EXPLAINED

Adopting Annual Say-on-Pay. The board considered various options in addressing the frequency of our say-on-pay votes and recognized the need to make a change in advance of the next say-on-pay frequency advisory vote, which will be required at the 2023 annual shareholder meeting. Ultimately, the board and the Compensation Committee determined that adopting annual say-on-pay effective as of the 2022 Annual Meeting would provide more regular shareholder input on compensation matters, was aligned with the overwhelming investor preference for an annual say-on-pay vote, and represented the most direct way the board could respond to shareholder feedback.

Reaffirmed Commitment to Issue No CEO/CSO Equity Awards Before December 2025. The board reaffirmed its commitment to grant no additional equity awards to our CEO and CSO until the end of fiscal year 2025. While this commitment was stated at the time of the grant, investors requested additional clarification and commitment that the 2020 PSU awards were in lieu of five years of annual equity grants (2020 through 2024).

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 3

USERS’ GUIDE / PROXY HIGHLIGHTS

Enhanced Disclosure. While the board believes it has maintained and continually refined robust governance practices and processes, shareholders requested, and the board acknowledged the need to provide, additional disclosure throughout this proxy statement to help investors better understand why such practices and processes were put in place and how they are utilized by the board in the fulfillment of its duties and responsibilities. Please refer to the table below to locate these enhanced disclosures within this proxy statement.

Topic		Section
	Board Structure and Leadership	• Board Structure, Page 22 • Board Leadership Structure–Separate Chair and CEO with Presiding Director, Page 25
	Board Composition and Refreshment	• Meet the Board, Page 6 • Director Refreshment Philosophy, Page 22
	Committee Functions and Responsibilities	• Board Committees, Page 20
	Board Oversight of Drug Pricing Decisions/Access to Medicine	• Board Oversight of Risk and Key Pricing Decisions, Page 25 • Corporate Responsibility, Page 36
	Board Responsiveness to Shareholder Feedback	• Shareholder Engagement Philosophy and Board Responsiveness, Page 27 • Shareholder Input and Outreach, Page 74
	Executive Compensation	• Reaffirmed Commitment to Issue No CEO and CSO Equity Awards Before December 2025, Page 71 • Annual Cash Incentives, Page 63

We remain committed to continued engagement with shareholders to understand your viewpoints and better convey the board’s approach to corporate governance with the goal of ensuring independent oversight of management’s execution of our business strategy and the continued creation of sustainable shareholder value.

4 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

From Left: N. Anthony Coles, M.D. / Arthur F. Ryan / Michael S. Brown, M.D. /
George L. Sing / Bonnie L. Bassler, Ph.D. / Leonard S. Schleifer, M.D., Ph.D. /
P. Roy Vagelos, M.D. / George D. Yancopoulos, M.D., Ph.D. / Christine A. Poon /
Joseph L. Goldstein, M.D. / Huda Y. Zoghbi, M.D. / Marc Tessier-Lavigne, Ph.D.

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 5

BOARD OF DIRECTORS

MEET THE BOARD

As the first substantive order of business at the 2022 Annual Meeting, you have an opportunity to vote on four members of our board of directors. This is the correct starting point not only because the board oversees Regeneron, but also because understanding the Regeneron board leads to a better understanding of the Company and its business model.

At Regeneron, we lead with science as we pursue our mission of repeatedly bringing important new medicines to patients living with serious diseases. Our business is built on investment in our deep scientific and technological capabilities, which drives our research, preclinical development, clinical, and manufacturing efforts.

The composition of our board is shaped by this business model and the recognition that our board members must have predominantly science-based backgrounds to effectively provide robust, independent oversight of management. The current makeup of our board reflects this principle: Seven of our 12 directors are members of the National Academy of Sciences, and our board includes two Nobel laureates and holders of many scientific awards. In addition, the board includes individuals with experience building shareholder value through all stages of corporate development. Various members also bring substantial governance, financial, policy, and management expertise gained from their professional backgrounds and their service on other boards.

The board’s composition also reflects our commitment to ensure diversity of thought, experience, attributes, and background, as demonstrated by the fact that three of our board’s current 12 members are women and four members are racially or ethnically diverse. While we have always strived to maintain gender and racial/ethnic diversity on the board, our continued commitment to diverse representation is demonstrated by the fact that each of the directors who has joined the board since 2016 is diverse by gender and/or race or ethnicity.

Gender and Racial/Ethnic Diversity

6 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS / MEET THE BOARD

Director Skills Matrix

The board and the Corporate Governance and Compliance Committee seek to ensure that our directors as a group possesses the mix of skills and experiences to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The board and the Committee also consider succession planning for board and committee chairs for purposes of continuity and to maintain relevant expertise and depth of experience.

The table below summarizes key qualifications, skills, or attributes most relevant to the decision to nominate the director to serve on the board of directors. A mark indicates a specific area of focus or expertise on which the board of directors relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Each director biography below describes these qualifications and relevant experience in more detail. We believe the table below demonstrates the breadth and diversity of the collective experience, expertise, and skills of our board of directors.

Experience, Expertise, or Attribute	Bonnie L. Bassler, Ph.D.	Michael S. Brown, M.D.	N. Anthony Coles, M.D.	Joseph L. Goldstein, M.D.	Christine A. Poon	Arthur F. Ryan	Leonard S. Schleifer, M.D., Ph.D.	George L. Sing	Marc Tessier- Lavigne, Ph.D.	P. Roy Vagelos, M.D.	George D. Yancopoulos, M.D., Ph.D.	Huda Y. Zoghbi, M.D.
Industry Experience	●	●	●	●	●	●	●	●	●	●	●
Executive/Leadership Experience	●	●	●	●	●	●	●	●	●	●	●	●
Science/Biotech Background	●	●	●	●	●		●	●	●	●	●	●
Research/Academic Experience	●	●	●	●	●		●		●	●	●	●
Business Strategy/Operations Experience			●		●	●	●	●	●	●	●
Financial Expertise			●		●	●	●	●		●
Public Company CEO Experience			●			●	●			●
National Academy of Sciences Membership	●	●		●					●	●	●	●
Diverse by Gender	●				●							●
Diverse by Race/Ethnicity			●		●			●				●

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BOARD OF DIRECTORS / MEET THE BOARD

NOMINEES FOR CLASS I DIRECTORS FOR ELECTION AT THE 2022 ANNUAL MEETING FOR A TERM EXPIRING AT THE 2025 ANNUAL MEETING1

BONNIE L. BASSLER, PH.D.

Director since: 2016
Age: 59
Independent

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Corporate Governance and Compliance Committee:	5/5
Technology Committee:	2/2

Regeneron Securities Beneficially Owned as of April 12, 2022
Common Stock:	0
Options:	24,226
Restricted Stock Units (“RSUs”):	974
Career Highlights

•	Chair of the Department of Molecular Biology since 2013 and Squibb Professor in Molecular Biology since 2003 at Princeton University
•	Howard Hughes Medical Institute Investigator
•	Former President of the American Society for Microbiology
•	Former member of the board of the American Association for the Advancement of Science, the National Science Foundation, and the American Academy of Microbiology
•	MacArthur Foundation Fellowship
•	Lounsbery Award
•	Shaw Prize for Life Science and Medicine
•	Gruber Prize in Genetics
•	Wolf Prize in Chemistry

Scientific Society Memberships
•	The National Academy of Sciences
•	The National Academy of Medicine
•	The American Academy of Arts and Sciences
•	The Royal Society of London
•	The American Philosophical Society

Other Public Boards
•	Kaleido Biosciences, Inc.
•	Cidara Therapeutics, Inc.
•	Royalty Pharma plc

Dr. Bassler’s extensive research experience and her scientific and academic career and accomplishments, as well as her experience as a corporate director, led to the board’s decision to nominate Dr. Bassler for reelection to the board.

1	Biographical information is given, as of April 12, 2022, for each nominee and for each of the other directors whose term of office will continue after the 2022 Annual Meeting. All nominees are presently directors and were previously elected by the shareholders. None of the corporations or other organizations referred to below with which a director has been or is currently employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

8 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS / MEET THE BOARD

MICHAEL S. BROWN, M.D.

Director since: 1991
Age: 80
Independent

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Corporate Governance and Compliance Committee:	5/5
Technology Committee (Chair):	2/2

Regeneron Securities Beneficially Owned as of April 12, 2022
Common Stock:	12,662
Options:	16,428
RSUs:	974
Career Highlights
•	Distinguished Chair in Biomedical Sciences since 1989 and Regental Professor of Molecular Genetics and Internal Medicine and Director of the Jonsson Center for Molecular Genetics since 1985 at The University of Texas Southwestern Medical Center at Dallas
•	Nobel Prize for Physiology or Medicine in 1985 (jointly with Dr. Goldstein)
•	U.S. National Medal of Science in 1988 (jointly with Dr. Goldstein)

Scientific Society Memberships
•	The National Academy of Sciences
•	The National Academy of Medicine
•	The Royal Society of London

Dr. Brown’s distinguished scientific and academic background, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his significant industry experience gained through his service on the board of directors of the Company and of a leading pharmaceutical company, led to the board’s decision to nominate Dr. Brown for reelection to the board.

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BOARD OF DIRECTORS / MEET THE BOARD

LEONARD S. SCHLEIFER, M.D., PH.D.

Director since: 1988
Age: 69

Board and Committee Membership–2021 Attendance
Board of Directors:	8/9
Technology Committee:	2/2

Regeneron Securities Beneficially Owned as of April 12, 2022
Class A Stock:	1,726,565
Common Stock:	683,074
Options:	799,616
Career Highlights
•	Founded the Company in 1988; built and managed the Company over the past 34 years together with Regeneron’s founding scientist, Dr. Yancopoulos
•	Director, President, and Chief Executive Officer of the Company since its inception
•	Former Chair of the Board of the Company from 1990 through 1994
•	Licensed physician certified in Neurology by the American Board of Psychiatry and Neurology

Dr. Schleifer’s significant industry and leadership experience, as well as his incomparable knowledge of the Company and an in-depth understanding of the complex research, drug development, and business issues facing companies in the biopharmaceutical sector, led to the board’s decision to nominate Dr. Schleifer for reelection to the board.

10 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS / MEET THE BOARD

GEORGE D. YANCOPOULOS, M.D., PH.D.

Director since: 2001
Age: 62

Board and Committee Membership–2021 Attendance
Board of Directors:	7/9
Technology Committee:	2/2

Regeneron Securities Beneficially Owned as of April 12, 2022
Class A Stock:	42,750
Common Stock:	1,239,194
Options:	743,227
Career Highlights
•	Founding scientist of the Company; built and managed the Company since 1989 together with Dr. Schleifer
•	President and Chief Scientific Officer of the Company
•	Director of the Company since 2001
•	11th most highly cited scientist in the world in the 1990s
•	Principal inventor and/or developer, together with key members of his team, of the nine FDA-approved drugs the Company has developed, EYLEA® (aflibercept) Injection, Praluent® (alirocumab), Dupixent® (dupilumab), Kevzara® (sarilumab), Libtayo® (cemiplimab), Evkeeza® (evinacumab-dgnb), Inmazeb® (atoltivimab, maftivimab and odesivimab-ebgn), ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion, and ARCALYST® (rilonacept) Injection for Subcutaneous Use, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®

Scientific Society Memberships
•	The National Academy of Sciences

Dr. Yancopoulos’s significant industry and scientific experience and distinguished record of scientific expertise, as well as his extensive knowledge of the Company and an in-depth knowledge of the Company’s technologies and research and development programs, led to the board’s decision to nominate Dr. Yancopoulos for reelection to the board.

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BOARD OF DIRECTORS / MEET THE BOARD

CLASS II DIRECTORS CONTINUING IN OFFICE
TERM EXPIRES AT THE 2023 ANNUAL MEETING

JOSEPH L. GOLDSTEIN, M.D.

Director since: 1991
Age: 81
Independent

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Corporate Governance and Compliance Committee:	5/5
Technology Committee:	2/2

Regeneron Securities Beneficially Owned as of April 12, 2022
Common Stock:	5,000
Options:	4,785
RSUs:	974
Career Highlights

•	Professor of Molecular Genetics and Internal Medicine and Chair of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas since 1977
•	Member of the boards of trustees of The Rockefeller University and the Howard Hughes Medical Institute
•	Nobel Prize for Physiology or Medicine in 1985 (jointly with Dr. Brown)
•	U.S. National Medal of Science in 1988 (jointly with Dr. Brown)

Scientific Society Memberships
•	The National Academy of Sciences
•	The National Academy of Medicine
•	The Royal Society of London

Dr. Goldstein’s extensive research experience, his distinguished scientific and academic credentials, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his substantial understanding of the Company gained through his service as a director, led the board to conclude that Dr. Goldstein should serve as a director.

12 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS / MEET THE BOARD

CHRISTINE A. POON

Director since: 2010
Age: 69
Independent

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Compensation Committee (Chair):	15/15
Corporate Governance and Compliance Committee:	5/5

Regeneron Securities Beneficially Owned as of April 12, 2022
Common Stock:	790
Options:	75,529
RSUs:	974
Career Highlights
•	Former Executive-in-Residence in the Department of Management and Human Resources and former Dean and John W. Berry, Sr. Chair in Business at The Max M. Fisher College of Business at The Ohio State University
•	Former vice chair, worldwide chair of pharmaceuticals, member of the executive committee, and director at Johnson & Johnson
•	Held senior leadership positions at Bristol-Myers Squibb Company, including president of international medicines and president of medical devices
•	Former member of the Supervisory Board of Royal Philips Electronics and the board of directors of Decibel Therapeutics, Inc.

Other Public Boards
•	Prudential Financial, Inc.
•	The Sherwin-Williams Company

Ms. Poon’s extensive expertise in domestic and international business operations, including sales and marketing and commercial operations, and her deep strategic and operational knowledge of the pharmaceutical industry, led the board to conclude that Ms. Poon should serve as a director.

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BOARD OF DIRECTORS / MEET THE BOARD

P. ROY VAGELOS, M.D.

Director since: 1995
Age: 92

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Technology Committee:	2/2

Regeneron Securities Beneficially Owned as of April 12, 2022
Common Stock:	592,313
Options:	529,409
Career Highlights
•	Former President, Chief Executive Officer, and Chair of the Board of Merck & Co., Inc.
•	Chair of the board of directors since 1995

Scientific Society Memberships
•	The National Academy of Sciences
•	The National Academy of Medicine
•	The American Philosophical Society

Dr. Vagelos’s tenure and experience with the Company and Merck, his extensive knowledge of the pharmaceutical industry, his substantial leadership experience, and his significant understanding of the Company and the complex business, operational, scientific, regulatory, and commercial issues facing the pharmaceutical industry led the board to conclude that Dr. Vagelos should serve as a director.

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BOARD OF DIRECTORS / MEET THE BOARD

HUDA Y. ZOGHBI, M.D.

Director since: 2016
Age: 67
Independent

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Compensation Committee:	15/15
Technology Committee:	2/2

Regeneron Securities Beneficially Owned as of April 12, 2022
Common Stock:	0
Options:	24,924
RSUs:	974
Career Highlights
•	Professor in the departments of Pediatrics, Molecular and Human Genetics, and Neurology and Neuroscience at Baylor College of Medicine since 1994
•	Director of the Jan and Dan Duncan Neurological Research Institute at Texas Children’s Hospital
•	Howard Hughes Medical Institute Investigator
•	Pearl Meister Greengard Prize
•	March of Dimes Prize in Developmental Biology
•	Vanderbilt Prize in Biomedical Science

Scientific Society Memberships
•	The National Academy of Sciences
•	The Institute of Medicine
•	The American Association for the Advancement of Science

Dr. Zoghbi’s extensive research experience and her scientific and academic career and accomplishments led the board to conclude that Dr. Zoghbi should serve as a director.

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BOARD OF DIRECTORS / MEET THE BOARD

CLASS III DIRECTORS CONTINUING IN OFFICE
TERM EXPIRES AT THE 2024 ANNUAL MEETING

N. ANTHONY COLES, M.D.

Director since: 2017
Age: 61
Independent

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Audit Committee:	9/10

Regeneron Common Stock Beneficially Owned as of April 12, 2022
Common Stock:	11
Options:	12,930
RSUs:	974
Career Highlights
•	President and Chief Executive Officer since 2019 and Chair since 2018 of Cerevel Therapeutics Holdings, Inc., the parent entity of Cerevel Therapeutics, Inc.
•	Chair and CEO of TRATE Enterprises LLC, a privately-held company, since 2013
•	Former Chief Executive Officer and current Chair of the Board of Yumanity Therapeutics, Inc.
•	Former President, Chief Executive Officer and Chair of the Board of Onyx Pharmaceuticals, Inc.
•	Former President, Chief Executive Officer, and member of the board of directors of NPS Pharmaceuticals, Inc.
•	Previously held various leadership positions in the biopharmaceutical and pharmaceutical industries, including at Merck & Co., Inc., Bristol-Myers Squibb Company, and Vertex Pharmaceuticals Incorporated
•	Former director of Laboratory Corporation of America Holdings, Campus Crest Communities, Inc., CRISPR Therapeutics AG, and McKesson Corporation

Other Public Boards
•	Cerevel Therapeutics Holdings, Inc.
•	Yumanity Therapeutics, Inc.

Dr. Coles’s experience as a seasoned executive and corporate director with extensive knowledge of highly regulated biopharmaceutical and pharmaceutical companies, as well as his in-depth knowledge and understanding of the regulatory environment in which Regeneron operates, led the board to conclude that Dr. Coles should serve as a director.

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BOARD OF DIRECTORS / MEET THE BOARD

ARTHUR F. RYAN

Director since: 2003
Age: 79
Independent

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Audit Committee:	9/10
Corporate Governance and Compliance Committee (Chair):	5/5

Regeneron Securities Beneficially Owned as of April 12, 2022
Common Stock:	21,200
Options:	11,625
RSUs:	974
Career Highlights
•	Former Chief Executive Officer and Chair of the Board of Prudential Financial, Inc.
•	President and Chief Operating Officer of Chase Manhattan Bank from 1990 to 1994
•	Managed Chase’s worldwide retail bank between 1984 and 1990
•	Non-executive director of the Royal Bank of Scotland Group plc from 2008 to 2013
•	Director of Citizens Financial Group, Inc. from 2009 to 2019

Mr. Ryan’s substantial leadership experience as a chief executive officer of leading companies in the banking and insurance industries, and his extensive business experience and financial expertise, led the board to conclude that Mr. Ryan should serve as a director.

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BOARD OF DIRECTORS / MEET THE BOARD

GEORGE L. SING

Director since: 1988
Age: 72
Independent

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Audit Committee (Chair):	10/10
Compensation Committee:	15/15

Regeneron Securities Beneficially Owned as of April 12, 2022
Common Stock:	27,117
Options:	48,249
RSUs:	974
Career Highlights
•	Chief Executive Officer of GanD, Inc. since 2016
•	Chair of Grace Science, LLC since 2017
•	Extensive venture capital and leadership experience in the biotechnology sector

Mr. Sing’s extensive healthcare and financial expertise as a healthcare venture capital investor and biomedical company chief executive officer, his executive leadership experience, and his substantial knowledge of the Company led the board to conclude that Mr. Sing should serve as a director.

18 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

BOARD OF DIRECTORS / MEET THE BOARD

MARC TESSIER-LAVIGNE, PH.D.

Director since: 2011
Age: 62
Independent

Board and Committee Membership–2021 Attendance
Board of Directors:	9/9
Technology Committee:	2/2

Regeneron Securities Beneficially Owned as of April 12, 2022
Common Stock:	1,187
Options:	24,835
RSUs:	974
Career Highlights
•	President of Stanford University since 2016
•	President of The Rockefeller University and Carson Family Professor and head of the Laboratory of Brain Development at The Rockefeller University from 2011 to 2016
•	Executive Vice President and Chief Scientific Officer at Genentech, Inc. from 2003 to 2011
•	Professor at Stanford University from 2001 to 2003 and at the University of California, San Francisco from 1991 to 2001
•	Former member of the board of directors of Pfizer Inc., Agios Pharmaceuticals, Inc., and Juno Therapeutics, Inc.

Scientific Society Memberships
•	The National Academy of Sciences
•	The National Academy of Medicine
•	The Royal Society of London
•	The Royal Society of Canada

Other Public Boards
•	Denali Therapeutics Inc.

Dr. Tessier-Lavigne’s distinguished scientific and academic background, and his significant industry experience, including experience in senior scientific leadership roles at a leading biopharmaceutical company, led the board to conclude that Dr. Tessier-Lavigne should serve as a director.

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BOARD COMMITTEES

The board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Compliance Committee, each of which is comprised entirely of independent directors. The Corporate Governance and Compliance Committee is responsible for reviewing and recommending for the board’s selection candidates to serve on our board of directors and for overseeing all aspects of the Company’s compliance program other than financial compliance. The board also has a standing Technology Committee, which provides direct oversight of our research and clinical development programs, plans, and policies. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance and Compliance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

We show below information on the membership, key functions, and number of meetings of each board committee during 2021.

AUDIT COMMITTEE
Members George L. Sing, Chair N. Anthony Coles, M.D. Arthur F. Ryan Number of Meetings Held in 2021 10

Key Functions

•   Select the independent registered public accounting firm, review and approve its engagement letter, and monitor its independence and performance.

•   Review the overall scope and plans for the annual audit by the independent registered public accounting firm.

•   Approve performance of non-audit services by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm.

•   Review and approve the Company’s periodic financial statements and the results of the year-end audit.

•   Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

•   Evaluate the internal audit process for establishing the annual audit plan; review and approve the appointment and replacement of the Company’s Chief Audit Executive, if applicable, and any outside entities providing internal audit services and evaluate their performance on an annual basis.

•   Review the independent registered public accounting firm’s recommendations concerning the Company’s financial practices and procedures.

•   Oversee the Company’s risk management program.

•   Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•   Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•   Review and approve any related person transaction.

•   Prepare an annual report of the Audit Committee for inclusion in the Company’s proxy statement.

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BOARD OF DIRECTORS / BOARD COMMITTEES

COMPENSATION COMMITTEE
Members Christine A. Poon, Chair George L. Sing Huda Y. Zoghbi, M.D. Number of Meetings Held in 2021 15

Key Functions

•   Evaluate the performance of the Chief Executive Officer and other executive officers of the Company.

•   Recommend compensation for the Chief Executive Officer for approval by the non-employee members of the board of directors.

•   Approve compensation for other executive officers.

•   Approve the total compensation budget for all Company employees.

•   Oversee the Company’s compensation and benefit philosophy and programs generally.

•   Oversee the Company’s strategies and policies related to human capital management, including with respect to workplace environment and culture; talent recruitment, development, and retention; and employee engagement.*

•   Review and approve annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer and the goals and objectives of the Company’s executive compensation programs.

•   Review and approve the Compensation Discussion and Analysis to be included in the Company’s proxy statement.

•   Prepare an annual report of the Compensation Committee for inclusion in the Company’s proxy statement.

CORPORATE GOVERNANCE AND COMPLIANCE COMMITTEE
Members Arthur F. Ryan, Chair Bonnie L. Bassler, Ph.D. Michael S. Brown, M.D. Joseph L. Goldstein, M.D. Christine A. Poon Number of Meetings Held in 2021 5

Key Functions

•   Identify qualified individuals to become members of the board and recommend such candidates to the board.

•   Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board.

•   Review, and make recommendations to the board regarding, non-employee director compensation.

•   Make recommendations to the board regarding corporate governance matters and practices.

•   Oversee all aspects of the Company’s comprehensive compliance program other than financial compliance.

•   Oversee the Company’s key corporate responsibility initiatives and conduct a periodic review of environmental, social, and governance (“ESG”) matters.

TECHNOLOGY COMMITTEE

Members

Michael S. Brown, M.D., Chair

Bonnie L. Bassler, Ph.D.

Joseph L. Goldstein, M.D.

Marc Tessier-Lavigne, Ph.D.

P. Roy Vagelos, M.D.

Huda Y. Zoghbi, M.D.

Leonard S. Schleifer, M.D., Ph.D.**

George D. Yancopoulos, M.D., Ph.D.**

Number of Meetings Held in 2021

2

Key Functions

•   Oversee, review, and evaluate the Company’s research and clinical development programs, plans, and policies.

•   Identify and discuss emerging scientific and technology issues and trends, including their impact on Regeneron’s research and development programs, plans, or policies.

•   Identify and assess new leaders within research & development and global development organizations.

*	The full board retains oversight of the Company’s strategies and policies related to diversity, equity, and inclusion. See the subsection “The Company—Corporate Governance—Corporate Responsibility” for more information.
**	Ex Officio Member.

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BOARD GOVERNANCE

BOARD STRUCTURE

Board Classes

Pursuant to the Company’s Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently four members in each of Class I, Class II, and Class III. The respective terms of the directors expire (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal) as follows:

•	The terms of the Class I Directors expire at the 2022 Annual Meeting;

•	The terms of the Class II Directors expire at the 2023 Annual Meeting; and

•	The terms of the Class III Directors expire at the 2024 Annual Meeting.

Rationale for Board Structure

Regeneron continues to operate with the long-term outlook required to turn rigorous scientific research into important new medicines. To deliver on this mission, we manage our business for the long term and pursue our core strategy of creating and advancing a high-quality, internally developed product pipeline. We believe that the classified board structure aligns with this long-term orientation and has enabled the board to provide appropriate and expert oversight of management over the course of the development cycle of our products, which we believe ultimately drives the creation of sustainable shareholder value. Furthermore, we believe three-year terms enhance the independence of our non-employee directors by providing continuity of service and protecting them against potential pressures from special interest groups or others who might have an agenda contrary to the long-term interests of shareholders.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

Board Meetings

The board held 9 meetings in 2021, of which five were regular and four were special meetings. The Regeneron Board of Directors Corporate Governance Guidelines provide that directors are expected to attend all or substantially all meetings of the board and the committees on which they serve. All directors attended at least 75% of the total number of meetings of the board and committees of the board on which they served.

Annual Shareholder Meetings

According to the Regeneron Board of Directors Corporate Governance Guidelines, board members are expected to attend the Company’s Annual Meeting of Shareholders. All of the directors attended our 2021 Annual Meeting of Shareholders.

DIRECTOR REFRESHMENT PHILOSOPHY

The Corporate Governance and Compliance Committee is responsible for ensuring that our board is comprised of highly qualified directors with diverse skillsets and backgrounds who will serve as stewards of investor capital and drive the Company’s scientific focus to ensure the continued creation of long-term shareholder value. The Committee seeks to ensure that our board as a whole possesses the mix of skills and experiences to provide effective oversight and guidance to management to execute on the Company’s long-term strategy.

As part of its analysis to ensure the appropriate composition of the board, the Committee at least annually evaluates director performance. This analysis includes an assessment of the board members’ contributions, their continued activity in and knowledge of the healthcare industry, and ultimately whether they are effective in challenging and

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BOARD OF DIRECTORS / BOARD GOVERNANCE

providing independent oversight of management. In addition to ensuring adequate scientific expertise on the board, the Committee also assesses the continued relevance of the directors’ expertise and skills to the Company’s long-term strategy and goals. The Committee further evaluates the extent to which the directors continue to remain independent of management, with its evaluation focusing not only on applicable listing standards of the Nasdaq Stock Market LLC but also on whether the directors have a material link to the Company and management other than their board seat.

The Committee believes it is desirable to maintain a mix of longer-tenured, experienced directors who have developed enhanced knowledge and understanding of, and valuable insight into, the Company and its operations and newer directors with fresh perspectives. As a result, we do not impose director tenure limits or a mandatory retirement age. The Committee has considered the perspectives of some shareholders regarding longer-tenured directors but believes that longer-serving directors with experience and institutional knowledge bring critical skills to the boardroom. In particular, the Committee believes that continuity on the board allows for longer-tenured directors to make meaningful contributions and provide effective oversight of management during the complete drug discovery and development cycle. Accordingly, while director tenure is taken into consideration when evaluating the board’s composition, the Committee believes that imposing arbitrary limits on director tenure would deprive the board of the valuable contributions of its most experienced members.

To ensure a robust approach to director suitability, evaluation, and refreshment, the Committee has adopted refreshment mechanisms that include the following:

•	A formal annual board and committee self-evaluation, as discussed further below;

•	A requirement to offer resignation upon material change in principal employment; and

•	A policy that limits director service to no more than four public boards (including Regeneron) and requires notification prior to appointment to another public or for-profit company board.

PROCEDURES RELATING TO NOMINEES; BOARD SUCCESSION PLANNING

The Corporate Governance and Compliance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record if the shareholder submits the recommendation in compliance with the requirements of our Guidelines Regarding Director Nominations, which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

In considering potential candidates for the board of directors, the Corporate Governance and Compliance Committee considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business judgment; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; (7) possesses a diverse background and experience, including with respect to race, age, and gender; and (8) such other factors as the Corporate Governance and Compliance Committee may determine from time to time.

Candidates for director are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company, and the long-term interests of shareholders. In conducting the assessment, the Committee considers the individual’s independence, experience, skills, background, and diversity, including with respect to race, age, and gender, along with such other factors as it deems appropriate, given the current needs of the board and the Company to maintain a balance of knowledge, experience, and capabilities. When recommending a slate of director nominees each year, the Corporate Governance and Compliance Committee reviews the current composition of the board of directors in order to recommend a slate of directors who, with the continuing directors, will provide the board with the requisite diversity of skills, expertise, experience, and viewpoints necessary to effectively fulfill its duties and responsibilities.

In the case of an incumbent director whose term of office is set to expire, the Corporate Governance and Compliance Committee reviews such director’s overall service to the Company during the director’s term and also considers the director’s interest in continuing as a member of the board. In the case of a new director candidate, the Corporate Governance and Compliance Committee also reviews whether the nominee is “independent,” based on our Corporate Governance Guidelines, applicable listing standards of the Nasdaq Stock Market LLC, and applicable SEC and other relevant rules and regulations, if necessary.

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BOARD OF DIRECTORS / BOARD GOVERNANCE

The Corporate Governance and Compliance Committee may employ a variety of methods for identifying and evaluating nominees for the board of directors. In addition, the Corporate Governance and Compliance Committee may consider candidates recommended by other directors, management, search firms, shareholders, or other sources. When conducting searches for new directors, the Corporate Governance and Compliance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm will affirmatively be instructed to seek to include diverse candidates. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third-party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance and Compliance Committee. The Committee also considers succession planning for board and committee chairs for purposes of continuity and to maintain relevant expertise and depth of experience.

BOARD AND COMMITTEE SELF-ASSESSMENTS

On an annual basis, the board of directors, the Audit Committee, the Compensation Committee, and the Corporate

Governance and Compliance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As the first step in the self-assessment process, directors complete a comprehensive questionnaire, which asks them to consider various topics related to board and committee composition, structure, effectiveness, and responsibilities, as well as satisfaction with the schedule, materials, and discussion topics. Each committee, as well as the board as a whole, then reviews and assesses the responses and presents its findings and recommendations to the board of directors. The results of the assessments are then discussed by the board of directors and the respective committees in executive session, with a view toward taking action to address any issues presented. Results requiring additional consideration are addressed at subsequent board and committee meetings, where appropriate.

Annual Self-Assessment Process

While this formal self-assessment is conducted on an annual basis, directors share perspectives, feedback, and suggestions year round, both inside and outside the boardroom.

SHAREHOLDER RIGHT TO CALL SPECIAL SHAREHOLDER MEETING

Regeneron’s charter documents give shareholders the right to call a special shareholder meeting upon the written request of at least 25% of the total number of votes entitled to be cast by shareholders.

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BOARD OF DIRECTORS / BOARD GOVERNANCE

DIRECTOR INDEPENDENCE

The board of directors has determined that each of the following currently serving directors is independent as defined in the listing standards of The Nasdaq Stock Market LLC and our Corporate Governance Guidelines: Bonnie L. Bassler, Ph.D., Michael S. Brown, M.D., N. Anthony Coles, M.D., Joseph L. Goldstein, M.D., Christine A. Poon, Arthur F. Ryan, George L. Sing, Marc Tessier-Lavigne, Ph.D., and Huda Y. Zoghbi, M.D. These individuals are affiliated with numerous educational institutions, hospitals, charities, and corporations, as well as civic organizations and professional associations. The board of directors considered each of these relationships and determined that none of these relationships conflicted with the interests of the Company or would impair their independence or judgment. In accordance with our Corporate Governance Guidelines, the board conducts executive sessions of independent directors presided by the Chair of the Corporate Governance and Compliance Committee following each regularly scheduled board meeting, as discussed further below.

The board of directors has determined that each of the current members of the Audit Committee, Messrs. Ryan and Sing and Dr. Coles, qualifies as an “audit committee financial expert” as that term is defined by SEC rules, and is independent as defined for audit committee members in the listing standards of The Nasdaq Stock Market LLC and SEC rules.

In addition, the board of directors has determined that each of the current members of the Compensation Committee, Ms. Poon, Mr. Sing, and Dr. Zoghbi, meets the additional independence criteria applicable to compensation committee members under the listing standards of The Nasdaq Stock Market LLC and qualifies as a “Non-Employee Director” pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

BOARD LEADERSHIP STRUCTURE–SEPARATE CHAIR AND CEO WITH PRESIDING DIRECTOR

The board of directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for the board so as to provide effective oversight of management. Since 1995, the board has separated the roles of the Chief Executive Officer and the Chair of the Board, with Dr. Vagelos serving as Chair and Dr. Schleifer serving as President and Chief Executive Officer. The board has determined that this leadership structure is appropriate for the Company at this time. This determination was based in part on Dr. Vagelos’s extensive leadership experience, business acumen, and deep understanding of the healthcare industry, as well as the fact that in the board’s view Dr. Vagelos is able to directly challenge senior management on both scientific and business matters. The perspectives gained from his extensive industry experience make Dr. Vagelos an invaluable resource to both the board and the management team and also allow him to effectively serve as a sounding board for the other directors.

Based on the way in which he executes his role as Chair, the board considers Dr. Vagelos to be an impartial director. However, given that Dr. Vagelos does not meet the independence requirements set forth in the listing standards of the Nasdaq Stock Market LLC, and to enable even more robust independent oversight, Mr. Ryan, independent director and Chair of the Corporate Governance and Compliance Committee, serves as Presiding Director and chairs all executive sessions of independent directors. The board believes that this governance arrangement bolsters the board’s leadership structure and independent oversight of management.

BOARD OVERSIGHT OF RISK AND KEY PRICING DECISIONS

The board executes its oversight responsibility for risk management directly and through its committees, as follows:

•	The Audit Committee oversees the Company’s risk management program. The risk management program focuses on the most significant risks the Company faces. The Company’s Chief Audit Executive, who reports independently to the Committee, facilitates the risk management program. Audit Committee meetings include discussions of specific risk areas throughout the year, including, among others, those relating to cybersecurity, and reports from the Chief Audit Executive on the Company’s enterprise risk profile on an annual basis.

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BOARD OF DIRECTORS / BOARD GOVERNANCE

•	The Compensation, Corporate Governance and Compliance, and Technology Committees oversee risks associated with their respective areas of responsibility.

•	As part of its overall review of the Company’s compensation policies and practices, the Compensation Committee generally considers the risks associated with these policies and practices while designing performance incentives that align executives’ interests with those of long-term shareholders. At least annually the Compensation Committee reviews and considers a compensation program risk assessment performed by its independent compensation consultant.

•	The Corporate Governance and Compliance Committee oversees all aspects of the Company’s comprehensive compliance program other than financial compliance and considers legal and regulatory compliance risks, including corporate responsibility initiatives that are expected to have a significant impact on the Company’s ability to deliver sustained growth.

•	The Technology Committee considers risks associated with our research and development programs.

•	The board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairs to the full board at regular board meetings. The board considers specific risk topics, including risks associated with our strategic plan, drug access and pricing (discussed further below), our finances, and our development activities. In addition, the board receives detailed regular reports from members of our senior management that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the board is routinely informed by the appropriate members of senior management of developments internal and external to the Company that could affect our risk profile.

The board is closely involved in and provides oversight of all key pricing determinations for our products, which we endeavor to make in a thoughtful and well-informed manner with fairness and affordability in mind. We believe we have the appropriate governance mechanisms and internal processes in place to ensure that pricing decisions are thoroughly and appropriately vetted prior to implementation and are made in line with our values and commitments. This includes routine presentations to our board of directors on drug pricing strategies, practices, and trends. See “The Company–Corporate Governance–Corporate Responsibility” for more information.

EXECUTIVE COMPENSATION PROCESSES AND PROCEDURES; ROLE OF COMPENSATION CONSULTANTS

The Compensation Committee is responsible for overseeing the Company’s general compensation objectives and programs. We describe below under “Compensation-Related Matters—Compensation Discussion and Analysis—Compensation Processes” the role of the Compensation Committee, as well as the role of our executive officers, in decisions regarding executive compensation (particularly with respect to our Named Executive Officers (as defined below under “Compensation-Related Matters—Compensation Discussion and Analysis”)).

The Compensation Committee has the sole authority to retain its own third-party compensation consultants, and has utilized the services of Pay Governance LLC since September 2021. In addition, prior to engaging Pay Governance LLC as its new compensation consultant, the Compensation Committee utilized the services of Frederic W. Cook & Co., Inc. (“Frederic W. Cook & Co.”) in the earlier part of 2021. Advice and recommendations provided by Pay Governance LLC in 2021 related to both executive compensation (discussed in the section “Compensation-Related Matters” below) and director compensation matters (discussed in the subsection “Compensation of Directors” below). As discussed further below, the Corporate Governance and Compliance Committee has adopted a policy requiring the annual review of non-employee director compensation by an independent compensation consultant and separately engaged Pay Governance LLC for that purpose in 2021.

Management also retains another compensation consultant for its own use. In 2021, management used the services of Radford, a compensation consultant focused on the technology and life sciences sectors. Radford provided various consulting services to us, including analyzing the competitiveness of specific compensation programs; preparing surveys of competitive pay practices; and assisting management in the development and analysis of executive compensation recommendations. Reports prepared by Radford that relate to executive compensation may also be shared with the Compensation Committee, the full board, or another committee of the board.

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BOARD OF DIRECTORS / BOARD GOVERNANCE

SHAREHOLDER ENGAGEMENT PHILOSOPHY AND BOARD RESPONSIVENESS

Our board of directors has always viewed shareholder feedback as critical for its decision-making and has taken several actions after careful consideration of the feedback received. In the past several years, the board and management have conducted regular and extensive outreach. Annually, we seek to engage in direct one-on-one discussions with shareholders collectively representing in excess of 50% of the shares of common stock outstanding (excluding shares held by our directors and executive officers), which we refer to as “public shares,” We encourage director participation in our outreach, and the Chairs of our Compensation and Corporate Governance and Compliance Committees have led many of these discussions. We also routinely engage with our shareholders through regular investor-relations channels, industry and corporate governance conferences, and informal exchanges in other settings.

Regeneron’s Longstanding Commitment to Shareholder Engagement

Our active outreach program solicits and gathers feedback on a broad range of matters, including but not limited to board structure and composition, executive compensation, shareholder rights, and corporate responsibility and other ESG topics. The feedback received is a key input in board and relevant committee discussions, and has consistently been a significant driver of actions taken over the last several years. We are proud of our track record of taking actions in response to shareholder input in 2021 and prior years, as described in the section “Compensation Related Matters–Compensation Discussion and Analysis–Compensation Processes–Shareholder Input and Outreach.”

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COMPENSATION OF DIRECTORS

OVERVIEW

The general philosophy we have applied to compensation of our non-employee directors and the Chair of the Board is similar to the executive compensation philosophy outlined in the “Compensation-Related Matters” section of this proxy statement. This philosophy, including its emphasis on equity compensation, is consistent with the Company’s long-term business orientation and has helped ensure alignment of directors’ interests with those of Regeneron shareholders.

Non-employee director compensation matters are subject to annual review. The Corporate Governance and Compliance Committee makes recommendations to the board of directors regarding, and the board of directors determines, the compensation of non-employee directors. The Corporate Governance and Compliance Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends changes to such compensation to the board of directors when appropriate. Directors who are Company employees receive no additional compensation for serving on our board of directors or its committees. In determining compensation recommendations for the non-employee directors, the Corporate Governance and Compliance Committee considers, among other things, the qualifications, expertise, and demands on our directors, practices of similar companies in the biotechnology industry (including the Peer Group2), and any comparative information provided by independent compensation consultants. In addition, since November 2018, the Corporate Governance and Compliance Committee has required the annual review of non-employee director compensation by an independent compensation consultant, and engaged Pay Governance LLC for this purpose in 2021.

The process governing the compensation arrangements of the Chair of the Board is described under “Compensation Arrangements of the Chair of the Board of Directors” below.

The current compensation program for our non-employee directors and the Chair of the Board (which has been effective for our non-employee directors and the Chair of the Board since January 2019 and December 2018, respectively, and is further described below) is referred to in this section as the “Current Compensation Program.”3

NON-EMPLOYEE DIRECTOR COMPENSATION PHILOSOPHY

Our philosophy for non-employee director compensation is simple: to attract the most highly qualified directors with a diverse skillset who will serve as stewards of the Company’s long-term prospects and scientific focus. With this in mind, our non-employee director compensation program emphasizes equity compensation primarily in the form of stock options, which reward increases in stock price, over cash fees. The board of directors believes that this emphasis is consistent with the Company’s long-term business orientation and has helped ensure alignment of directors’ interests with those of Regeneron shareholders. Under the Current Compensation Program, we have utilized value-denominated equity compensation awards (granted in the form of stock options and a relatively small percentage of RSUs) for our non-employee directors. This feature of the Current Compensation Program is meant to, among other things, ensure greater stability in reported non-employee director compensation on a year-over-year basis. The board of directors believes that the Current Compensation Program is consistent with Regeneron’s philosophy for non-employee director compensation.

2	See “Compensation-Related Matters— Compensation Discussion and Analysis—Compensation Processes—Peer Data” below for a list of the companies included in our Peer Group.
3	The Current Compensation Program was implemented following the previously disclosed settlement of two shareholder derivative actions (the “Settlement”) and complies with the terms of the Settlement.

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BOARD OF DIRECTORS / COMPENSATION OF DIRECTORS

CASH FEES, EXPENSES, AND MATCHING GIFT PROGRAM

In 2021, each non-employee director received an annual retainer of $90,000 and an annual committee retainer of $10,000 for each standing committee of the Company’s board of directors on which the director served. In addition, each chair of each standing committee received an additional annual retainer of $10,000. Compared to cash compensation of non-employee directors in our Peer Group, the 2021 annual retainer for board service was below the median and the additional retainers provided to our committee chairs were at or below the median.4

Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors, which include travel, hotel, and food and entertainment expenses (as applicable). In addition, directors are eligible to participate in the Regeneron Matching Gift Program, which is also available to eligible employees. Under this program, the Company matches contributions made by directors and employees to eligible tax-exempt organizations up to an annual maximum amount of $5,000 per director or employee.

ANNUAL EQUITY AWARDS

2021 and 2022 Equity Awards

The January 2021 and January 2022 annual equity awards to our non-employee directors were made in accordance with the Current Compensation Program and complied with the respective limits imposed by the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan and the Settlement.

With respect to each of the January 2021 and January 2022 annual equity awards, the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) determined that the targeted aggregate grant date fair value of such equity awards would be set at $600,000 per non-employee director and consist of stock options with a grant date fair value of $480,000 (or 80% thereof) and RSUs with a grant date fair value of $120,000 (or 20% thereof). The January 2021 annual equity awards to our non-employee directors are shown in the table below. On January 3, 2022, each of the then-serving nine non-employee directors received an equity award comprised of stock options representing 2,707 shares of common stock (with a grant date fair value of $480,539) and 191 RSUs (with a grant date fair value of $119,490). The aggregate grant date fair value of the January 2022 equity awards was $600,029 per non-employee director.

Similar to the process undertaken in respect of the January 2021 annual equity awards, the Corporate Governance and Compliance Committee recommended the approval of, and the board of directors approved, the terms of the January 2022 annual equity awards after consideration of the review, analysis, and recommendations of its independent compensation consultant. Such analysis focused on, among other matters, the market practices of companies in our Peer Group, other relevant industry and market data points, Regeneron’s non-employee director compensation philosophy (including its emphasis on long-term incentives), and the terms of the Settlement.

Terms of Equity Awards

The exercise price of a non-employee director stock option is equal to the fair market value of a share of the Company’s common stock on the date of grant (determined as the average of the high and low sales price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of grant or, if such date is not a trading day, on the last preceding date on which there was a sale of the Company’s common stock on the Nasdaq Global Select Market).

Under the Current Compensation Program, a pro-rata portion of each equity award (i.e., each stock option and RSU award) equal to the portion of one year that has passed from its date of grant vests on the date of the Company’s first annual shareholder meeting following the date of grant, and the remaining portion vests on the first anniversary of the date of grant. The RSU awards contain mandatory deferral provisions, according to which the shares underlying the RSUs will generally not be delivered to the non-employee director until the earliest of (i) the termination of the non-employee director’s service as a member of the board, (ii) the seventh anniversary of the RSU grant date, and

4	Based on information reported by our Peer Group companies in 2021.

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BOARD OF DIRECTORS / COMPENSATION OF DIRECTORS

(iii) the date of a change in control (as defined in the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (or its predecessor)). A non-employee director may, subject to compliance with applicable tax rules, elect in writing a maximum deferral period longer than the seventh anniversary of the grant date. Other than as discussed below, the vesting of equity awards is generally subject to continued service on the board, and stock option awards generally expire ten years following the date of grant.

To the extent they remain unvested and outstanding, equity awards granted to a non-employee director continue to vest following the retirement of that director provided applicable conditions relating to the length of the director’s service and the director’s age have been met. If a non-employee director’s service as a member of the board is terminated as a result of his or her death, all of the director’s equity awards will immediately vest in full.

To the extent they remain unvested and outstanding, equity awards granted to non-employee directors become fully vested automatically upon a change in control of the Company. Each non-employee director has the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under the requirements of the Internal Revenue Code.

EQUITY AWARDS TO NEW DIRECTORS

Under the Current Compensation Program, any newly elected non-employee director will receive an initial equity award with an aggregate grant date fair value equal to 5/3rds of the aggregate grant date fair value of the most recent annual equity award to a non-employee director; and, with respect to the annual equity award to a non-employee director in respect of the first year of his or her service, the aggregate grant date fair value of such annual award will be prorated based on the date as of which the non-employee director first becomes a member of the board of directors.

COMPENSATION ARRANGEMENTS OF THE CHAIR OF THE BOARD OF DIRECTORS

On December 31, 1998, we entered into an employment agreement with the Chair of the board of directors, Dr. Vagelos. Pursuant to the terms of his employment agreement, Dr. Vagelos receives an annual salary of $100,000 as a non-officer employee.

Under the Current Compensation Program, Dr. Vagelos receives an annual equity award with an aggregate grant date fair value equal to 10 times the aggregate grant date fair value of the corresponding non-employee director annual award. In December 2021, the Compensation Committee determined that stock options and RSUs would comprise 80% and 20% of the 2021 annual equity award to Dr. Vagelos, respectively, and set the targeted aggregate grant date fair value of such award at (but no more than) ten times the aggregate grant date fair value of the corresponding annual equity award for our non-employee directors. As in prior years, Dr. Vagelos’s 2021 annual equity award reflects, among other things, the key contributions that Dr. Vagelos makes as the Company continues to gain momentum as a fully integrated biotech company with multiple class-leading products, as well as Dr. Vagelos’s crucial role as a trusted advisor to the CEO, other senior managers, and the non-employee directors (as described further in the subsection “Board Governance—Board Leadership Structure—Separate Chair and CEO with Presiding Director” above). It is also designed to incentivize further contributions.

The 2021 stock option award granted to Dr. Vagelos vests ratably over four years subject to his continued service and contains change-of-control provisions consistent with those described above for equity grants to non-employee directors. The 2021 RSU award granted to Dr. Vagelos vests 50% on the second anniversary of the date of grant and 50% of the fourth anniversary of the date of grant and contains change-of-control provisions consistent with those described above for equity grants to non-employee directors. In addition, the award agreements relating to Dr. Vagelos’s equity awards granted in 2018-2021 provide that each such award will continue to vest in accordance with the terms of the applicable award agreement following his qualified retirement (as defined in the applicable Company policy; Dr. Vagelos currently meets the policy requirement).

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BOARD OF DIRECTORS / COMPENSATION OF DIRECTORS

The following table and explanatory footnotes provide information with respect to compensation paid to Dr. Vagelos and each non-employee director for their service in 2021 in accordance with the policies, plans, and employment agreement described above:

Director Compensation

A	B	C	D	E	F	G	H
Name	Fees earned or paid in cash ($)	Stock awards[1] ($)	Option awards[1,2] ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings	All other compensation[3] ($)	Total ($)
Bonnie L. Bassler, Ph.D.	110,000	119,705	480,389	—	—	—	710,094
Michael S. Brown, M.D.	120,000	119,705	480,389	—	—	5,000[4]	725,094
N. Anthony Coles, M. D.	100,000	119,705	480,389	—	—	5,000[4]	705,094
Joseph L. Goldstein, M.D.	110,000	119,705	480,389	—	—	—	710,094
Christine A. Poon	120,000	119,705	480,389	—	—	—	720,094
Arthur F. Ryan	120,000	119,705	480,389	—	—	5,000[4]	725,094
George L. Sing	120,000	119,705	480,389	—	—	3,500[4]	723,594
Marc Tessier-Lavigne, Ph.D.	100,000	119,705	480,389	—	—	—	700,094
P. Roy Vagelos, M.D.	—	1,199,489	4,799,880	—	—	105,000[5]	6,104,369
Huda Y. Zoghbi, M.D.	110,000	119,705	480,389	—	—	5,000[4]	715,094

1	The amounts in columns (c) and (d) reflect the respective aggregate grant date fair values of RSUs and options awarded during the year ended December 31, 2021 pursuant to the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. Valuation assumptions and methodologies used in the calculation of these amounts do not take into account expected forfeitures and are otherwise described in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2022 (the “2021 Annual Report”).
2	At December 31, 2021, the non-employee directors and Dr. Vagelos had the following aggregate number of stock option awards outstanding: Dr. Bassler: 25,534; Dr. Brown: 17,186; Dr. Coles: 11,758; Dr. Goldstein: 6,044; Ms. Poon: 74,357; Mr. Ryan: 10,453; Mr. Sing: 47,077; Dr. Tessier-Lavigne: 43,293; Dr. Vagelos: 670,023; and Dr. Zoghbi: 25,752.
3	See the subsection “Compensation-Related Matters—Compensation Dashboard—Additional Compensation Information—Perquisites and Personal Benefits” for information regarding director air transportation in accordance with guidelines approved by our board of directors.
4	Consists of a Company contribution paid or payable on or before April 12, 2022 under the Regeneron Matching Gift Program in respect of charitable gifts made in 2021.
5	Consists of (i) $100,000 for the salary paid pursuant to the terms of our employment agreement with Dr. Vagelos and (ii) $5,000 for 401(k) Savings Plan matching contributions in respect of 2021.

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PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors, upon the recommendation of the Corporate Governance and Compliance Committee, has nominated for election at the 2022 Annual Meeting Bonnie L. Bassler, Ph.D., Michael S. Brown, M.D., Leonard S. Schleifer, M.D., Ph.D., and George D. Yancopoulos, M.D., Ph.D., as Class I Directors for a three-year term expiring at the 2025 Annual Meeting.

The board of directors unanimously recommends a vote FOR the election of each of these nominees.

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THE COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

Our leadership team possesses deep and diverse industry knowledge, a passion for science, and a shared commitment to help transform lives. All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company’s executive officers as of April 12, 2022 are set forth below. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

Leonard S. Schleifer, M.D., Ph.D., 69, founded the Company in 1988, has been a director and its President and Chief Executive Officer since its inception, and served as Chair of the Board from 1990 through 1994. Dr. Schleifer, together with Regeneron’s founding scientist, Dr. Yancopoulos, built and has managed the Company over the past 34 years. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.
George D. Yancopoulos, M.D., Ph.D., 62, joined Dr. Schleifer in 1989 as founding scientist of the Company, and together they built and have managed the Company since then. Dr. Yancopoulos is currently President and Chief Scientific Officer, and has served on the board since 2001. He received his M.D. and Ph.D. from Columbia University. Dr. Yancopoulos was the 11th most highly cited scientist in the world in the 1990s, and in 2004 he was elected to be a member of the National Academy of Sciences. Dr. Yancopoulos, together with key members of his team, is a principal inventor and/or developer of the nine FDA-approved drugs the Company has developed, EYLEA, Praluent, Dupixent, Kevzara, Libtayo, Evkeeza, Inmazeb, ZALTRAP, and ARCALYST, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®.
Christopher Fenimore, 51, has been Senior Vice President, Controller since January 2021. He previously served as Vice President, Controller from March 2017 to December 2020, as Vice President, Deputy Controller from January 2017 to March 2017, and as Vice President, Financial Planning from January 2012 to December 2016. Prior to joining the Company in 2003, he was Vice President, Finance at Mojave Therapeutics, Inc. Mr. Fenimore’s prior experience includes working as a supervising senior accountant at KPMG, as well as healthcare industry-focused venture capital and investment banking roles. Mr. Fenimore holds an M.A. in Biotechnology from Columbia University, an M.B.A. in Professional Accounting from Rutgers Business School, and a B.A. in Economics from Rutgers University. Mr. Fenimore is a Certified Public Accountant in the State of New York.
Robert E. Landry, 58, has been Executive Vice President, Finance since January 2019 and Chief Financial Officer since October 2013. From September 2013 to December 2018, he served as Senior Vice President, Finance. Previously, Mr. Landry served as Senior Vice President, Treasurer, at Pfizer Inc. from October 2012 to August 2013 and Senior Vice President – Finance, Pfizer’s Diversified Business, from October 2009 to October 2012. Prior to those roles, Mr. Landry held a number of positions at Wyeth, which was acquired by Pfizer Inc. in October 2009, including Treasurer and Principal Corporate Officer from 2007 to 2009, Director of Pharmaceutical Marketing and Sales of Wyeth’s Australian affiliate from 2006 to 2007, and Chief Financial Officer of Wyeth’s Australian and New Zealand affiliates from 2004 to 2006. Mr. Landry holds a B.B.A. in Accounting from the University of Notre Dame.

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THE COMPANY / EXECUTIVE OFFICERS OF THE COMPANY

Joseph J. LaRosa, 63, has been Executive Vice President, General Counsel and Secretary since January 2019. From September 2011 to December 2018, he served as Senior Vice President, General Counsel and Secretary. Before joining Regeneron, Mr. LaRosa was Senior Vice President, General Counsel, and Secretary at Nycomed US Inc. Mr. LaRosa’s prior experience includes working in a number of senior legal positions at Schering-Plough Corporation from 1993 to 2009, where he was a corporate officer and served most recently as Vice President, Legal Affairs, and a member of the Operations Management Team. Mr. LaRosa received his J.D. from New York University School of Law.
Marion McCourt, 62, has been Executive Vice President, Commercial since January 2021. She previously served as Senior Vice President, Commercial from February 2018 to December 2020. From April 2017 until joining the Company, Ms. McCourt served as the Principal Operating Officer and the Chief Operating Officer and President of Axovant Sciences, Inc. Ms. McCourt previously served as chief operating officer of Medivation, Inc. from February 2016 until its acquisition by Pfizer Inc. in September 2016. Previously, Ms. McCourt worked at Amgen Inc., where she most recently served as a Vice President in U.S. Commercial Operations from February 2014 to January 2016. From May 2013 to January 2014, Ms. McCourt served as Vice President and General Manager at Amgen where she was responsible for the bone health and primary care business unit. From 2012 to 2013, she was Chief Operating Officer for AstraZeneca U.S., a division of AstraZeneca plc. Her responsibilities included oversight and leadership of all U.S. commercial functions, including medical affairs, business development, finance, human resources, legal, operations, and corporate affairs. During her 12-year tenure at AstraZeneca, Ms. McCourt was President and Chief Executive Officer of AstraZeneca Canada Inc. from 2011 to 2012 and also held various other roles at AstraZeneca Pharmaceuticals LP, a subsidiary of AstraZeneca plc. Ms. McCourt received her B.S. in Biology from Lafayette College.
Andrew J. Murphy, Ph.D., 64, has been Executive Vice President, Research since January 2019. He previously served as Senior Vice President, Research, Regeneron Laboratories from January 2013 to December 2018, as Vice President, Target Discovery from May 2005 to December 2012, as Vice President, Gene Discovery and Bioinformatics from January 2001 to May 2005, and Director of Genomics and Bioinformatics from May 1999 to December 2000. Dr. Murphy is a co-inventor of several of the Company’s key technologies, including VelociGene® and VelocImmune®, and continues to lead several technology centers and therapeutic focus areas. He received his B.S. in Molecular Biology at the University of Wisconsin, and his Ph.D. in Human Genetics from Columbia University, College of Physicians and Surgeons.
Neil Stahl, Ph.D., 65, has been Executive Vice President, Research and Development since January 2015. He previously served as Senior Vice President, Research and Development Sciences from January 2007 to December 2014, as Senior Vice President, Preclinical Development and Biomolecular Sciences from December 2000 to December 2007, and as Vice President, Preclinical Development and Biomolecular Sciences from January 2000 to December 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.
Daniel P. Van Plew, 49, has been Executive Vice President and General Manager, Industrial Operations and Product Supply since January 2016. From April 2008 to December 2015, Mr. Van Plew served as Senior Vice President and General Manager, Industrial Operations and Product Supply. Prior to that date, he served as Vice President and General Manager, Industrial Operations and Product Supply since joining the Company in 2007. From 2006 until 2007, Mr. Van Plew served as Executive Vice President, R&D and Technical Operations of Crucell Holland B.V., a global biopharmaceutical company. Between 2004 and 2006, Mr. Van Plew held positions of increasing responsibility at Chiron Biopharmaceuticals, part of Chiron Corporation, a biotechnology company, most recently as Senior Director, Vacaville Operations. From 1998 until 2004, Mr. Van Plew held various managerial positions in the health and life sciences practice at Accenture, Ltd., a management consulting business. Mr. Van Plew received his M.S. in Chemistry from The Pennsylvania State University and his M.B.A. from Michigan State University.

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CORPORATE GOVERNANCE

OVERVIEW

Regeneron is committed to good corporate governance, which we believe promotes the long-term interests of shareholders, strengthens the accountability of the board of directors and management, and helps build trust in the Company. The following chart summarizes key information regarding our corporate governance.

Board and Other Governance Information	2022*
Size of Board	12
Number of Independent Directors	9
Number of Female Directors	3
Number of Directors Diverse by Race or Ethnicity	4
Separate Chair and Chief Executive Officer
Majority Voting in the Election of Directors
Director Resignation Policy
Number of Meetings of the Board of Directors Held in 2021	9
Executive Sessions of Independent Directors without Management Present
Independent Presiding Director
Code of Business Conduct and Ethics Applicable to All Employees, Officers, and Directors
Annual Board and Committee Self-Evaluations
Stock Ownership Guidelines for Directors and Senior Executives
Annual Say-On-Pay Vote
Active Shareholder Engagement
Shareholder Right to Call Special Shareholder Meeting

* As of April 12, 2022.

While the Company has dual-class stock, no new shares of Class A stock, par value $0.001 per share (“Class A stock”), have been issued since our initial public offering in 1991, and the number of shares of Class A stock outstanding has been steadily decreasing since that time, from 10.9 million to 1.8 million as of the record date for the 2022 Annual Meeting.

CODE OF ETHICS

The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

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THE COMPANY / CORPORATE GOVERNANCE

SUCCESSION PLANNING AND TALENT DEVELOPMENT PROCESS

Under our Corporate Governance Guidelines, the board of directors is required to periodically review with our CEO Regeneron’s plan for succession to the offices of the CEO and other senior executive positions. In 2017, the Corporate Governance and Compliance Committee, at the request of the board of directors, commenced a multi-year formal succession planning and talent review, which includes succession planning for the CEO and other senior management positions and incorporates diversity, equity, and inclusion (“DEI”) considerations as a strategic priority. From 2018 through 2021, the applicable committees of the board of directors advanced this formal review by focusing on certain assigned functions and roles within the Company. As part of this process, the Audit Committee reviewed functions and roles within the Company’s finance, information technology, and real estate & facilities management organizations, while the Compensation Committee and the Technology Committee reviewed functions and roles within the Company’s commercial and certain other general and administrative organizations and the Company’s research & development and global development organizations, respectively. Implementation of the succession planning and talent review plan has continued in 2022.

In addition to formal succession planning, directors also have exposure to Regeneron leaders through board and committee presentations and discussions and informal events and interactions with key talent throughout the year, both in small-group and one-on-one settings.

CORPORATE RESPONSIBILITY

Regeneron’s mission is to use the power of science to repeatedly bring new medicines to patients. We are committed to operating responsibly, communicating transparently about our impacts, and engaging all stakeholders in our mission. We strive to “Do Well by Doing Good,” which is central to our approach to corporate responsibility. We disclose detailed information about significant corporate responsibility matters in our annual responsibility reports and Task Force for Climate-related Financial Disclosures (“TCFD”) reports.

Our board of directors and management team focus closely on corporate responsibility matters. The Company’s policy is to take into consideration the long-term interests of the Company, its shareholders, and other stakeholders, including patients, employees, the healthcare community, regulators, partners, suppliers, and local communities. The charter of the board’s Corporate Governance and Compliance Committee expressly delegates board oversight of corporate responsibility to the Committee. Under our Corporate Governance Guidelines, the Corporate Governance and Compliance Committee is also responsible for overseeing the Company’s key corporate responsibility initiatives, including those expected to have a significant impact on the Company’s ability to deliver sustained growth. The Committee also conducts an annual review of ESG matters. Management, who has the responsibility for formulating and implementing such initiatives and matters, has established for these purposes a Responsibility Committee comprised of cross-functional business leaders.

Our responsibility strategy centers on three focus areas:

•	Improve the lives of people with serious diseases

•	Foster a culture of integrity and excellence

•	Build sustainable communities

As shown below, our global 2025 responsibility goals (announced in 2020 in our 2019 Responsibility Report) span across these three areas, focusing on the environmental and social issues that we believe are most significant to our business and stakeholders.

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THE COMPANY / CORPORATE GOVERNANCE

2025 GLOBAL RESPONSIBILITY GOALS

*	Our accompanying set of environmental targets are outlined in detail in our 2021 Responsibility Report.

In 2021, we made significant progress toward achieving many of these responsibility goals. Select highlights within each focus area are summarized below, and a detailed discussion of our progress in 2021 is included in our 2021 Responsibility Report.

Our responsibility efforts and results across these focus areas have garnered recognitions. For example, in 2021, we were included in the Dow Jones Sustainability World Index for the third year in a row and the Dow Jones Sustainability North America Index for the second year in a row. These global and regional indices are comprised of corporate leaders in ESG practices.

We have also continued to enhance our responsibility reporting. Our 2021 Responsibility Report continues to align with the Sustainability Accounting Standards Board (“SASB”) framework and for the first time was prepared in accordance with the Global Reporting Initiative (“GRI”) Standards Core option. In 2022, we also published on our website our second annual TCFD report on Regeneron’s climate-related risks and opportunities.

Improve the lives of people with serious diseases. As a science-focused company, we operate Regeneron with the long-term outlook required to turn rigorous scientific research into important new medicines. All nine of our approved medicines and almost all of the product candidates in our clinical pipeline are homegrown – discovered in Regeneron’s labs using our industry-leading, proprietary technologies. Our support for patients extends beyond the labs to disease education and awareness efforts, product support services, and our commitment to drug access and responsible pricing. We strive to make thoughtful and well-informed pricing decisions with fairness and affordability in mind and are guided in this endeavor by our board of directors, which is closely involved in and provides oversight of all key pricing determinations. We believe we have the appropriate governance mechanisms and internal processes in place to ensure that pricing decisions are thoroughly and appropriately vetted prior to implementation and are made in line with our values and commitments. This includes routine presentations to our board of directors on drug pricing strategies, practices, and trends.

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THE COMPANY / CORPORATE GOVERNANCE

In 2021, our commitment to improving lives was highlighted by delivering millions of doses of REGEN-COV to help in the fight against COVID-19; securing regulatory approvals for Evkeeza, a first-in-class medicine for the treatment of an ultra-rare, inherited form of high cholesterol, as well as several new indications for existing products; and making significant progress in our product pipeline of more than 30 product candidates. We are proud of these scientific accomplishments and the potentially life-changing benefits they can deliver to patients.

We are dedicated to making sure our medicines are available to everyone who needs them, including those in low- and middle-income countries (“LMICs”). For example, since 2018, we have worked with the World Health Organization, U.S. Food and Drug Administration (“FDA”), and other global organizations to offer Inmazeb under a compassionate use protocol in response to Ebola outbreaks in affected African countries. We have an executive-sponsored Inmazeb access working group and we proactively engage public health agencies, non-governmental agencies, and others in our industry to ensure continued access to Inmazeb in LMICs. Similarly, we are collaborating with Roche to increase global supply of REGEN-COV and together we continue to engage with the U.S. Biomedical Advanced Research Development Authority, public health organizations, and non-governmental agencies to facilitate access in LMICs in the event of future variants for which REGEN-COV might have utility.

Foster a culture of integrity and excellence. Regeneron’s unique culture makes us who we are. Our culture includes our science-led mindset, our high ethical standards, and our unwavering focus on solving big, complex problems. As we continue to grow, we remain committed to making significant investments to attract and retain top talent and promote DEI within our workforce and our communities.

The well-being of our employees is a primary focus. In response to the COVID-19 pandemic, we implemented changes in our business beginning in March 2020 to protect our employees and support appropriate health and safety protocols, such as work-from-home policies for a significant portion of our employees, increased physical distancing in workspaces, and regular testing. As the dynamics of the pandemic continue to evolve, we have adjusted our approach based on public health guidance and local community case rates. We have also established a workforce reintegration plan to facilitate our large-scale return to office, which is underway. The reintegration plan includes safety measures and procedures in compliance with local, state, and federal/national mandates.

We also continue to advance our commitment to DEI. In 2021, we hired our Chief DEI Officer; launched a DEI strategy focused on creating a better workplace, better science, and better world; and implemented a new governance model that includes both an executive DEI council and a DEI leadership council. We seek to embed DEI across our business. For example, we have an executive-sponsored, DEI clinical trial taskforce to help ensure that our clinical trials represent the people who are most likely to benefit from the drug under investigation if it is approved. In addition, to increase access to clinical trials, we utilize DEI principles in making clinical trial decisions, such as the design and selection of sites. Our board of directors received a detailed update on our DEI efforts in 2021 and continues to monitor our progress. We continue to share our DEI progress and metrics in our 2021 Responsibility Report and publish consolidated EEO-1 data (data from annual reports submitted to the U.S. Equal Employment Opportunity Commission) on our website.

We are equally committed to conducting our business responsibly and ethically. This is demonstrated through the range of policies, practices, and initiatives we have implemented, encompassing areas such as compliance, responsible sales and marketing, ethical clinical trials, responsible supply chain, and product quality and safety.

Build sustainable communities. We believe that our role in creating a healthier world extends beyond creating life-transforming medicines to building a healthy living environment. In 2019, in connection with the selection of our 2025 responsibility goals, we set ambitious medium- and longer-term environmental sustainability targets. We report on our continued progress toward these goals and targets in our Responsibility Reports.

We also strengthen our communities through strategic philanthropic investments, product donations, and the power of our employees’ talents and time. We are a long-standing supporter of science, technology, engineering and math (“STEM”) education, and make major philanthropic investments to inspire and celebrate future scientific innovators, including our ten-year, $100-million commitment to the Regeneron Science Talent Search, the nation’s most prestigious pre-college science and mathematics competition; and our five-year, $24-million commitment to the Regeneron International Science and Engineering Fair, the world’s largest pre-college science and engineering competition, which commenced in 2020. Over the past two years, we have provided STEM experiences to roughly 1.2 million students, putting us on track to achieve our goal of reaching 2.5 million STEM students by 2025.

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THE COMPANY / CORPORATE GOVERNANCE

In 2021, despite the continued personal challenges of the COVID-19 pandemic, our employees mobilized to give back to our communities. Approximately 42% of Regeneron worldwide employees volunteered a total of more than 19,000 hours to non-profit organizations through our volunteer programs, including our fifth annual Day for Doing Good.

We are proud to have been named to the Civic 50 for the fifth consecutive year. The Civic 50 recognizes the most community-minded companies in the United States.

For more information about our responsibility efforts and results, please refer to the 2021 Responsibility Report available on our website.

PUBLIC POLICY ENGAGEMENT

We are committed to adhering to the highest ethical standards when engaging in any political activities. Reflecting this commitment, the board of directors (upon the recommendation of the Corporate Governance and Compliance Committee) has adopted the Company’s Corporate Political Contributions Policy, a formal written policy that, together with our code of business conduct and ethics, sets forth our policies and procedures on political contributions and political activity. The policy is available on our website at www.regeneron.com under the “Transparency & Policies” heading on the “Responsibility” page.

STOCK OWNERSHIP GUIDELINES

We maintain robust stock ownership guidelines for our directors, executive officers, and other senior executives, as shown below.

Non-Employee Directors Stock Ownership Requirements	CEO, CSO, and Chair of the Board Stock Ownership Requirements	Other Executive Officers and Senior Executives Stock Ownership Requirements
Must own shares with a value at least 3x their annual retainers.	Must own shares with a value at least 6x their respective base salaries.	Must own shares with a value at least 2x their respective base salaries.

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DELINQUENT SECTION 16(a)
REPORTS

Based solely upon a review of reports filed pursuant to Section 16(a) of the Exchange Act furnished to the Company during or in respect of the fiscal year ended December 31, 2021 and written representations from reporting persons, the Company is not aware of any director, executive officer, or beneficial owner of more than 10% of our common stock who has not filed on a timely basis any report required by such Section 16(a), other than as noted below.

Due to administrative oversight, one transaction exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereof consisting of payment of exercise price and tax liability by delivering to, or withholding by, the Company securities incident to the exercise of a stock option for Mr. Fenimore was not reported timely, resulting in one Form 4 not having been filed for him on a timely basis.

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CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

REVIEW, APPROVAL, OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The board of directors has adopted a written policy for the review, approval, or ratification of related person transactions. The Company considers transactions (or a series of related transactions) in which the Company is a participant, the amount involved exceeds $10,000 in any calendar year, and a director, officer, more than 5% holder of our voting securities, any immediate family member of any of the foregoing, or any related entity of any of the foregoing has a direct or indirect material interest to constitute related person transactions. The policy provides for a standing pre-approval of transactions with any passive institutional shareholder who holds more than 5% of our voting securities and transactions where all shareholders receive proportional benefits. With respect to any new transaction that is deemed pre-approved, the Audit Committee receives a summary of each such transaction and retains the ability to require that one or more of such transactions be subject to the standard approval procedures. The policy also requires that the arrangements relating to a permanent, full-time employment of an immediate family member of a director or executive officer hired by the Company be approved in accordance with the policy. In addition, in the event a person is or becomes a director or executive officer of the Company and an immediate family member of such person is a permanent, full-time employee of the Company, no material, outside-of-the-ordinary-course-of-business change in the terms of employment, including compensation, are permitted to be made without the prior approval of the Audit Committee (except, if the immediate family member is himself or herself an executive officer of the Company, any proposed change in the terms of employment are reviewed and approved in the same manner as compensatory arrangements of other executive officers).

The board of directors has determined that the members of the Audit Committee are best suited to review and approve related person transactions. Accordingly, each related person transaction (other than a transaction that is deemed pre-approved as described above) must be reviewed and approved or ratified by the members of the Audit Committee, other than any member of the Audit Committee that has an interest in the transaction. Under the policy, the Chair of the Audit Committee is delegated the authority to approve certain related person transactions that require urgent review and approval.

When reviewing, approving, or ratifying a related person transaction, the Audit Committee will consider several factors, including the benefits to the Company, the impact on a director’s independence in the event that a director or his/her immediate family is involved in the transaction, the terms of the transaction, and the terms available to unrelated third parties or to employees in general, if applicable. Related person transactions are approved only if the Audit Committee (or the Chair of the Audit Committee pursuant to delegated authority in the circumstances noted above) determines that they are in, or are not inconsistent with, the best interests of the Company and our shareholders.

TRANSACTIONS WITH RELATED PERSONS

Stanford University

Effective September 1, 2016, Dr. Tessier-Lavigne became the President of Stanford University. In 2021, we made payments to Stanford University of approximately $141,000 in the aggregate relating primarily to (i) a medical education fellowship grant and (ii) services provided in connection with a clinical trial entered into in the ordinary course of business. In 2022 through the end of the first quarter, we made a payment to Stanford of $5,000 consisting of a contractual royalty payment.

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THE COMPANY / CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OTHER

Indemnification of Directors and Officers

Our Certificate of Incorporation provides that, to the fullest extent permitted under the New York Business Corporation Law, no director or officer of our Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. In addition, our Amended and Restated By-Laws provide that we shall indemnify our directors and certain of our other personnel against expenses (including attorneys’ fees) and certain other liabilities, including judgments, fines, and amounts paid in settlement, arising out of or incurred as a result of legal actions brought or threatened against them by reason of their position in our Company, subject to certain qualifications and provided that each such person acted in good faith, in a manner that they reasonably believed was in the Company’s best interest, and, where applicable, not unlawful. Subject to the provisions of our Certificate of Incorporation, our Amended and Restated By-Laws, and the New York Business Corporation Law, we may also advance expenses of the individuals entitled to indemnification.

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AUDIT MATTERS

INTRODUCTION

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company’s financial statements for the past 33 years. The Audit Committee believes that the continued engagement of one independent registered public accounting firm contributes to higher quality audit work and greater operational efficiencies by leveraging PricewaterhouseCoopers LLP’s deep institutional knowledge of our operations and business, accounting policies and practices, and internal controls. SEC rules and PricewaterhouseCoopers LLP policies require the lead audit partner to be rotated at least every five years. The Audit Committee and its Chair are involved in the selection of PricewaterhouseCoopers LLP’s lead audit partner pursuant to this rotation. A new lead audit partner has been selected beginning with the fiscal year 2022 audit. Additionally, in order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the Company’s independent registered public accounting firm.

The Audit Committee and the board of directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022 be submitted for ratification by the shareholders at the 2022 Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022 is not required by the Company’s charter documents or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022, the board of directors will consider the matter at its next meeting. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the 2022 Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the 2022 Annual Meeting.

INFORMATION ABOUT FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2020 were:

	2021 ($)	2020 ($)
Audit Fees	2,586,740	2,793,153
Audit-Related Fees	64,500	254,500
Tax Fees	303,101	72,000
All Other Fees	4,194	6,145
Total Fees	2,958,535	3,125,798

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THE COMPANY / AUDIT MATTERS

Audit Fees. Audit fees in 2021 and 2020 were primarily for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, technical accounting consultations related to the annual audit, and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

Audit-Related Fees. Audit-related fees in 2021 were for professional services in connection with the planned liquidation of certain of the Company’s subsidiaries and the filing of a registration statement on Form S-3. Audit-related fees in 2020 were for professional services rendered in connection with a secondary offering of our common stock by Sanofi, the issuance and sale of senior notes, and the filing of a registration statement on Form S-8.

Tax Fees. Tax fees in 2021 and 2020 were for tax planning and advisory services.

All Other Fees. All other fees in 2021 and 2020 were for annual subscriptions to accounting resources.

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers LLP. The Audit Committee has approved a general provision of $75,000 for accounting advisory and other permissible consulting engagements. Management is responsible for notifying the Audit Committee of the status of accounting advisory and other permissible consulting engagements at regularly scheduled Audit Committee meetings and, if the Audit Committee so determines, the general provision is replenished to $75,000. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal 2021 or 2020.

AUDIT COMMITTEE REPORT

We have reviewed the audited financial statements of the Company for the year ended December 31, 2021, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. The Audit Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB.

Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

We have appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP’s competence in the fields of accounting and auditing.

The Audit Committee
George L. Sing, Chair
N. Anthony Coles, M.D.
Arthur F. Ryan

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PROPOSAL 2

RATIFICATION OF
APPOINTMENT
OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

The board of directors unanimously recommends a vote FOR
ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

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SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 12, 2022, the number of shares of the Company’s Class A stock and common stock beneficially owned by each of the Company’s directors, each of the NEOs referred to below under “Compensation-Related Matters—Compensation Discussion and Analysis,” all directors and executive officers as a group, and each other person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of Class A stock or common stock, based upon (unless indicated otherwise) information obtained from such persons, and the percentage that such shares represent of the number of outstanding shares of Class A stock and common stock, respectively.

The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. No new shares of Class A stock have been issued since our initial public offering in 1991. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 1,818,146 shares of Class A stock and 108,028,048 shares of common stock outstanding as of April 12, 2022, except that for each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock beneficially owned by that person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person assume the conversion on April 12, 2022 of all shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

In computing the number of shares of common stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person (and by directors and executive officers as a group), shares of common stock subject to options, PSUs, RSUs, or other convertible securities (if any) held by that person (and by directors and executive officers as a group) that are exercisable or releasable as of April 12, 2022 or are exercisable or releasable within sixty days after April 12, 2022 are deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

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SHAREHOLDERS

	Shares of Class A Stock			Shares of Common Stock
	Beneficially Owned[1]			Beneficially Owned[1]
Name and Address of Beneficial Owner	Number		Percent of Class	Number[2]		Percent of Class
Beneficial Owners of More than 5% of Class A Stock or Common Stock (Other than Directors and Executive Officers):
FMR LLC[3]
245 Summer Street	—		—	10,062,965		9.3%
Boston, Massachusetts 02210
BlackRock, Inc.[4]
55 East 52nd Street	—		—	9,610,871		8.9%
New York, New York 10055
The Vanguard Group, Inc.[5]
100 Vanguard Blvd.	—		—	8,158,515		7.6%
Malvern, PA 19355

Directors and Executive Officers:[6]
Leonard S. Schleifer, M.D., Ph.D.	1,726,565	[7]	95.0%	3,209,255	[8]	2.9%
P. Roy Vagelos, M.D.	—		—	1,121,722	[9]	1.0%
George D. Yancopoulos, M. D., Ph. D.	42,750	[10]	2.4%	2,025,171	[11]	1.9%
Bonnie L. Bassler, Ph.D.	—		—	25,200	[12]	[26]
Michael S. Brown, M.D.	—		—	30,064	[13]	[26]
N. Anthony Coles, M. D.	—		—	13,915	[14]	[26]
Joseph L. Goldstein, M.D.	—		—	10,759	[15]	[26]
Robert E. Landry	—		—	97,348	[16]	[26]
Joseph J. LaRosa	—		—	202,363	[17]	[26]
Andrew J. Murphy, Ph.D.	—		—	328,989	[18]	[26]
Christine A. Poon	—		—	77,293	[19]	[26]
Arthur F. Ryan	—		—	33,799	[20]	[26]
George L. Sing	—		—	76,340	[21]	[26]
Marc Tessier-Lavigne, Ph.D.	—		—	26,996	[22]	[26]
Daniel P. Van Plew	—		—	207,552	[23]	[26]
Huda Y. Zoghbi, M.D.	—		—	25,898	[24]	[26]
All Directors and Executive Officers as a Group (19 persons)	1,769,315		97.3%	8,110,388	[25]	7.2%

1	The inclusion in this table of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

2	For each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock listed includes the number of shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).

3	Based solely on an amendment to a Schedule 13G jointly filed by FMR LLC and Abigail P. Johnson on February 9, 2022. According to this amendment, FMR LLC has sole voting power as to 1,714,625 of the shares reported as beneficially owned and sole dispositive power as to all of the shares reported as beneficially owned. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

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SHAREHOLDERS

4	Based solely on an amendment to a Schedule 13G filed by BlackRock, Inc. on February 1, 2022. According to this amendment, BlackRock, Inc. has sole voting power as to 8,609,292 of the shares reported as beneficially owned and sole dispositive power as to all of the shares reported as beneficially owned.
5	Based solely on an amendment to a Schedule 13G filed by The Vanguard Group, Inc. on February 10, 2022. According to this amendment, The Vanguard Group, Inc. has shared voting power as to 169,043, sole dispositive power as to 7,734,475, and shared dispositive power as to 424,040 of the shares reported as beneficially owned.
6	The address for each director and executive officer is c/o Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707.
7	Includes 15,775 shares of Class A stock held in trust for the benefit of Dr. Schleifer’s son, of which Dr. Schleifer is a trustee.
8	Includes (i) 799,616 shares of common stock purchasable upon the exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan, the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, or the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (collectively, the “Long-Term Incentive Plans”) that are exercisable or become so within sixty days after April 12, 2022; (ii) 200,000 shares of common stock held in a grantor retained annuity trust of which Dr. Schleifer is the trustee; (iii) 11,178 shares of common stock held in a trust for the benefit of Dr. Schleifer’s family members, of which Dr. Schleifer’s spouse is a trustee; (iv) 100 shares of common stock held in a charitable foundation of which Dr. Schleifer is a director and officer; and (v) 5,874 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
9	Includes (i) 529,409 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; (ii) 2,096 shares of common stock held in an account under the Company’s 401(k) Savings Plan; (iii) 126,704 shares of common stock held in a charitable lead annuity trust, of which Dr. Vagelos is the trustee; (iv) 23,461 shares of common stock held in a trust for his grandchildren, of which Dr. Vagelos’s wife is the trustee; (v) 3,609 shares of common stock held in trusts for his grandchildren, of which Dr. Vagelos and/or his wife are trustees; and (vi) 54,146 shares of common stock and 41,031 shares of common stock held by the Marianthi Foundation and the Pindaros Foundation, respectively, both of which are charitable foundations of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.
10	Of these shares, 23,367 shares are held in trust for the benefit of Dr. Yancopoulos’s children and certain other family members; Dr. Yancopoulos is a trustee of the trust. The remaining 19,383 shares are held in trusts for the benefit of Dr. Yancopoulos’s children, of which Dr. Yancopoulos is the trustee.
11	Includes (i) 743,227 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; (ii) 5,848 shares of common stock held in an account under the Company’s 401(k) Savings Plan; (iv) 1,019,653 shares of common stock held in trust for the benefit of Dr. Yancopoulos’s children and certain other family members, of which Dr. Yancopoulos is a trustee; and (v) 213,693 shares of common stock held in trusts for the benefit of Dr. Yancopoulos’s children.
12	Consists of (i) 24,226 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; and (ii) 974 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022 upon termination of service.
13	Consists of (i) 16,428 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022, which are held in a trust of which Dr. Brown and his spouse are trustees for the benefit of Dr. Brown’s immediate family members; (ii) 7,162 shares of common stock held in a trust of which Dr. Brown and his spouse are trustees for the benefit of Dr. Brown’s immediate family members; (iii) 5,000 shares of common stock held in a trust of which Dr. Brown’s spouse is trustee for the benefit of Dr. Brown’s immediate family members; (iv) 500 shares of common stock held by a family charitable foundation, of which Dr. Brown is a director and an officer and his wife is a director; and (v) 974 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022 upon termination of service. Dr. Brown disclaims beneficial ownership of the shares referenced in (iii) and (iv).
14	Includes (i) 12,930 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; and (ii) 974 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022 upon termination of service.
15	Includes (i) 4,785 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; and (ii) 974 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022 upon termination of service.
16	Includes (i) 68,375 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; (ii) 24,713 shares of restricted stock (“RSAs”); and (iii) 229 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
17	Includes (i) 183,040 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; (ii) 6,580 RSAs; (iii) 2,109 shares of common stock held in a grantor retained annuity trust, of which Mr. LaRosa is the trustee; and (iv) 314 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
18	Includes (i) 266,250 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; (ii) 39,988 RSAs; and (iii) 4,269 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
19	Includes (i) 75,529 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; and (ii) 974 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022 upon termination of service.
20	Includes (i) 11,625 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; and (ii) 974 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022 upon termination of service.
21	Includes (i) 48,249 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; (ii) 750 shares of common stock held by Mr. Sing’s spouse; (iii) 400 shares of common stock held by Mr. Sing’s spouse as custodian for the benefit of their son; (iv) 1,000 shares of common stock held in a trust for benefit of Mr. Sing’s son; and (v) 974 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022 upon termination of service.

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SHAREHOLDERS

22	Includes (i) 24,835 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; and (ii) 974 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022 upon termination of service.
23	Includes (i) 175,926 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; (ii) 17,586 RSAs; and (iii) 1,048 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
24	Consists of (i) 24,924 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; and (ii) 974 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022 upon termination of service.
25	Includes (i) 3,490,998 shares of common stock purchasable upon exercise of options granted pursuant to the Long-Term Incentive Plans that are exercisable or become so within sixty days after April 12, 2022; (ii) 127,025 RSAs; (iii) 8,766 shares of common stock issuable upon settlement of RSUs that are releasable within sixty days after April 12, 2022; and (iv) 27,045 shares of common stock held in an account under the Company’s 401(k) Savings Plan.
26	Represents less than 1%.

SHAREHOLDER COMMUNICATIONS

The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

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COMPENSATION-RELATED
MATTERS

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INTRODUCTION

At the upcoming 2022 Annual Meeting, we seek your input on our approach to compensation for our “Named Executive Officers”1 through the advisory vote commonly referred to as “say-on-pay” (Proposal No. 3). Earlier this year, after careful consideration of shareholder feedback received following the 2021 annual shareholder meeting, our board of directors voluntarily changed the frequency of our say-on-pay votes from every three years to every year, commencing at this 2022 Annual Meeting. In making this important change, the board recognized the significance of giving our shareholders the opportunity to formally weigh in on our compensation program every year. Going forward, the board and the Compensation Committee will have, on an annual basis, the benefit of receiving feedback on compensation matters both through the results of our say-on-pay votes and shareholder engagement. We believe this change will promote timely consideration of investor feedback and responsiveness to shareholder concerns.

As you read the Compensation Discussion and Analysis that follows and review this year’s say-on-pay proposal, we hope you consider our overall approach to compensation and the key factors that shape the program’s structure and design as it continues to evolve to meet Regeneron’s business needs. These factors include how closely we tie our pay practices to our mission, strategy, and business model; our ongoing, company-wide pay philosophy; and our process for seeking and carefully considering valuable shareholder feedback each year.

For additional information regarding the extensive, in-depth outreach conducted by our board and senior management team following the 2021 annual shareholder meeting and other recent actions taken in response to investor feedback, please refer to “Compensation Discussion and Analysis–Compensation Processes–Shareholder Input and Outreach.”

1  Our “Named Executive Officers” or “NEOs” are identified below under “Compensation Discussion and Analysis.”

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COMPENSATION DISCUSSION
AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our 2021 executive compensation program.2 This CD&A is intended to be read in conjunction with the subsequent tables presented under “Compensation Dashboard–2021 Executive Compensation Tables,” which provide further historical compensation information for our “Named Executive Officers” or “NEOs”.3

2	In this section, “we,” “us,” and “our” refer to the Company and, where applicable, to the Compensation Committee of the Company’s board of directors.
3	This year, our NEOs as determined in accordance with SEC rules consist of the following: our President and Chief Executive Officer (“CEO”); our Executive Vice President, Finance and Chief Financial Officer (“CFO”); and our three other highest-paid executives for 2021, our Executive Vice President and General Manager, Industrial Operations and Product Supply, our Executive Vice President, Research, and our Executive Vice President, General Counsel and Secretary. In addition, as in prior years, we have included our President and Chief Scientific Officer (“CSO”) as an NEO because of the importance of his role to Regeneron, his historical inclusion as an NEO in our proxy statements, and the fact that the annualized grant date fair market value of the five-year, front-loaded equity award granted to him in 2020 would have resulted in his qualifying as an NEO in respect of 2021.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Regeneron is a unique company at the forefront of medical science. We focus on long-term growth through internal innovation. Our compensation model and broad-based equity program reinforce our company culture and are designed to reward long-term, sustainable performance and to promote an environment where employees are empowered to focus on our mission and drug discovery and development. The use of equity awards for all employees aligns the interests of our workforce with the long time horizons for which we manage and creates a shared incentive to deliver the type of successful research and commercialization efforts that create sustainable value for shareholders.

Over the last 10 years, we have delivered significant, sustainable value to shareholders, as demonstrated by total shareholder return of 1,039% in that period, and brought to market several groundbreaking medicines that help patients through some of the most challenging moments in their lives. Over the same period, we have embraced a model of enhanced shareholder engagement. We value the insights of our shareholders, and we have worked to better understand how to strengthen the alignment of our executive compensation program with shareholder perspectives and interests without detracting from the unique and effective culture this program has helped create.

Our capital allocation strategy begins with investment in best-in-class R&D capabilities, the most important of which are our people. Our compensation program includes some unique features, and we believe that the success of the program in meeting its objectives is in part attributable to these features. We believe equity-based compensation is a powerful tool to secure the services of true experts for the time it takes to do what was thought impossible only a decade ago, and our scientific record and industry-leading retention rate demonstrates the effectiveness of our approach.

2021 Accomplishments–Driven by Company Culture and Supported by Unique Compensation Program Informed by Shareholder Feedback

1 Regeneron delivered strong performance across all key areas in 2021[4]

•	Secured several regulatory approvals for new products or new indications for existing products, including:

–	U.S. Food and Drug Administration (“FDA”) and European Commission (“EC”) approvals of first-in-class Evkeeza® (evinacumab) for patients with an ultra-rare form of high cholesterol

–	FDA and EC approvals of Libtayo® (cemiplimab) in non-small cell lung cancer (“NSCLC”) and basal cell carcinoma (“BCC”)

•	Advanced REGEN-COV® (casirivimab and imdevimab) antibody cocktail to help in the fight against COVID-19

–	Delivered more than 3 million doses to patients around the world (together with our collaborator Roche)

•	Marked the 10-year anniversary of the FDA’s approval of EYLEA® (aflibercept) Injection in its first indication

–	More than 40 million injections administered to patients worldwide since launch

–	Delivered 19% year-over-year growth in global net product sales in 2021 (10th year on the market)

•	Progressed Dupixent® (dupilumab) clinical program and drove year-over-year growth of 53% in Dupixent global net product sales

•	Delivered 2021 total shareholder return of 32%, outperforming the S&P 500 Index, Nasdaq Biotechnology Index, and median of Peer Group

•	Realized 89% top-line growth and 136% bottom-line growth while investing $2.9 billion in R&D and $552 million in capital expenditures

•	Repurchased $1.7 billion of common stock and allocated an additional $3.0 billion for future repurchases[5]

4	See “Compensation Program Overview–2021 Business Highlights” for more information.
5	Of the $3.0 billion authorized for future repurchases, $2.8 billion remained available as of December 31, 2021.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

2	Successes in 2021 were supported by Regeneron’s well-defined culture, which is inextricably linked to the compensation program designed to further it

•	Longer vesting and deferral periods for equity awards relative to many peers, which help drive turnover rate of less than half the industry average

•	New-hire and/or annual equity awards granted to all employees, which creates alignment throughout the organization with shareholders and long-term Company vision

•	Unwavering focus on sustainable performance through a commitment to “Doing Well by Doing Good”, reflected in external recognitions as a responsible organization

3	Regeneron’s board and management carefully listened to shareholders and reflected their feedback in recent decisions

•	Changed the frequency of our say-on-pay votes from every three years to every year, commencing at the upcoming 2022 Annual Meeting

•	Continued to calibrate the size and mix of equity awards to NEOs and broad-based employees in line with shareholder preference for a balanced program

•	Reduced burn rate to 3.1% of common shares outstanding, the lowest rate in the last decade, despite employee growth of 14% last year alone

•	Honored and reaffirmed commitment of no new grants to NEOs who previously received front-loaded awards intended to replace multiple years of grants

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PROGRAM OVERVIEW

OUR CORPORATE CULTURE AND PAY PHILOSOPHY

An “overnight breakthrough” in the biotechnology industry takes years of research and drug development spearheaded by a collection of the world’s top scientists, staff, and businesspeople. Our corporate culture and pay philosophy are the interlinked product of the unique challenges at the forefront of medical science, which require agility, persistence, and top-tier talent.

Regeneron’s culture is defined by loyal and motivated employees with an entrepreneurial spirit who are dedicated to the Company’s mission to use the power of science to invent medicines for people with serious diseases. Our employees’ engagement, commitment, and achievements are key drivers of pipeline success and therefore our long-term performance. For Regeneron to succeed, our compensation model must reward long-term, sustainable performance and reinforce a culture where employees are empowered to pursue fulfilling careers and focus on our mission and drug discovery and development.

We focus on long-term growth through internal innovation. Our compensation model and broad-based equity program reinforce our company culture and are designed to reward long term, sustainable performance.

Like many companies, we use equity-based pay to align employees’ interests with our long-term success; but unlike many peers, a key part of our pay philosophy is to award equity-based pay to all employees. This unique approach ensures that when we deliver for patients and for shareholders, everyone shares in the upside growth, even over the multiyear timeframes required to bring new medicines to market. Emphasizing the overall success of the Company thus allows us to pursue innovative approaches and follow the science. In recent years, approximately 90% of our annual employee equity grants were awarded to employees other than our NEOs, representing an exceptionally broad-based equity plan. We believe this approach supports our robust employee engagement and industry-leading retention,6 as shown below.

Our corporate culture also is shaped by our commitment to “Doing Well by Doing Good,” which has inspired the Company for over 30 years. This commitment, paired with unrelenting focus on science and innovation, is reflected in our 2025 global responsibility goals. In 2021, we took important steps toward achieving these goals, as discussed in the subsection “The Company–Corporate Governance–Corporate Responsibility.”

6	Based on Regeneron’s turnover rate compared to the industry average. For example, our 2021 turnover rate was 7.8% compared to an industry average of 19.0%. Industry average is based on data of U.S. life sciences companies reported in Aon’s 2021 Salary Increase and Turnover Study.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

2021 BUSINESS HIGHLIGHTS

In 2021, we continued to help in the fight against the COVID-19 pandemic by delivering millions of doses of REGEN-COV to patients in need while also making significant progress in all key areas of our business. In addition, we continued to demonstrate our commitment to driving sustainable, long-term shareholder value creation, including by investing $2.9 billion in research and development and $552 million in capital expenditures. We highlight select 2021 accomplishments below and provide a comprehensive overview of our 2021 achievements, as well as the Compensation Committee’s assessment of those achievements, in the subsection “Components of Executive Pay: What We Pay and Why We Pay It—Annual Cash Incentives.”

Regulatory Actions

•  Evkeeza: U.S. Food and Drug Administration and European Commission approvals to treat homozygous familial hypercholesterolemia

•  Libtayo: FDA and EC approvals to treat NSCLC and BCC

•  Dupixent: FDA approval for asthma in pediatric patients aged 6 to 11 years

•  REGEN-COV:

•  Emergency Use Authorization (“EUA”) updated by FDA to lower dose to 1,200 mg, allow for subcutaneous injections in certain circumstances, and include post-exposure prophylaxis[1]

•  EC approval for COVID-19 treatment of non-hospitalized patents and prevention and approval in Japan by Ministry of Health, Labour and Welfare (“MHLW”) for COVID-19 treatment

Clinical Advances

•  Aflibercept 8 mg: Reported positive Phase 2 results in neovascular age-related macular degeneration (“wet AMD”)

•  Dupixent: Reported positive Phase 3 results from trials investigating four potential new indications (chronic spontaneous urticaria, prurigo nodularis, eosinophilic esophagitis, and pediatric atopic dermatitis)

•  Libtayo: Reported positive Phase 3 results from trial in combination with chemotherapy for the treatment of NSCLC; trial stopped early based on Independent Data Monitoring Committee recommendation

•  REGN5458 (bispecific antibody targeting BCMA and CD3): Reported updated data from multiple myeloma study

•  Odronextamab (bispecific antibody targeting CD20 and CD3): Resumed enrollment in potentially pivotal Phase 2 trial in B-cell non-Hodgkin lymphoma

Commercial Execution

•  EYLEA: Full-year 2021 global net product sales increased 19% to $9.38 billion[2] versus 2020 while marking the 10-year anniversary of FDA approval in its first indication, with more than 40 million injections administered to patients worldwide since launch

•  Dupixent: Full-year 2021 global net product sales increased 53% to $6.20 billion[3] versus 2020

•  Libtayo: Full-year 2021 global net product sales increased 32% to $458.2 million[3] versus 2020

• REGEN-COV: Delivered more than 2.8 million doses pursuant to contracts with the U.S. government, leading to full-year 2021 U.S. net product sales of $5.83 billion

•  Commercial Expansion: Established commercial capabilities in certain countries outside the United States

Financial Execution and Talent Management

•  Revenue: Full-year 2021 revenues increased 89% to $16.07 billion versus 2020 (including $6.19 billion attributable to REGEN-COV4); revenues excluding REGEN-COV increased 19%[5]

•  EPS Growth: GAAP and non-GAAP net income per share, or EPS, for full-year 2021 increased 136% and 137%, respectively, versus 2020[5]

•  Share Repurchase Programs: Repurchased $1.7 billion of common stock and allocated an additional $3.0 billion for future repurchases[6]

•  Global Growth and Retention: Headcount exceeded 10,000 employees, up 14% year-over-year, while turnover rate stayed at less than half the industry average

1	In January 2022, the FDA revised the EUA for REGEN-COV to exclude its use in geographic regions where, based on available information including variant susceptibility and regional variant frequency, infection or exposure is likely due to a variant such as Omicron (B.1.1.529) that is not susceptible to the treatment. With this EUA revision, REGEN-COV is not currently authorized for use in any U.S. states, territories, or jurisdictions, since Omicron is currently the dominant variant across the United States.
2	Our collaborator Bayer records net product sales of EYLEA outside the United States.
3	Our collaborator Sanofi records global net product sales of Dupixent and net product sales of Libtayo outside the United States.
4	The casirivimab and imdevimab antibody cocktail is known as REGEN-COV in the United States and RonaproveTM in other countries. The Company records net product sales of REGEN-COV in the United States and Roche records net product sales of Ronapreve outside the United States.
5	Revenues excluding REGEN-COV, non-GAAP net income, and non-GAAP net income per share, or EPS, are not measures calculated in accordance with GAAP. See Appendix A for a definition of these measures and a reconciliation of each of these measures to the most directly comparable GAAP financial measure.
6	Of the $3.0 billion authorized for future repurchases, $2.8 billion remained available as of December 31, 2021.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

Our stock performed well in 2021, delivering a total shareholder return (“TSR”) of 32% and outperforming each of the benchmarks shown in the chart below over this period. In addition, our stock significantly outperformed each of these benchmarks over the 10-year period ended December 31, 2021. While we cannot predict or control the performance of our stock price in any particular period, we believe that our Company’s performance is best assessed from a long-term perspective, consistent with the long-term nature of the drug discovery and development cycle. We also believe that if we continue to deliver pipeline, operational, and financial results, the creation of shareholder value and stock price appreciation will follow.

*TSR data reflect total returns (stock price appreciation and, if applicable, reinvested dividends).

2021 COMPENSATION HIGHLIGHTS

Our compensation program continues to evolve as the Company grows, our competition changes, and our business and operating environments transform. A decade ago we had one-fifth of the employees we have today, a Company-wide equity compensation program comprised entirely of stock options, and equity award guidelines that sized all awards based on the number of underlying shares, resulting in an annual burn rate of almost 5% of common shares outstanding. In recognition of the impact of our growth on the use of equity and in response to shareholder feedback, commencing in 2013, we implemented eight straight years of equity award guideline reductions; and in 2019 and 2020, we introduced and then expanded the use of full-value awards as a component of our annual equity awards. As discussed below, we continued to evolve our compensation program in 2021 and achieved a burn rate of 3.1%, the lowest level in the last decade, despite keeping our broad-based equity program intact and growing to over 10,000 employees.

Key compensation decisions since the 2021 annual shareholder meeting are highlighted below.

1. Implemented Annual Say-on-Pay. Earlier this year, after careful consideration of shareholder feedback received following the 2021 annual shareholder meeting, our board of directors voluntarily changed the frequency of our say-on-pay votes from every three years to every year, commencing at the 2022 Annual Meeting. In making this important change, the board recognized the significance of giving our shareholders the opportunity to formally weigh in on our compensation program every year. While recognizing that in 2017 our shareholders approved a triennial vote frequency and that the next frequency vote was not scheduled until 2023, our board concluded that the 2017 vote did not reflect current views of our shareholders, based on the shareholder feedback we had received, and that it was in the best interests of shareholders to unilaterally adopt an annual say-on-pay vote effective immediately.

2. Reaffirmed Commitment to Issue No Equity Awards for CEO and CSO Before December 2025. In response to shareholder feedback, the board and the Compensation Committee reaffirmed in this proxy statement their commitment to issue no equity awards to our CEO and CSO before the Company’s regular year-end grant cycle in December 2025. While this commitment was given at the time of grant of the front-loaded performance restricted stock units (“PSUs”) to our CEO and CSO in December 2020, the board and the Compensation Committee determined to reaffirm that the PSUs are intended to replace five years’ worth of annual equity awards and that these executives will not be eligible for new grants of equity awards until December 2025. See “Compensation Discussion and Analysis–Components of Executive Pay: What We Pay and Why We Pay It–Annual Equity Awards” for more information on these PSU awards and this commitment.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

3. Revised Equity Award Guidelines to Reflect Value-Based Approach and Continued to Use Full-Value Awards for Portion of Equity Grants. In 2021, the Compensation Committee approved changes to the Company’s equity award guidelines to express all awards in dollar terms (i.e., grant date fair value). Prior to 2019, the sizing of equity awards was determined based on the number of underlying shares, rather than the target grant date fair value; and in 2019 and 2020, we utilized hybrid guidelines. The current approach allows for value delivery to be normalized and predictable year-over-year, an important consideration for the top talent we seek to attract and retain, and better aligns with industry peers of similar size, maturity, and growth trajectory. It also resulted in lowering the Company’s burn rate in 2021 and helped address feedback relating to the levels of burn rate viewed as acceptable by some of our shareholders. In 2021, our burn rate was 3.1%, the lowest level in the last decade, despite keeping our broad-based equity program intact and increasing the number of our employees by 14% year-over-year, as shown in the chart below. As had been the case since 2019, in 2021 the Compensation Committee used a mix of stock options and full-value equity awards for NEOs below the CEO/CSO level and for other employees, with the full-value awards consisting of restricted stock awards (“RSAs”) and, for employees outside the United States, restricted stock units (“RSUs”).

*	Burn rate calculated by dividing (a) the sum of (i) the number of shares subject to equity awards (stock options, RSAs, and RSUs) granted during the year and (ii) PSUs earned during the year (if any), by (b) the basic weighted-average number of shares of common stock and Class A stock outstanding during the year. Headcount numbers based on the number of employees as of December 31 of the applicable year.

4. Set Lower Company Performance Multiplier for Annual Cash Incentive Awards. For 2021, the Compensation Committee set the Company performance multiplier for annual cash incentive awards to all eligible employees at 1.9. In so doing, the Compensation Committee reduced the multiplier from the previous year (2.25) (when Regeneron successfully discovered, developed, and commenced manufacturing of REGEN-COV in record time) to remain within the range historically used (0 to 2.0) and recognized another year of outstanding Company performance, including the achievements discussed above and in the subsection “Components of Executive Pay: What We Pay and Why We Pay It—Annual Cash Incentives.”

SHAREHOLDER ENGAGEMENT AND FEEDBACK

In addition to establishing an executive compensation program that aligns with our corporate culture and pay philosophy, we seek the views of our shareholders and annually engage with our investor base to solicit ideas, input, and direct feedback. We do this not only formally through our say-on-pay vote but also through direct discussions with our shareholders and informal exchanges in other settings. Feedback from these outreach efforts informs the Compensation Committee’s decision-making when evaluating our current compensation program and considering any potential modifications.

In the last decade, we have actively and regularly engaged with our key shareholders to receive feedback on many important areas including governance, compensation, and corporate responsibility matters. Following the 2021 annual shareholder meeting, once again our board of directors and senior management team embarked on an extensive, in-depth engagement to gather insight into shareholder voting decisions at that meeting and to solicit feedback from key shareholders on compensation and governance matters. We reached out to shareholders collectively representing nearly 60% of the shares of common stock outstanding as of December 31, 2021 (excluding shares held by our directors and executive officers), which we refer to as “public shares.” This outreach resulted in one-on-one discussions with shareholders representing over 40% of our public shares. In addition, we engaged with the two largest proxy advisory firms.

The feedback we received in 2021 was again an important factor in board and committee discussions, which led to the adoption of an annual say-on-pay frequency commencing with the 2022 Annual Meeting as well as several other actions described elsewhere in this CD&A, as summarized in the subsection “Compensation Discussion and Analysis–Compensation Processes–Shareholder Input and Outreach.”

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

HOW OUR PAY PROGRAM WORKS

As discussed above, our compensation program’s structure and design are shaped by how closely we tie our pay practices to our mission, strategy, and business model; our ongoing, company-wide pay philosophy; and our process for seeking and carefully considering valuable shareholder feedback each year. The compensation program for NEOs follows the same principles we apply throughout the organization, with an even greater emphasis on equity compensation to ensure our leadership’s interests are aligned with our long-term shareholders.

To create an effective executive compensation structure, our Compensation Committee relied on the following compensation elements for our NEOs in 2021 and recent years:

	Period	Element	Objective	Performance Measured/Rewarded
FIXED	Annual	Base Salary	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	Reviewed annually and set based on market competitiveness, individual performance, and other internal considerations
PERFORMANCE BASED	Annual	Annual Cash Incentive	Motivates and rewards our executives for short-term achievements and milestones towards our long-term goals	Corporate performance (CEO and CSO); corporate performance and individual contributions to that achievement (other NEOs)
	Long-Term	PSUs* (CEO and CSO)	Aligns the interests of CEO and CSO with shareholders over the long term; rewards strong TSR performance	Five-year absolute TSR goals as primary performance metric, with 5-year performance and vesting periods and, in the case of the 2020 PSUs, a 3-year post-vesting holding period
	Long-Term	Stock Options (NEOs other than CEO and CSO)	Aligns the interests of other NEOs with shareholders; rewards shareholder value creation after the date of grant	Vest in equal annual increments over four years; 10-year term
	Long-Term	Annual RSAs (NEOs other than CEO and CSO)	Reinforces long-term focus and rewards high performance	Annual awards RSAs vest 50% on the second anniversary of the date of grant and 50% on fourth anniversary of the date of grant
		Special RSAs (certain NEOs other than CEO and CSO)**	Rewards exceptional performance; further promotes employee retention	Special RSAs vest in their entirety on the fifth anniversary of the date of grant

*	Five-year, front-loaded PSU award granted to our CEO and CSO in 2020 in lieu of five years’ worth of annual equity awards. These executives are not eligible for additional equity awards until December 2025.
**	No special RSAs were awarded to any of the NEOs in 2021.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

KEY GOVERNANCE FEATURES

Our Compensation Committee independently oversees the executive compensation program with the support of an independent compensation consultant and management. Our compensation program demonstrates strong governance, minimizing inappropriate risk-taking behavior while protecting shareholder rights and interests. The following is a summary of Regeneron’s key executive compensation best practices and policies.

WHAT WE DO

Align pay with performance

•

All CEO and CSO direct pay is performance-based and “at-risk” (except for base salary)

•

94% of CEO direct pay “at-risk” in 2021 (see next page)

Align management and shareholder interests

•

Equity compensation key component of compensation program

•

Alignment over the long term: stock options vest over four years with a ten-year term; RSAs vest over four or five years; 2020 PSUs include five year performance and vesting periods and a three year post-vesting holding period

Maintain robust stock ownership guidelines

•

CEO and CSO: Shares with a value at least 6x base salary

•

Other NEOs: Shares with a value at least 2x base salary

Provide shareholders with the opportunity to weigh in on compensation matters via say-on-pay votes every year

•

Voluntarily changed the frequency of say-on-pay votes from every three years to every year, commencing at the 2022 Annual Meeting

Align our compensation philosophy and program design with our culture and business strategy

•

Long-term oriented

•

Focused on product pipeline

Maintain a strong recoupment (clawback) policy

•

Applies to bonus and other incentive compensation

•

Applies regardless of whether paid or payable in cash, equity, or otherwise and regardless of whether earned or vested

Retain an independent compensation consultant

•

Independent compensation consultant provides advice directly to the Compensation Committee on all key compensation decisions, as well as recommendations for compensation plans, budgets, and strategies

Actively and regularly engage with shareholders on executive compensation matters

•

Robust engagement program in the last decade

•

In 2021, reached out to shareholders collectively representing nearly 60% of public shares and held one-on-one discussions with shareholders representing over 40% of public shares

WHAT WE DON’T DO
Reprice or exchange stock options Provide excessive perquisites	Provide excise tax gross-ups in any new compensation plans or arrangements Allow hedging or pledging of securities

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PROGRAM OBJECTIVES

Our executive compensation program is designed to pay for performance, drive the creation of long-term, sustainable shareholder value, deliver compensation that is competitively positioned amongst our peers, and align with the pursuit and achievement of both our short-term and long-term strategic goals. Our pay program must attract and retain talented leaders who can innovate and execute. Managing our business for the long term is a core Company belief, as demonstrated by our history of growing through innovation and through a pipeline of internally developed medicines. Further, the compensation program must support the board’s and management’s broader objectives, such as those relating to research and product development; commercialization and access; manufacturing operations; and human capital management, including promotion of a diverse and inclusive workplace.

We strive to achieve these objectives by considering the following key compensation program tenets when designing and determining appropriate compensation structures:

Drive innovation through ownership culture

Our objective is to create and reinforce an ownership culture where employees are empowered to pursue fulfilling careers and focus on our mission and drug discovery and development. We believe a broad-based equity program that incentivizes long-term performance and promotes employee retention is a key ingredient in achieving this culture of ownership and innovation.	Prioritize design simplicity and long-term orientation

Tying compensation to long-term, Company-wide success and straightforward Company goals has enabled us to encourage decision-making that we believe is consistent with the long-term sustainability of our Company and our reputation. Our objective is to remain nimble, to encourage evolutionary ideas when strategies need to change, and to have the ability to pivot quickly if needed, without being hindered by overly complex compensation structures.

Provide at-risk, performance-based equity to all employees

A key part of our pay philosophy since our inception has been to award equity-based pay to all employees, not just senior executives, to ensure that when we deliver for patients and for shareholders, everyone shares in the potential upside growth. In line with this goal, approximately 90% of the employee equity grants in each of the last five years were awarded to our employees other than our NEOs. We believe this approach represents one of our competitive advantages.	Align with shareholder interests

Our objective has always been to ensure close alignment with shareholder interests. All of the direct pay of our CEO and CSO, except for base salary, depends on performance and is “at-risk.” For our CEO, at-risk pay comprised 94% of his direct pay in 2021, which is significantly higher than the percentage of at-risk compensation for CEOs in our Peer Group, as shown in the charts below.[7] More broadly, the long-term nature of our equity program is consistent with the drug discovery and development cycle and, therefore, helps drive the creation of long-term shareholder value.

Regeneron CEO Pay Mix*	Peer Group Average CEO Pay Mix*

*	“At-risk Equity” consists of stock options and any equity awards with performance-based vesting conditions (such as PSUs). For purposes of this chart, we annualized the five-year, front-loaded PSU award that was granted to our CEO in 2020. “Other Equity” consists of all other equity awards, such as time-based RSAs and RSUs. “At-risk Equity” and “Other Equity” reflect the grant date fair value of such equity awards. “STIP” consists of bonus and/or other applicable compensation provided under short-term, non-equity incentive plans. “At-risk” compensation consists of STIP and At-risk Equity. Total compensation amounts reflect direct compensation (total reported compensation, other than amounts reported as “All other compensation”).

7	We define “direct pay” or “direct compensation” as total compensation as reported in the Summary Compensation Table in the applicable proxy statement, other than the amounts reported as “All other compensation” and (if applicable) amounts reported under “Change in pension value and nonqualified deferred compensation earnings.” Peer Group CEO pay mix based on median for each compensation component using data reported for 2020.

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COMPONENTS OF EXECUTIVE PAY:
WHAT WE PAY AND WHY WE PAY IT

OUR NEO COMPENSATION HAS FIVE PRINCIPAL COMPONENTS:

We use these pay components to achieve the following objectives:

Objective	COMPENSATION COMPONENTS
	Base Salaries	Annual Cash Incentives	Annual Equity Awards	Perquisites and Personal Benefits	Potential Severance Payments
Attract and retain top talent	●	●	●	●	●
Provide stability and manage risk	●				●
Reward annual performance		●
Balance immediate focus with pursuit of sustainable long-term performance			●		●
Align our employees’ interests with those of shareholders and reward exceptional performance		●	●
Promote a culture of scientific innovation, teamwork, and ethical behavior	●	●	●	●	●

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

BASE SALARIES

The base salary component of NEO pay generally comprises a steadily smaller percentage of overall compensation as executives’ level of responsibility rises.

We consider factors including the executive’s scope of responsibilities, experience, and annual performance when setting base salaries. We also consider base salaries of comparable positions in the region, among our peers, and in the broader biopharmaceutical industry. See the subsections “Compensation Processes—Independent Compensation Consultant” and “Compensation Processes—Peer Data” for further information regarding the role of the Compensation Committee’s independent compensation consultant and our use of Peer Group data for purposes of setting compensation of our NEOs.

2021–2022 Base Salaries

Named Executive Officer	2021 Base Salary ($)	2022 Base Salary ($)	2022 vs. 2021 Change (%)
Leonard S. Schleifer, M.D., Ph.D.	1,767,800	1,811,995	2.5[1]
George D. Yancopoulos, M. D., Ph. D.	1,767,800	1,811,995	2.5[1]
Robert E. Landry	822,800	851,600	3.5[2]
Daniel P. Van Plew	822,800	900,000	9.4[3]
Andrew J. Murphy, Ph.D.	724,500	750,000	3.5[2]
Joseph J. LaRosa	810,000	838,400	3.5[2]

1	Reflects a 2.5% merit increase to maintain market positioning of cash compensation while staying true to our philosophy that performance-based compensation should be the predominant element of pay for our most senior leaders.
2	Reflects a 3.5% merit increase consistent with those for other employees.
3	Reflects (i) a 3.5% merit increase consistent with those for other employees and (ii) a base salary adjustment of approximately $48,400 in recognition of outstanding 2021 performance and to ensure greater market competitiveness for Mr. Van Plew.

ANNUAL CASH INCENTIVES

Our NEOs are eligible for cash incentives based on annual performance. We use these annual incentive opportunities to reward short-term achievements and milestones towards our long-term goals.

We focus on our overall corporate performance to determine the cash incentives of our CEO and our CSO. Our other NEOs’ cash incentives are assessed on both our overall corporate performance and on their individual contributions. As shown in the table below, the annual cash incentive opportunity for each NEO in 2021 was a function of the NEO’s cash incentive target (as a percentage of base salary); the weight and multiplier for the corporate performance component; and, if applicable, the weight and multiplier for the individual performance component. Each NEO’s cash incentive target as a percentage of base salary has remained the same for the last three years.

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How We Calculate Our Cash Incentive Awards

*	Reflects the historical range used by the Compensation Committee. In extraordinary cases, the Committee may exceed this range. The range for the corporate performance multiplier shown above has been exceeded only once in the last decade.

Using this formula, cash incentives are typically capped at 200% of target for our CEO and CSO and 180% of target for our other NEOs. In addition, cash incentives for each NEO and certain other senior executives are capped at the amounts previously allocated to such executives by the Compensation Committee when setting up the cash incentive pool under the Cash Incentive Bonus Plan toward the beginning of every calendar year. See “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives.”

Corporate Performance

As in recent years, the Compensation Committee utilized an enhanced process with greater involvement of all non-employee directors and the Chair of the Board to review the Company’s performance for purposes of determining the Company performance multiplier for 2021 cash incentives. This process involved an assessment of the Company’s performance in the following three categories to provide greater transparency desired by shareholders for the Committee’s decision-making process:

1	factors related to our product pipeline and development for both the near- and long-term;
2	factors regarding our financial performance and operations; and
3	factors related to our talent, culture, and corporate responsibility.

The factors analyzed under category (1) continued to be a key measure for the Compensation Committee’s assessment and calculating the Company performance multiplier. This recognizes the importance of innovation as a key component of the Company’s business strategy and valuation, as well as the critical role of the development pipeline in the Company’s long-term success.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

(1) PRODUCT PIPELINE AND DEVELOPMENT (PRIMARY FACTORS)

Regulatory & Clinical Milestones; Commercial Support

•   Approval of new products or indications by the FDA or applicable regulatory authorities outside the United States

•   Regulatory submissions for new products and new indications

•   Breakthrough Therapy or orphan drug designations by the FDA (or its equivalent outside the United States)

•   Data readouts and key publications from potentially pivotal/registrational studies

•   Initiation of new Phase 3 or Phase 2 studies

Achievements/Relevant Developments in 2021:*

EYLEA

•   New dosage form for pre-filled syringe (“PFS”) approved in U.S. and EU

•   Initial results from the National Institutes of Health-sponsored Protocol W trial evaluating EYLEA in patients with moderate to severe non-proliferative diabetic retinopathy were announced; two-year data confirmed results from the Company-sponsored PANORAMA trial and demonstrated reduced risk of developing vision threatening complications with an every 16-weeks dosing regimen

•   Filed Marketing Authorization Application (“MAA”) with the European Medicines Agency (“EMA”) for the treatment of retinopathy of prematurity (“ROP”)

•   Filed supplemental new drug application with the Pharmaceuticals and Medical Devices Agency in Japan for ROP

Aflibercept 8 mg

•   Announced that an ongoing Phase 2 proof-of-concept trial met its primary safety and efficacy endpoints

•   Completed enrollment in Phase 3 studies in wet AMD and DME

Dupixent

•   FDA approval of Dupixent as add-on maintenance treatment for patients aged 6 to 11 years with moderate-to-severe asthma and new pediatric device (100 mg PFS-S)

•   FDA approval of 300 mg single-dose pre-filled pen for use in patients 12 years and older

•   Filed supplemental Biologics License Application (“sBLA”) with FDA and MAA with EMA with additional long-term safety data for patients with atopic dermatitis

•   Filed MAA with EMA for use of Dupixent in the treatment of asthma in patients 6-11 years old

•   Filed combined MAA Access Procedure for the use of Dupixent in the treatment of asthma in patients 6-11 years old in Australia, Canada, Switzerland and Singapore

•   Announced that a second Phase 3 trial in patients 12 years and older with eosinophilic esophagitis met its co-primary endpoints

•   Announced positive pivotal Phase 3 results from a trial in adults with uncontrolled prurigo nodularis

•   Announced that pivotal Phase 3 trial in children aged 6 months to 5 years with moderate-to-severe atopic dermatitis met its primary and secondary endpoints

•   Announced that a pivotal Phase 3 trial in patients with moderate-to-severe chronic spontaneous urticaria met its primary and all key secondary endpoints at 24 weeks

REGEN-COV

•   EC approval for COVID-19 treatment of non-hospitalized patients and prevention

•   Approval for treatment of patients with mild to moderate COVID-19 by the MHLW in Japan

•   Approval by the United Kingdom’s Medicines and Healthcare products Regulatory Agency (“MHRA”) for the treatment and prevention of acute COVID-19

•   EUA updated by FDA to lower dose to 1,200 mg, allow for subcutaneous injections in certain circumstances, and include post-exposure prophylaxis**

•   Submitted Biologics License Application to FDA

Libtayo

•   FDA, EC, and MHRA approvals as first-line treatment of NSCLC

•   FDA, EC, and MHRA approvals for the treatment of BCC

•   Filed sBLA with FDA for the treatment of cervical cancer

Evkeeza

•   FDA and EC approvals for homozygous familial hypercholesterolemia

REGN1908-1909

•   Reported that Phase 2 study in cat allergic patients with mild asthma met its primary and key secondary endpoints

Progress in Earlier-Stage Clinical Programs; New Candidates Advanced into Clinical Development

•   Data readouts and key publications from existing Phase 1 studies

•   Initiation of new Phase 1 studies

•   Notable early research milestones and collaborations

Achievements/Relevant Developments in 2021:

•   Advanced multiple new product candidates into clinical development, including REGN4336 for prostate cancer and REGN9933 for thrombosis

•   Announced positive interim data from an ongoing Phase 1 clinical study of in vivo genome editing candidate, NTLA-2001, which is being developed as a single-dose treatment for transthyretin (ATTR) amyloidosis (in collaboration with Intellia Therapeutics, Inc.)

•   Presented positive data from Phase 1 trial of fianlimab (REGN3767), an antibody to LAG-3, in combination with Libtayo in advanced melanoma at American Society of Clinical Oncology Annual Meeting

•   The Regeneron Genetics Center® published the discovery of GPR75 gene mutations that protect against obesity

• Published several notable papers, including in Science Translational Medicine, Nature—Scientific Reports, Science Advances, and Nature Communications

*	Descriptions are based on information available to the Committee when setting the Company performance multiplier for 2021.
**	In January 2022, the FDA revised the EUA for REGEN-COV to exclude its use in geographic regions where, based on available information including variant susceptibility and regional variant frequency, infection or exposure is likely due to a variant such as Omicron (B.1.1.529) that is not susceptible to the treatment. With this EUA revision, REGEN-COV is not currently authorized for use in any U.S. states, territories, or jurisdictions, since Omicron is currently the dominant variant across the United States.

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(2) FINANCE AND OPERATIONS (SECONDARY FACTORS)
Financial Metrics; Capital Structure • Growth in total revenues • Growth in net product sales for key marketed products • Growth in profitability metrics • Collaboration agreements • Finance projects	Operational & Manufacturing • Marketing structure & strategy • Pricing, policy & legal developments • Successful completion of audits • Expansion of facilities • Increase in manufacturing capabilities
Achievements/Relevant Developments in 2021:

•   Total revenue for the first nine months of 2021 was $11.120 billion, a 83.1% increase over the same period in 2020 ($6.074 billion)

•   Full-year non-GAAP net income and diluted non-GAAP EPS forecast each projected to significantly exceed the 2021 board-approved plan

•   EYLEA global net product sales of $6.904 billion in the first nine months of 2021 (representing 21.0% growth vs. the first nine months of 2020)

•   Latest full year U.S. EYLEA net product sales projected to increase for the ninth straight year without a price increase

•   Dupixent global net product sales of $4.425 billion in the first nine months of 2021 (representing 54.0% growth vs. the first nine months of 2020)

•   Libtayo global net product sales of $337.2 million in the first nine months of 2021 (representing 34.4% growth vs. the first nine months of 2020)

•   Completed $802.7 million of share repurchases in the first nine months of 2021 and announced a new $3 billion share repurchase program in November 2021

•   Achieved favorable rulings with respect to, among other matters, patent infringement proceedings in U.S. federal courts, inter partes review proceedings before the U.S. Patent and Trademark Office, opposition proceedings before the European Patent Office, and proceedings before the U.S. International Trade Commission

•   Fulfilled REGEN-COV supply agreement with the U.S. government, successfully prepared for new product launches, and made progress toward the establishment of fill/finish facilities

•   Successfully completed transfer of products to, and inspection of, manufacturing facilities in Ireland

•   Established commercial capabilities in certain jurisdictions outside the United States

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

(3) TALENT, CULTURE, AND CORPORATE RESPONSIBILITY (SECONDARY FACTORS)
Talent Management & Retention
• Growth of global workforce to support our long-term strategic objectives
• Employee retention and below-industry attrition rate
• Outside recognition and employee feedback
Achievements/Relevant Developments in 2021:

•   Global company growth continued, with headcount exceeding 10,000 employees, up 14% year-over-year, while maintaining a turnover rate of less than half the industry average

•   Hired key leadership positions for the establishment of commercial capabilities in certain jurisdictions outside the United States

•   Earned the following accolades and rankings from independent organizations:

•   #4 ranking in Science Magazine’s ‘Top Biopharma Companies to Work For’

•   Fast Company’s list of ‘Best Workplaces for Innovators’

•   Fortune magazine’s list of ‘Best Companies to Work For’

•   Great Places to Work: ‘Best Workplaces in Ireland’

•   Forbes: America’s Best-in-State Employers, New York

•   IDEA Pharma: Pharmaceutical Invention Index

•   Bio-IT World: Innovative Practices Award

•   Affirmed organizational commitment to DEI by, among other things, hiring first Chief DEI Officer and launching first-ever DEI strategy.

•   Obtained favorable results from employee engagement survey, which exceeded certain pharmaceutical industry benchmarks.

Corporate Responsibility • ESG activities, reporting, ratings, and rankings • Corporate giving • Philanthropic and citizenship programs
Achievements/Relevant Developments in 2021:

•   As part of commitment to DEI, established new, long-term non-profit partnerships to support social justice efforts

•   Continued to invest in long-term talent pipeline of students from underrepresented groups in STEM fields

•   Virtual Regeneron International Science and Engineering Fair reached 1,779 competitors

•   Science News in High Schools program reached over 17,000 high school educators

•   66 mentors to students from underrepresented groups supported through Research Advocates program

•   Completed first Task Force on Climate-related Financial Disclosures (“TCFD”) climate scenario analysis and published accompanying TCFD Report

•   Engaged public health agencies, government and non-governmental agencies, and others to help facilitate access to Regeneron’s Ebola and COVID-19 treatments in low- and lower-middle-income countries

•   Earned the following accolades and rankings from independent organizations:

•   Dow Jones Sustainability World Index (2021)

•   Dow Jones Sustainability North American Index (2021)

•   Civic 50: Most Community-Minded Companies in the Nation

•   Newsweek: America’s Most Responsible Companies

•   Fortune: Change the World

•   Forbes: JUST 100 List

•   3BL: 100 Best Corporate Citizens

•   Fast Company World Changing Ideas: Pandemic Response

•   Healthcare Distribution Alliance: Distribution Industry Award for Notable Achievements in Healthcare ‘DIANA’

•   PM360 Elite Award - COVID Heroes

•   Prix Galien’s Roy Vagelos Humanitarian Award for REGEN-COV

•   Scrip COVID-19 Pandemic Special Recognition Award for Clinical Advance of the Year (finalist for REGEN-COV) and Best New Drug of the Year–non-COVID-19 (finalist for Inmazeb)

•   Reuters Global Pharma Awards, Breakthrough/Discovery (winner for REGEN-COV) and Collaboration (finalist for REGEN-COV with Roche)

•   National Organization of Rare Disease (NORD): 2021 Rare Impact Award Winner

•   Popular Science: Best of What’s New for Inmazeb

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

For each of the factors listed in the table above, the Compensation Committee assessed actual performance for the year. Based on a holistic assessment of these factors within the framework and the relevant categories outlined above, the Compensation Committee set the Company performance multiplier at 1.9 for 2021. In setting the multiplier at 1.9, the Compensation Committee recognized outstanding Company performance in 2021 while also identifying areas of possible improvement, including with respect to certain developmental milestones within the Company’s immuno-oncology portfolio.

Individual Performance

The personal performance multiplier may range from 0 to 1.5. For the explanation of individual factors considered in the cash incentive decisions, see the subsection “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives.”

2021 Earned Cash Incentives

In determining the level of 2021 cash incentives earned, we calculated the NEOs’ respective target cash incentive amounts (which, for our CEO, was set approximately at the median of the Peer Group) and applied the Company performance multiplier based on the Company’s achievement of 2021 objectives; and, for the four NEOs who also have a personal performance component, we applied a personal performance multiplier. For the four NEOs with a personal performance component (other than Mr. Landry as described below), the personal performance component had a 40% weighting and the Company performance component had a 60% weighting.

Based on the achievement of corporate goals (discussed above) and individual goals (discussed in the subsection “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives”) in the past year, our NEOs earned the followed cash incentives in 2021:

Named Executive Officer	2021 Base Salary ($)	Cash Incentive Target (as percentage of base salary)	Personal Performance Multiplier		Company Performance Multiplier	Total Cash Incentive ($)
Leonard S. Schleifer, M.D., Ph.D.	1,767,800	120%	n/a		1.9	4,030,584
George D. Yancopoulos, M. D., Ph. D.	1,767,800	120%	n/a		1.9	4,030,584
Robert E. Landry	822,800	65%	1.5	*	1.9	1,052,182	*
Daniel P. Van Plew	822,800	65%	1.5		1.9	930,587
Andrew J. Murphy, Ph.D.	724,500	65%	1.5		1.9	819,410
Joseph J. LaRosa	810,000	65%	1.5		1.9	916,110

*	Mr. Landry received an annual cash incentive in 2021 equal to the maximum amount allocated to him in March 2021 under the Cash Incentive Bonus Plan. In exceeding the amount that would have otherwise been earned by him in accordance with the formula set forth above ($930,587), the Compensation Committee gave special consideration to Mr. Landry’s leadership of and accomplishments in the Company’s accounting, finance, and tax functions and across his other responsibilities in 2021, as discussed further in the subsection “Compensation Dashboard—Additional Compensation Information—Annual Cash Incentives.” His annual cash incentive of $1,052,182 corresponds to a personal performance multiplier of 2.07 based on the formula set forth above.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL EQUITY AWARDS

Equity grants represent the largest portion of the value awarded annually to our NEOs for compensation purposes. These awards are designed to incentivize delivery of sustainable long-term value, which we believe is created by focusing on the discovery, development, and commercialization of new medicines. Our Compensation Committee utilizes a customized framework for determining the size and mix of the annual equity awards of our NEOs and other executives, which is periodically reassessed in light of our business objectives, feedback from our shareholders, and market practices. This framework and the relevant considerations underlying our equity program and the types of awards we have utilized in recent years are summarized below.

Performance-Based Sizing and Value Delivery

•   In determining the size of equity awards to our NEOs, we take into account:

•   Corporate performance (assessment of Regeneron’s corporate accomplishments, particularly as they relate to our product pipeline); and/or

•   Individual performance (assessment of performance against the corporate goals established by the board of directors for the CEO and the goals established by the Committee and/or the CEO for the other NEOs, as well as an assessment of the individual’s importance to the Company’s future performance).

•   Both stock options and PSUs are performance-based:

•   Stock options only deliver value if we deliver stock price appreciation for shareholders after grant. No amount of time will make a stock option deliver any value unless the company’s stock price increases.

•   PSUs (which were most recently granted in 2020 but not utilized for any NEOs in 2021) only vest if the relevant performance criteria related to TSR are satisfied. They are designed to reward top performance; reward exceptional long-term shareholder value creation; and ensure stability and continuity of leadership to support the achievement of the next phase of Regeneron’s ambitious product, pipeline, and talent development plans.

Long-Term Value Creation

•   Stock option grants have ten-year terms and four-year vesting provisions (generally requiring our employees, including our NEOs, to remain employed for four years in order for all options to vest*) to align with long-term value creation and the development cycle of our products.

•   PSUs granted in 2019 and 2020 incorporate a long-term, five-year performance period. In addition, the PSUs granted in 2020 require a three-year deferral and holding period, thus promoting and rewarding value creation over eight years.

•   RSAs/RSUs promote long-term employment:

•   RSAs/RSUs awarded as a component of annual equity awards vest 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, which is a more backloaded vesting schedule than is typical in the industry.

•   Special RSAs awarded to our NEOs in recent years vest 100% on the fifth anniversary of the date of grant. No special RSAs were awarded to our NEOs in 2021.

Meaningful Holding Requirements

•   We require NEOs to retain a significant amount of equity within five years of their employment with Regeneron:

•   Our CEO and CSO must own shares with a value at least 6x their respective base salaries.

•   Our other NEOs must own shares with a value at least 2x their respective base salaries.

•   In addition, PSUs awarded in 2020 require a three-year deferral and holding period following vesting, except in certain limited circumstances.

Risk-Mitigating Policies and Practices

•   We have a recoupment (clawback) policy that enables us to reduce or recoup equity and other incentive compensation for compliance violations by NEOs and other covered officers and employees; importantly, the policy covers both financial and non-financial violations.**

•   We prohibit our NEOs from hedging or pledging Regeneron securities they hold.

•   We periodically evaluate each NEO’s grant history and prior grant size amounts, as well as the amount of outstanding unvested and/or vested but unexercised stock options and other equity awards (if applicable) held, including whether such awards are “in-the-money.” These considerations inform future NEO grant sizes and the mix of equity awards utilized.

*	In the case of our CEO, this is subject to the terms of his employment agreement. See the subsection “Compensation Dashboard—2021 Executive Compensation Tables—Post-Employment Compensation—Leonard S. Schleifer, M.D., Ph.D. Employment Agreement.” In the case of our CSO, any unvested stock options granted to him in December 2018 and 2019 will continue to vest following his qualified retirement (as defined in the applicable Company policy).
**	See the subsection “Compensation Processes—Risk Assessment” below for further information about the recoupment (clawback) policy.

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COMPENSATION-RELATED MATTERS / COMPENSATION DISCUSSION AND ANALYSIS

In applying this framework in 2021, the Compensation Committee determined to grant our NEOs (except our CEO and CSO, who did not receive any equity awards in 2021) the target grant date fair value of the equity awards shown in the table below, with 60% of the grant date fair value of each NEO award allocated to stock options and 40% to RSAs. As part of a Company-wide change to the equity award guidelines, the 2021 annual equity awards to the NEOs were expressed in dollar terms (i.e., based on their grant date fair value). Prior to 2019, the sizing of NEO annual equity awards was determined based on the number of underlying shares, rather the target grant date fair value; and in 2019 and 2020, we utilized hybrid guidelines. The current approach allows for value delivery to be normalized and predictable year-over-year, an important consideration for the top talent we seek to attract and retain, and better aligns with industry peers of similar size, maturity, and growth trajectory. It also resulted in lowering the Company’s burn rate in 2021 and helped address feedback relating to the levels of burn rate viewed as acceptable by some of our shareholders. In 2021, our burn rate was 3.1%, the lowest level in the last decade, despite keeping our broad-based equity program intact and increasing the number of our employees by 14% year-over-year.

2021 Annual Equity Awards

Named Executive Officer	Annual Stock Options		Annual RSAs		Total
	($)**	(#)	($)**	(#)	($)**
Leonard S. Schleifer, M.D., Ph.D.*	—	—	—	—	—
George D. Yancopoulos, M. D., Ph. D.*	—	—	—	—	—
Robert E. Landry	3,840,000	16,958	2,560,000	3,971	6,400,000
Daniel P. Van Plew	4,200,000	18,548	2,800,000	4,344	7,000,000
Andrew J. Murphy, Ph.D.	3,347,400	14,783	2,231,600	3,462	5,579,000
Joseph J. LaRosa	3,227,400	14,253	2,151,600	3,338	5,379,000

*	Drs. Schleifer and Yancopoulos did not receive any equity awards in 2021. See “Reaffirmed Commitment to Issue No CEO and CSO Equity Awards Before December 2025” and “Update on 2020 PSU Awards” below for more information.
**	Represents the target grant date fair value of the awards. See “Compensation Dashboard—2021 Executive Compensation Tables—2021 Summary Compensation Table” for the actual grant date fair value of such awards.

All of the equity awards granted to the NEOs in 2021 are subject to the Company’s policy regarding recoupment or reduction (clawback) of incentive compensation for compliance violations, including after such awards have been earned/vested.

Annual Stock Option Awards

Stock options represented 60% of the grant date fair value of the annual equity awards granted to our NEOs in 2021 (other than our CEO and CSO, who did not receive any equity awards in 2021). The use of stock options for 2021 annual equity awards to these NEOs was based on our long-held view that stock options are a useful compensation tool when used thoughtfully as part of a well-designed compensation program because they are inherently performance-based, requiring stock price appreciation before there is any real value earned, and simple. No amount of time will make a stock option deliver any value unless the company’s stock price increases. In addition, stock options incentivize these NEOs to take actions that increase shareholder value over the entire 10-year option term, which we believe is consistent with the drug discovery and development cycle.

Stock options awarded to our NEOs in 2021 have an exercise price of $644.54 per share, the average of the high and low sales price per share of our common stock as quoted on the Nasdaq Global Select Market on the date of grant. These grants consist of non-qualified stock options and vest ratably over a period of four years. Except as set forth below in the subsection “Compensation Dashboard—2021 Executive Compensation Tables—Post-Employment Compensation,” stock option vesting ceases, and unvested stock options are forfeited, upon termination of employment.

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Annual RSAs

As had been the case since 2019, time-based RSAs were used as a component of the annual equity awards for our NEOs (other than our CEO and CSO, who did not receive any equity awards in 2021) based on the Company-wide decision to utilize a long-term incentive mix of stock options and RSAs/RSUs. In 2021, the annual RSAs granted to our NEOs represented 40% of the grant date fair value of the annual equity awards for these executives. In continuing to use RSAs/RSUs as a component of the equity award mix for the 2021 annual equity awards to our NEOs, the Compensation Committee took into account, among other factors, shareholder feedback about the annual rate of equity compensation dilution, retention considerations, and employee input. The RSAs vest 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, which is a more backloaded vesting schedule than is typical in the industry.

Reaffirmed Commitment to Issue No CEO and CSO Equity Awards Before December 2025

As described under “Compensation Processes–Shareholder Input and Outreach” below, following the 2021 annual shareholder meeting, our board of directors and senior management team embarked on an extensive, in-depth engagement to gather insight into shareholder voting decisions at that meeting and to solicit feedback from key shareholders on compensation and governance matters. In response to shareholders’ feedback regarding the front-loaded 2020 PSU awards to our CEO and CSO, the board and the Compensation Committee reaffirmed the commitment to issue no additional equity grants to the CEO and CSO during the 5-year PSU performance period (i.e., until December 2025) in discussions with investors and in this proxy statement. Consistent with this commitment, the Compensation Committee granted no equity awards to our CEO or CSO in 2021.

Update on 2020 PSU Awards

In designing the 2020 PSU awards, the Compensation Committee and the non-employee members of our board intentionally set challenging goals that would require extraordinary success in our scientific endeavors and business execution. The results to date suggest the awards have been working in the way they were intended. In the first year of the five-year performance period, our stock delivered a TSR of 32% and outperformed the S&P 500 Index and our Peer Group, thanks in large part to the achievements summarized above in the subsection “Compensation Program Overview—2021 Business Highlights.”

Despite the significant stock price appreciation in 2021, only 20% of the total number of PSUs awarded have been earned and thus eligible to vest in 2025 based on the satisfaction of the threshold performance goal. Importantly, no additional PSUs may be earned until the third anniversary of the grant date in December 2023. To the extent any earned PSUs subsequently vest at the conclusion of the five-year performance period in December 2025, they will remain subject to an additional three-year deferral and holding period until December 2028. The eight-year life of these awards is of longer duration than is typical in our industry and the broader market and was consciously selected by the Compensation Committee to further our corporate culture and pay philosophy through alignment with the drug discovery and development cycle and long-term shareholder value creation.

As shown in the chart below, the PSUs were designed to incentivize significant long-term value creation for our shareholders, and our recent performance is only the first step toward this end.

Shareholder and CEO/CSO Value Creation from PSUs
($ billions)

*	Through December 31, 2021.

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PERQUISITES AND PERSONAL BENEFITS

Similar to our other employees, our NEOs may participate in Company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan. See details concerning the 401(k) Savings Plan in the subsection “Compensation Dashboard—Additional Compensation Information—Perquisites and Personal Benefits.” Our NEOs are eligible to receive a limited number of additional perquisites. These include financial and tax planning assistance, which are taxable benefits.

In addition, our CEO is entitled to life insurance, long-term disability, medical malpractice insurance premiums, and additional tax and financial planning services pursuant to his employment agreement. These are described in footnote 5 to the Summary Compensation Table.

Our CEO and CSO are also eligible for various benefits under our board-approved security policy, the purpose of which is to ensure increased efficiencies and providing a more secure environment for these executives. Based on the recommendation of an independent, third-party security study, our security policy and related guidelines require our CEO and CSO (as well as their spouses and children when they accompany them) to use, as much as practicable, Company-provided aircraft for all business and personal air travel. As amended in November 2020 based on a new security study, the security policy also provides for 24/7 personal security services for each of Drs. Schleifer and Yancopoulos.

Additional information regarding perquisites and other personal benefits provided to our NEOs in, or with respect to, 2021 is given in the applicable footnotes to the Summary Compensation Table and in the subsection “Compensation Dashboard—Additional Compensation Information—Perquisites and Personal Benefits.”

POTENTIAL SEVERANCE PAYMENTS

The following points are key to understanding our change-in-control and other severance provisions:

•	Outstanding equity award agreements (with the exceptions and qualifications described in the subsection “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments”) for all employees other than Dr. Vagelos include a governance best-practice “double trigger” provision for the acceleration of vesting of awards granted thereunder only upon a without-cause termination by the Company within two years of a change in control.
•	We have a policy against excise tax gross-up provisions for payments contingent on a change in control of Regeneron in contracts, compensatory plans, and other arrangement with the Company’s officers (including NEOs) with the exception of the CEO under his existing employment agreement or amendments to it.
•	Regeneron has no pension, deferred compensation, or retirement plans for U.S.-based employees other than our 401(k) Savings Plan described above.

For additional details, see the subsection “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments.”

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COMPENSATION PROCESSES

COMPENSATION COMMITTEE

The Compensation Committee is responsible for overseeing the Company’s general compensation objectives and programs. The Compensation Committee evaluates the performance of our NEOs and approves their compensation—in the case of the CEO, subject to approval of the non-employee members of the board of directors. The Compensation Committee operates under a written charter adopted by the board of directors and regularly reviews and reassesses the adequacy of its charter. A copy of the current charter is available on our website at www.regeneron.com under the “Corporate Governance” heading on the “Investors & Media” page.

Annual salaries for the following year and year-end cash incentives and equity awards for all employees are determined in December of each year based on Company and individual performance, as well as other factors, which may include compensation trends among our Peer Group and in the biotechnology industry in general. With respect to our CEO, this process is formalized in the Compensation Committee’s charter, which specifies that the Compensation Committee is to annually present the proposed annual compensation of the CEO to the non-employee members of the board of directors for approval. The non-employee directors and the Chair of the Board are also involved in reviewing the Company’s performance for purposes of setting the annual cash incentive.

We make our annual equity awards on a regular, pre-set schedule. The meetings at which such grants are approved are generally scheduled well in advance of the grant date, without regard to the timing of earnings or other major announcements. We generally grant annual equity awards to eligible employees whose performance is determined to merit an annual grant, including the NEOs, at a meeting held during December.

Pursuant to the terms of the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, stock option awards are granted with an exercise price equal to the average of the high and low sales price per share of our common stock as quoted on the Nasdaq Global Select Market on the date of the grant or, if such date is not a trading day, on the last preceding date on which there was a sale of our common stock on the

Nasdaq Global Select Market.

We periodically evaluate the personal benefits and perquisites afforded to our NEOs. The Compensation Committee also regularly meets in executive session to discuss any of the matters that fall within its responsibilities.

MANAGEMENT

Members of our senior management play a role in the overall executive compensation process and assess performance of other officers. They also recommend for the Compensation Committee’s approval the salary, cash incentive, and equity grant budgets for non-officers and make specific recommendations for salary increases, cash incentives, and equity grants for other officers. For our NEOs (other than our CEO), recommendations to the Compensation Committee regarding their compensation are made by our CEO, who also evaluates their performance. Our CEO’s performance is evaluated directly by the Compensation Committee based on the Company’s overall corporate performance against annual goals that are approved by the board of directors at the beginning of each year, as discussed above.

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SHAREHOLDER INPUT AND OUTREACH

We believe in casting a broad net for information, and think it is very important to reach out to our shareholders for ideas, input, and direct feedback. We do this formally through our say-on-pay votes (which, as discussed in this proxy statement, will be held every year starting at the 2022 Annual Meeting), as well as through discussions with our shareholders both in connection with our annual shareholder meetings and in the “off-season,” where we discuss compensation, governance, and other issues of importance and interest to our shareholders. In addition, on a more informal basis, we engage with our shareholders through regular investor-relations channels, industry and corporate governance conferences, and informal exchanges in other settings.

In the last decade, we have actively and regularly engaged with our key shareholders to receive feedback on many important areas including governance, compensation, and corporate responsibility matters. Following the 2021 annual shareholder meeting, once again our board of directors and senior management team embarked on an extensive, in-depth engagement to gather insight into shareholder voting decisions at that meeting and to solicit feedback from key shareholders on compensation and governance matters. We reached out to shareholders collectively representing nearly 60% of the shares of common stock outstanding as of December 31, 2021 (excluding shares held by our directors and executive officers), which we refer to as “public shares.” This outreach resulted in one-on-one discussions with shareholders representing over 40% of our public shares. In addition, we engaged with the two largest proxy advisory firms.

We prioritized director participation in this outreach program, with the Chairs of our Compensation and Corporate Governance and Compliance Committees leading discussions comprising approximately 80% of the public shares engaged during our outreach as well as our discussions with the two largest proxy advisory firms. When appropriate, multiple meetings with the same shareholder were held in order to set an appropriate agenda and ensure complete and candid dialogue.

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Our board has always viewed shareholder feedback as critical for its decision-making, and has taken several actions over the years that are aligned with the investor feedback received. The feedback we received in 2021 was again an important factor in board and committee discussions, which led to several actions as listed in the table below.

Response to 2021 Shareholder Feedback

Feedback Themes	Specific Shareholder Feedback	Regeneron Board Response
Frequency of Say-On-Pay Advisory Votes	Investors expressed an overwhelming preference for an annual say-on-pay vote	The board has adopted an annual say-on-pay vote effective as of the 2022 Annual Meeting See “Compensation-Related Matters–Compensation Discussion and Analysis” for more information
Front-loaded PSUs to CEO and CSO	Some investors provided feedback on the front-loaded nature of the 2020 PSU awards to our CEO and CSO and asked for confirmation of the board’s commitment to issue no equity grants to the CEO and CSO during the 5-year PSU performance period

In discussions with investors and in this proxy statement, the board has reaffirmed its commitment to grant no additional equity awards to the CEO and CSO during the 5-year PSU performance period (i.e., until December 2025)

See “Compensation Discussion and Analysis–Components of Executive Pay: What We Pay and Why We Pay It–Annual Equity Awards – Reaffirmed Commitment to Issue No CEO and CSO Equity Awards Before December 2025” for more information

Enhanced Disclosure of Board and Committee Governance and Related Processes	Investors expressed interest in learning more about the board’s views on a number of governance topics and requested enhanced disclosure surrounding board composition and refreshment, board structure and leadership, board oversight of pricing decisions/access to medicine, annual cash incentive determinations, and certain other corporate governance matters

In this proxy statement, we have expanded board and committee disclosures in relevant sections to address shareholder feedback

See table on page 76 for where you can find these expanded disclosures in this proxy statement

2021 Board Actions Explained

Adopting Annual Say-on-Pay. The board considered various options in addressing the frequency of our say-on-pay votes and recognized the need to make a change in advance of the next say-on-pay frequency advisory vote, which will be required at the 2023 annual shareholder meeting. Ultimately, the board and the Compensation Committee determined that adopting annual say-on-pay effective as of the 2022 Annual Meeting would provide more regular shareholder input on compensation matters, was aligned with the overwhelming investor preference for an annual say-on-pay vote, and represented the most direct way the board could respond to shareholder feedback.

Reaffirmed Commitment to Issue No CEO/CSO Equity Awards Before December 2025. The board reaffirmed its commitment to grant no additional equity awards to our CEO and CSO until the end of fiscal year 2025. While this commitment was stated at the time of the grant, investors requested additional clarification and commitment that the 2020 PSU awards were in lieu of five years of annual equity grants (2020 through 2024).

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Enhanced Disclosure. While the board believes it has maintained and continually refined robust governance practices and processes, shareholders requested, and the board acknowledged the need to provide, additional disclosure throughout this proxy statement to help investors better understand why such practices and processes were put in place and how they are utilized by the board in the fulfillment of its duties and responsibilities. Please refer to the table below to locate these enhanced disclosures within this proxy statement.

Topic		Section
	Board Structure and Leadership	•	Board Structure, Page 22
		•	Board Leadership Structure–Separate Chair and CEO with Presiding Director, Page 25
	Board Composition and Refreshment	•	Meet the Board, Page 6
		•	Director Refreshment Philosophy, Page 22
	Committee Functions and Responsibilities	•	Board Committees, Page 20
	Board Oversight of Drug Pricing Decisions/Access to Medicine	•	Board Oversight of Risk and Key Pricing Decisions, Page 25
		•	Corporate Responsibility, Page 36
	Board Responsiveness to Shareholder Feedback	•	Shareholder Engagement Philosophy and Board Responsiveness, Page 27
		•	Shareholder Input and Outreach, Page 74
	Executive Compensation	•	Reaffirmed Commitment to Issue No CEO and CSO Equity Awards Before December 2025, Page 71
		•	Annual Cash Incentives, Page 63

These are just the latest examples of ways we have evolved in response to shareholder feedback over the years. Set forth below are other select changes to executive compensation and governance practices in the last five years.

Response to Other Recent Shareholder Feedback

Pay-for-Performance Alignment

•	Introduced PSUs as a component of CEO and CSO equity awards (2019).
•	Granted 100% of CEO and CSO equity awards in the form of PSUs (2020).

Management Stability

•	Increased holding/vesting requirements for CEO and CSO by incorporating a five-year performance period and a subsequent three-year holding period in most recent equity awards (2020).

Dilution/Burn Rate Concerns

•	Recalibrated equity award mix (stock options and RSAs/RSUs) for NEOs below the CEO/CSO level and other employees (2019-2021).

Annual Cash Incentives

•	Enhanced the process by which the Compensation Committee determines the Company performance multiplier for annual cash incentives; provided more detailed disclosure regarding this process (2019-2021).

Compensation of Non-Employee Directors and Chair of the Board

•	Introduced new compensation program for our non-employee directors and the Chair of the Board, thereby reducing the annual grant date fair value of their equity awards by nearly 50% (2018).

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Corporate Responsibility

•	Increased the breadth and depth of ESG data collection and reporting; aligned annual Responsibility Report with the SASB framework and in 2021 separately introduced a report on climate-related risks and opportunities aligned with the recommendations developed by the TCFD (2017-2021).

•	Bolstered DEI initiatives and reporting, including by hiring Chief DEI Officer in 2021, making a commitment to increase diversity in leadership and strengthen a culture of inclusion as part of global ESG goals, and publishing consolidated EEO-1 data (data from annual reports submitted to the U.S. Equal Employment Opportunity Commission) on Regeneron’s website (2018-2021).

INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has the sole authority to retain, at the Company’s expense, one or more third-party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. The Compensation Committee (and, as discussed above with respect to non-employee director compensation matters, the Corporate Governance and Compliance Committee) has utilized the services of Pay Governance LLC since September 2021. In addition, prior to engaging Pay Governance LLC as its new compensation consultant, the Compensation Committee utilized the services of Frederic W. Cook & Co. in the earlier part of 2021. In order to maintain its independence, the Compensation Committee retained Pay Governance LLC directly, and Pay Governance LLC performed services for the Compensation Committee exclusively at the Compensation Committee’s direction. The Compensation Committee periodically evaluates the independence of its compensation consultant. In accordance with applicable listing standards of the Nasdaq Stock Market LLC and SEC rules, in 2021 the Compensation Committee evaluated the independence of each of Frederick W. Cook & Co. and Pay Governance LLC; and, on the basis of these evaluations, concluded that the engagement of these compensation consultants did not raise any conflicts of interest.

The Compensation Committee’s consultant reviews management recommendations for compensation plans, budgets, and strategies, and also advises the Compensation Committee on how regulations and trends in executive compensation nationally and specifically in the pharmaceutical and biopharmaceutical industries may be relevant to the Company. It also assists with developing the Peer Group; provides comparative compensation information for our CEO and CSO and other senior executives (using the Peer Group and other compensation data as described below); reviews senior management’s compensation recommendations for other officers, including the other NEOs; and provides general advice to the Compensation Committee on compensation matters, including facilitating the articulation and periodic review of the Company’s compensation philosophy and replenishment of our long-term equity incentive plan.

PEER DATA

For purposes of setting our NEOs’ and other senior executives’ compensation, we use comparative compensation information from a relevant peer group of companies (referred to in this proxy statement as “Peer Group”). In 2021, we selected the companies in the Peer Group with the assistance of Frederic W. Cook & Co., the Compensation Committee’s former compensation consultant, based on factors including, but not limited to, the following:

•	research and development orientation;	•	stage of development; and

•	market capitalization;	•	total revenues.

•	number of employees;

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The Peer Group is also meant to provide a representative sample of companies with which we compete for talent. We periodically reassess the composition of the Peer Group and make changes as appropriate, taking into account factors such as changes in the Company’s market capitalization and merger-and-acquisition activity impacting the existing Peer Group companies.

The Peer Group utilized in 2021 consists of the following 13 companies:

AbbVie Inc.	BioMarin Pharmaceutical Inc.*	Incyte Corporation*
Alexion Pharmaceuticals, Inc.*+	Bristol-Myers Squibb Company	Merck & Co., Inc.
Alnylam Pharmaceuticals, Inc.*	Eli Lilly and Company	Seagen Inc.*
Amgen Inc.	Gilead Sciences, Inc.*	Vertex Pharmaceuticals, Inc.*
Biogen Inc.*

*	Regeneron’s Biotech R&D Peer.
+	Acquisition by AstraZeneca PLC was completed in July 2021.

The Compensation Committee reviewed the Peer Group in June 2021 and, based on the recommendation of Frederic W. Cook & Co., did not make any changes. As part of its assessment, the Compensation Committee took into account that Regeneron ranked at the 45th-50th percentile in the Peer Group based on market capitalization, revenues for the last four completed quarters, and the then-available reported number of employees, based on the data provided to the Committee, as shown in the table below.

Market Capitalization ($ Millions)				Last Four Quarters		Employees
as of 4/30/21		2020 (12-Month Avg.)		Revenues ($ Millions)		(as of last 10-K filing)
AbbVie	$196,778	Merck	$204,801	AbbVie	$50,195	Merck	73,500
Merck	$188,582	AbbVie	$151,961	Merck	$48,017	AbbVie	47,000
Lilly	$166,136	Bristol Myers Squibb	$137,544	Bristol Myers Squibb	$42,810	Lilly	35,000
Bristol Myers Squibb	$139,374	Amgen	$135,894	Gilead	$25,564	Bristol Myers Squibb	30,250
Amgen	$137,686	Lilly	$135,819	Lilly	$25,486	Amgen	24,300
Gilead	$79,912	Gilead	$86,485	Amgen	$25,164	Gilead	13,600
Vertex	$56,484	Vertex	$65,255	Biogen	$12,604	Regeneron	9, 123
Regeneron	$49,832	Regeneron	$56,366	Regeneron	$8,310	Biogen	9,100
Biogen	$40,248	Biogen	$46,920	Vertex	$6,415	Alexion	3,837
Alexion	$37,061	Seagen	$26,818	Alexion	$6,262	Vertex	3,400
Seagen	$26,089	Alexion	$24,285	lncyte	$2,703	BioMarin	3,059
Incyte	$18,773	Incyte	$19,325	Seagen	$2,273	Seagen	2,092
Alnylam	$16,532	BioMarin	$16,534	BioMarin	$1,844	Incyte	1,773
BioMarin	$14,233	Alnylam	$15,084	Alnylam	$571	Alnylam	1,453
75th Percentile	$152,755		$136,719		$34,187		32,625
Median	$56,484		$65,255		$12,604		9,100
25th Percentile	$22,431		$21,805		$2,488		2,576
Regeneron Percentile Rank	47P		47P		45P		50P

Note: Seagen was formerly known as Seattle Genetics.

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Further, in our review of the Peer Group data, we consider the practices of the sub-group of peers viewed as having businesses and drug discovery and development cultures that are most similar to Regeneron’s, with similarly-sized employee bases (marked with an asterisk in the table above and referred to as “Biotech R&D Peers”).

In making the compensation decisions in December 2021, we used data from publicly filed proxy statements of the companies in the Peer Group (as compiled by the Compensation Committee’s compensation consultant) to review each component of compensation of our NEOs against their peers in the Peer Group as well as their total annual compensation in relation to the Peer Group, while taking into account various factors such as the executive’s performance, past compensation history, experience, and their role in the Company’s success. We use Peer Group data as a point of reference for measurement, but Peer Group data do not represent the only factor considered and there is no targeted pay level percentile. The Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data.

RISK ASSESSMENT

We believe that the Company’s programs balance risk and potential reward in a manner that is appropriate to the Company’s circumstances and in the best interests of the Company’s shareholders over the long term. We also believe that the Company’s compensation and benefits programs do not create risks that are reasonably likely to have a material adverse effect on the Company. We regularly review the Company’s compensation and benefits programs, including its executive compensation program and its incentive-based compensation programs (such as sales incentive plans). At least annually the Compensation Committee reviews and considers a compensation program risk assessment performed by its independent compensation consultant.

The Company’s compensation and governance-related policies are further enhanced by our stock ownership guidelines applicable to our senior officers and our policy regarding recoupment or reduction (clawback) of incentive compensation of our officers and other specified employees for compliance violations. Our policy regarding recoupment or reduction (clawback) of incentive compensation for compliance violations applies to bonus and other incentive compensation, regardless of whether paid or payable in cash, equity, or otherwise and regardless of whether such compensation has been earned or vested. In addition, the policy covers both financial and non-financial violations resulting in a significant harm to the Company’s business, prospects, results of operations, or financial condition. Under the policy, the board and any designated committee of the board have full discretion to make recoupment and reduction decisions as they may deem appropriate subject to applicable law, the Company’s compensation plans in effect from time to time, and all relevant contractual obligations.

We also have adopted policies against hedging and pledging of our securities by our directors and employees, including the NEOs; and against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company’s executive officers, including the NEOs (other than the existing employment agreement with our CEO or any amendments thereto, which we expressly exempted).

These policies demonstrate Regeneron’s continued commitment to robust corporate governance and are meant to reduce compensation-related risks and ensure greater alignment of the interests of our employees, including the NEOs, and those of the Company and our shareholders.

TAX IMPLICATIONS

We take tax considerations into account in making our compensation-related assessments and decisions.

Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m) of the Internal Revenue Code generally limited the deductibility for federal income tax purposes of compensation in any year paid to the CEO and the other NEOs (other than the Chief Financial Officer) (the “covered employees”) to the extent such compensation exceeded $1 million, subject to certain exceptions. “Performance-based” compensation, as defined under Section 162(m) of the Internal Revenue Code, was exempt from such deduction limitation if specified requirements set forth in the Internal Revenue Code and applicable Treasury regulations were met. The Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan, adopted prior to the enactment of the Tax Cuts and Jobs Act, allows (but does not require) awards thereunder to be subject to the attainment of performance goals in order to qualify for this performance-based compensation exception.

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compensation-related matters / COMPENSATION DISCUSSION AND ANALYSIS

Under the Tax Cuts and Jobs Act, which generally became effective for us commencing with our 2018 fiscal year, the exception under Section 162(m) for performance-based compensation is no longer generally available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. Further, the definition of covered employees has been expanded to include our CFO. In addition, once one of our NEOs is considered a covered employee subject to the deduction limitation of Section 162(m), the NEO will remain a covered employee so long as he or she receives compensation from us. Despite the elimination of the performance-based compensation exception, we have continued to use the Cash Incentive Bonus Plan for annual cash incentives of the NEOs because we believe it furthers our compensation philosophy and objectives regardless of tax treatment. The Compensation Committee will continue to review the full impact of Section 162(m) (as revised by the Tax Cuts and Jobs Act) on the Company, our compensation programs, and executive compensation trends generally as it makes compensation-related assessments and decisions in the future.

Due to the requirements set forth in Section 274(e)(2) of the Internal Revenue Code, Company-provided personal and guest air travel (which is provided by the Company only to the extent permitted under board-approved guidelines and a security policy adopted by the board based on an independent, third-party security study) results in a partial disallowance of the related corporate tax deductions. In 2021, this disallowance amounted to approximately $3.2 million.

We take into account the deductibility of compensation in determining NEOs’ compensation. However, we reserve the right to use our judgment to authorize compensation payments that are not deductible, such as when we believe that such payments are necessary to maintain the flexibility needed to attract talent, promote executive retention, reward performance, or attain other Company objectives, or as required to comply with the Company’s contractual commitments.

80 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

compensation-related matters / COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee, have reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on that review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Christine A. Poon, Chair
George L. Sing
Huda Y. Zoghbi, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

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COMPENSATION DASHBOARD

2021 EXECUTIVE COMPENSATION TABLES

The following table and accompanying footnotes provide information regarding compensation earned by, or paid to, our NEOs during the last three fiscal years (other than with respect to Mr. LaRosa, who qualified as an NEO for 2021 but not for 2020 or 2019).

2021 Summary Compensation Table

A	B	C	E	F	G	I		J
Name and principal position	Year	Salary ($)[1]	Stock awards ($)[2]	Option awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	All Other Compensation ($)[4]		Total ($)
Leonard S. Schleifer, M.D., Ph.D. President and Chief Executive Officer	2021	1,767,800	—	—	4,030,584	672,130	[5]	6,470,514
	2020	1,480,119	130,000,032	—	3,567,714	302,256		135,350,121
	2019	1,377,100	4,983,226	11,699,586	3,057,162	338,043		21,455,117
George D. Yancopoulos, M.D., Ph.D. President and Chief Scientific Officer	2021	1,767,800	—	—	4,030,584	599,980	[6]	6,398,364
	2020	1,258,096	130,000,032	—	3,004,391	120,800		134,383,319
	2019	1,170,500	4,983,226	11,699,586	2,598,510	212,313		20,664,135
Robert E. Landry Executive Vice President, Finance and Chief Financial Officer	2021	822,800	2,559,468	3,839,805	1,052,182	24,200	[7]	8,298,455
	2020	825,577	949,560	3,459,499	938,872	24,195		6,197,703
	2019	730,000	2,840,008	3,526,669	811,395	23,470		7,931,542
Daniel P. Van Plew Executive Vice President and General Manager, Industrial Operations and Product Supply	2021	822,800	2,799,882	4,199,871	930,587	20,950	[8]	8,774,090
	2020	825,577	3,409,560	3,459,499	938,872	20,945		8,654,453
	2019	683,100	2,840,008	3,526,669	759,266	20,470		7,829,513
Andrew J. Murphy, Ph.D. Executive Vice President, Research	2021	724,500	2,231,397	3,347,323	819,410	24,200	[9]	7,146,830
	2020	726,923	5,025,288	4,335,258	887,250	24,195		10,998,914
	2019	600,000	4,702,308	3,526,669	666,900	23,470		9,519,347
Joseph J. LaRosa Executive Vice President, General Counsel and Secretary[10]	2021	810,000	2,151,475	3,227,316	916,110	22,000	[11]	7,126,901

1	The reported salary amounts for 2020 give effect to a 27th pay period in 2020 as a result of the Company’s payroll schedule, which was accelerated to avoid a delayed funds disbursement. This resulted in each NEO receiving one additional paycheck in 2020 based on the base salaries then in effect.
2	The amounts in columns E and F reflect the respective aggregate grant date fair values (disregarding estimated forfeitures) of PSUs or RSAs (as applicable) and stock option awards granted in 2021, 2020, and 2019, respectively, pursuant to the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or its predecessor. Valuation assumptions and methodologies used in the calculation of these amounts for 2021 are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in the 2021 Annual Report.
3	Non-equity incentive plan compensation amounts (consisting of cash incentives paid to the NEOs in respect of the relevant year under the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan) are shown in the year in which they were accrued and earned.
4	See the subsection “Additional Compensation Information— Perquisites and Personal Benefits” below for further information. Certain 2021 perquisites and other personal benefits are quantified for each of the NEOs in the footnotes to this table below based on the actual additional cost incurred by us in providing the perquisite or other personal benefit.
5	Consists of (i) $20,724 for life insurance premiums, (ii) $7,366 for disability insurance premiums, (iii) $28,318 for medical malpractice insurance premiums, (iv) $13,000 for 401(k) Savings Plan matching contributions in respect of 2021, (v) $11,200 for tax and financial planning advisory services, (vi) $138,036 for personal use of Company-provided aircraft, (vii) $395,745 for secure car transportation/personal and residential security services, and (viii) $57,741 for expenses incurred by the Company to upgrade the home security systems at the primary residence of Dr. Schleifer (in the case of clauses (vi)-(viii), in accordance with our security policy and calculated as described in the subsection “Additional Compensation Information—Perquisites and Personal Benefits” below).
6	Consists of (i) $13,000 for 401(k) Savings Plan matching contributions in respect of 2021, (ii) $11,200 for tax and financial planning advisory services, (iii) $215,432 for personal use of Company-provided aircraft, (iv) $164,847 for secure car transportation/personal and residential security services, and (v) $195,501 for expenses incurred by the Company to upgrade the home security systems at the primary residence of Dr. Yancopoulos (in the case of clauses (iii)-(v), in accordance with our security policy and calculated as described in the subsection “Additional Compensation Information—Perquisites and Personal Benefits” below).
7	Consists of (i) $13,000 for 401(k) Savings Plan matching contributions in respect of 2021 and (ii) $11,200 for tax and financial planning advisory services.
8	Consists of (i) $9,750 for 401(k) Savings Plan matching contributions in respect of 2021 and (ii) $11,200 for tax and financial planning advisory services.
9	Consists of $13,000 for 401(k) Savings Plan matching contributions in respect of 2021 and (ii) $11,200 for tax and financial planning advisory services.
10	Mr. LaRosa qualified as an NEO for 2021 but not for 2020 or 2019.
11	Consists of $13,000 for 401(k) Savings Plan matching contributions in respect of 2021 and (ii) $9,000 for tax and financial planning advisory services.

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compensation-related matters / COMPENSATION DASHBOARD

2021 Grants of Plan-Based Awards

The following table and explanatory footnotes provide information regarding the annual cash incentive and equity awards granted to our NEOs during 2021.

A	B		C	D	E	I	J	K		L
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			All other stock awards: number of shares of	All other option awards: number of securities	Exercise or base price of	Closing price of Company common	Grant date fair value of stock
Name	Grant date		Threshold ($)	Target ($)	Maximum ($)	stock or units (#)	underlying options (#)	option awards ($/Sh)(2)	stock on grant date ($/Sh)(2)	and option awards ($)(3)
Leonard S. Schleifer, M.D., Ph.D.	—		—	2,121,360	4,471,775	—	—	—	—	—
George D. Yancopoulos, M.D., Ph.D.	—		—	2,121,360	4,471,775	—	—	—	—	—
	—		—	534,820	1,052,182	—	—	—	—	—
Robert E. Landry	12/08/2021	[4]	—	—	—	—	16,958	644.54	654.04	3,839,805
	12/08/2021	[5]	—	—	—	3,971	—	—	—	2,559,468
	—		—	534,820	1,052,182	—	—	—	—	—
Daniel P. Van Plew	12/08/2021	[4]	—	—	—	—	18,548	644.54	654.04	4,199,871
	12/08/2021	[5]	—	—	—	4,344	—	—	—	2,799,882
	—		—	470,925	1,052,182	—	—	—	—	—
Andrew J. Murphy, Ph.D.	12/08/2021	[4]	—	—	—	—	14,783	644.54	654.04	3,347,323
	12/08/2021	[5]	—	—	—	3,462	—	—	—	2,231,397
	—		—	526,500	1,052,182	—	—	—	—	—
Joseph J. LaRosa	12/08/2021	[4]	—	—	—	—	14,253	644.54	654.04	3,227,316
	12/08/2021	[5]	—	—	—	3,338	—	—	—	2,151,475
1	Cash incentive awards under the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan. The actual cash incentive awards earned in respect of 2021 and paid out in January 2022 are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. The maximum amount in this column represents the maximum cash incentive allocated to each executive by the Compensation Committee in March 2021 under the Cash Incentive Bonus Plan.
2	These options have an exercise price equal to the average of the high and low sales price per share of the Company’s common stock on the date of grant. Therefore, the closing price of our common stock on the grant date may be higher or lower than the exercise price of these options.
3	The amounts in this column represent the grant date fair value (disregarding estimated forfeitures) of the awards made pursuant to the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The valuation assumptions and methodologies used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in the 2021 Annual Report.
4	The NEO received a non-qualified stock option award that vests subject to continued employment at a rate of 25% per year over the first four years of the maximum ten-year option term.
5	The NEO received an annual RSA that vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.

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compensation-related matters / COMPENSATION DASHBOARD

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table and explanatory footnotes provide information regarding unexercised stock options and PSUs or RSAs (as applicable) held by our NEOs as of December 31, 2021.

A	B	C		D	E	F	G		H		I		J
	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
	40,640	40,638	[3]	—	372.46	12/11/2029	—		—		—		—
	96,760	32,253	[4]	—	381.40	12/12/2028	—		—		—		—
	139,474	—		—	378.98	12/12/2027	—		—		—		—
Leonard S. Schleifer,	146,815	—		—	381.92	12/16/2026	—		—		—		—
M.D., Ph.D.	172,723	—		—	555.67	12/16/2025	—		—		—		—
	203,204	—		—	399.66	12/16/2024	—		—		—		—
	—	—		—	—	—	—		—		248,108	[5]	156,685,164[7]
	—	—		—	—	—	—		—		25,155	[6]	15,885,886[7]
TOTAL	799,616	72,891									273,263		172,571,050
	40,640	40,638	[3]	—	372.46	12/11/2029	—		—		—		—
	96,760	32,253	[4]	—	381.40	12/12/2028	—		—		—		—
	139,474	—		—	378.98	12/12/2027	—		—		—		—
George D. Yancopoulos,	146,815	—		—	381.92	12/16/2026	—		—		—		—
M.D., Ph.D.	146,815	—		—	555.67	12/16/2025	—		—		—		—
	172,723	—		—	399.66	12/16/2024	—		—		—		—
	—	—		—	—	—	—		—		248,108	[5]	156,685,164[7]
	—	—		—	—	—	—		—		25,155	[6]	15,885,886[7]
TOTAL	743,227	72,891									273,263		172,571,050
	—	16,958	[1]	—	644.54	12/08/2031	—		—		—		—
	4,988	14,962	[2]	—	492.00	12/09/2030	—		—		—		—
	12,250	12,250	[3]	—	372.46	12/11/2029	—		—		—		—
	15,000	5,000	[4]	—	381.40	12/12/2028	—		—		—		—
	23,337	—		—	378.98	12/12/2027	—		—		—		—
	19,565	—		—	381.92	12/16/2026	—		—		—		—
Robert E. Landry	2,500	—		—	555.67	12/16/2025	—		—		—		—
	17,000	—		—	399.66	12/16/2024	—		—		—		—
	—	—		—	—	—	3,971	[8]	2,507,766	[7]
	—	—			—	—	1,930	[9]	1,218,834	[7]
	—	—		—	—	—	1,312	[11]	828,554	[7]	—		—
	—	—		—	—	—	5,000	[12]	3,157,600	[7]	—		—
	—	—		—	—	—	12,500	[13]	7,894,000	[7]	—		—
TOTAL	94,640	49,170					24,713		15,606,754

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compensation-related matters / COMPENSATION DASHBOARD

A	B	C		D	E	F	G		H		I	J
	Option Awards								Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
	—	18,548	[1]	—	644.54	12/08/2031	—		—		—	—
	4,988	14,962	[2]	—	492.00	12/09/2030	—		—		—	—
	12,250	12,250	[3]	—	372.46	12/11/2029	—		—		—	—
	34,688	11,562	[4]	—	381.40	12/12/2028	—		—		—	—
	50,000	—		—	378.98	12/12/2027	—		—		—	—
	34,000	—		—	381.92	12/16/2026	—		—		—	—
Daniel P. Van Plew	40,000	—		—	555.67	12/16/2025	—		—		—	—
	40,000	—		—	399.66	12/16/2024	—		—		—	—
	—	—		—	—	—	4,344	[8]	2,743,323	[7]	—	—
	—	—		—	—	—	1,930	[9]	1,218,834	[7]	—	—
	—	—		—	—	—	5,000	[10]	3,157,600	[7]	—	—
	—	—		—	—	—	1,312	[11]	828,554	[7]	—	—
	—	—		—	—	—	5,000	[12]	3,157,600	[7]	—	—
TOTAL	215,926	57,322					17,586		11,105,911
	—	14,783	[1]	—	644.54	12/08/2031	—		—		—	—
	6,250	18,750	[2]	—	492.00	12/09/2030	—		—		—	—
	12,250	12,250	[3]	—	372.46	12/11/2029	—		—		—	—
	18,750	6,250	[4]	—	381.40	12/12/2028	—		—		—	—
	50,000	—		—	378.98	12/12/2027	—		—		—	—
	34,000	—		—	381.92	12/16/2026	—		—		—	—
	35,000	—		—	555.67	12/16/2025	—		—		—	—
Andrew J. Murphy,	40,000	—		—	399.66	12/16/2024	—		—		—	—
Ph.D.	40,000	—		—	270.43	12/13/2023	—		—		—	—
	40,000	—		—	179.13	12/14/2022	—		—		—	—
	—	—		—	—	—	3,462	[8]	2,186,322	[7]	—	—
	—	—		—	—	—	1,929	[9]	1,218,202	[7]	—	—
	—	—		—	—	—	8,285	[10]	5,232,143	[7]	—	—
	—	—		—	—	—	1,312	[11]	828,554	[7]	—	—
	—	—		—	—	—	10,000	[12]	6,315,200	[7]	—	—
	—	—		—	—	—	15,000	[13]	9,472,800	[7]	—	—
TOTAL	276,250	52,033					39,988		25,253,222

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compensation-related matters / COMPENSATION DASHBOARD

A	B	C		D	E	F	G		H		I	J
	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
	—	14,253	[1]	—	644.54	12/08/2031	—		—		—	—
	4,988	14,962	[2]	—	492.00	12/09/2030	—		—		—	—
	12,250	12,250	[3]	—	372.46	12/11/2029	—		—		—	—
	15,000	5,000	[4]	—	381.40	12/12/2028	—		—		—	—
	23,337	—		—	378.98	12/12/2027	—		—		—	—
	24,565	—		—	381.92	12/16/2026	—		—		—	—
Joseph J. LaRosa	28,900	—		—	555.67	12/16/2025	—		—		—	—
	34,000	—		—	399.66	12/16/2024	—		—		—	—
	40,000	—		—	270.43	12/13/2023	—		—		—	—
	—	—		—	—	—	3,338	[8]	2,108,014	[7]	—	—
	—	—		—	—	—	1,930	[9]	1,218,834	[7]	—	—
	—	—		—	—	—	1,312	[11]	828,554	[7]	—	—
TOTAL	183,040	46,465					6,580		4,155,402

1	This stock option award was granted to the NEO on December 8, 2021 and vests at a rate of 25% per year over the first four years of the option term.
2	This stock option award was granted to the NEO on December 9, 2020 and vests at a rate of 25% per year over the first four years of the option term.
3	This stock option award was granted to the NEO on December 11, 2019 and vests at a rate of 25% per year over the first four years of the option term.
4	This stock option award was granted to the NEO on December 12, 2018 and vests at a rate of 25% per year over the first four years of the option term.
5	This PSU award was granted to the NEO on December 31, 2020 and has a five-year performance period from the date of grant. Based on performance as of December 31, 2021 in accordance with SEC rules, the number of PSUs shown in this table assumes a target level of payout.
6	This PSU award was granted to the NEO on December 11, 2019 and has a five-year performance period from the date of grant. Based on performance as of December 31, 2021 in accordance with SEC rules, the number of PSUs shown in this table assumes a maximum level of payout.
7	Reflects the closing price of $631.52 per share of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2021.
8	This RSA was granted to the NEO on December 8, 2021 and vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.
9	This RSA was granted to the NEO on December 9, 2020 and vests 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.
10	This RSA was granted to the NEO on December 9, 2020 and vests 100% on the fifth anniversary of the date of grant, subject to the NEO’s continued employment.
11	This RSA was granted to the NEO on December 11, 2019. The amount shown in this table consists of the remaining 50% of the RSA that will vest on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.
12	This RSA was granted to the NEO on December 11, 2019 and vests 100% on the fourth anniversary of the date of grant, subject to the NEO’s continued employment.
13	This RSA was granted to the NEO on December 12, 2018 and vests 100% on the fifth anniversary of the date of grant, subject to the NEO’s continued employment.

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compensation-related matters / COMPENSATION DASHBOARD

2021 Option Exercises and Stock Vested

The following table and explanatory footnotes provide information with regard to amounts realized by our NEOs during 2021 as a result of the exercise of stock options or the vesting of RSAs.

A	B	C	D	E
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) [1]	Number of shares acquired on vesting (#)	Value realized on vesting ($) [2]
Leonard S. Schleifer, M.D., Ph.D.	920,313	446,385,144	—	—
George D. Yancopoulos, M. D., Ph. D.	442,267	172,024,748	—	—
Robert E. Landry	15,500	3,481,150	1,313	872,278
Daniel P. Van Plew	50,000	17,958,000	1,313	872,278
Andrew J. Murphy, Ph.D.	33,079	19,756,643	1,313	872,278
Joseph J. LaRosa	50,000	23,227,300	1,313	872,278

1	Amounts reflect the difference between the exercise price of the option(s) and the average of the high and low sales price per share of the Company’s common stock on the Nasdaq Global Select Market on the exercise date(s).
2	Amount reflects the average of the high and low sales price per share of the Company’s common stock on the Nasdaq Global Select Market on the vesting date.

POST-EMPLOYMENT COMPENSATION

As discussed in “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments,” our NEOs are entitled to certain severance benefits upon the voluntary or involuntary termination of their employment. We provide additional information regarding the severance benefits available to our NEOs in the tables set out below in this subsection. For our CEO, the table shows the amounts payable under his employment agreement upon his involuntary or not-for-cause termination, termination in connection with a corporate change of control, and in the event of his disability or death. For the other NEOs, the table shows their post-termination compensation arrangements under our change in control severance plan upon an involuntary or not-for-cause termination in connection with a corporate change of control.

Leonard S. Schleifer, M.D., Ph.D., Employment Agreement

We entered into an employment agreement with our CEO, Dr. Schleifer, effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis. On November 14, 2008, this employment agreement was amended and restated to bring the employment agreement into compliance with Section 409A of the Internal Revenue Code (“Section 409A”). Pursuant to this agreement, we agreed that in the event that Dr. Schleifer’s employment is terminated by us other than for cause (as defined in the employment agreement) or is terminated by Dr. Schleifer for good reason (as defined in the employment agreement to include specified acts of constructive termination, together called an “involuntary termination”), we will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average cash incentive paid over the prior three years. This amount will be paid in a lump-sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 18 months. Subject to the discussion in the following paragraph, in the event that Dr. Schleifer’s employment terminates for any reason other than for cause, (i) all of his unvested stock options will continue to vest in accordance with the terms of the applicable award grant and he will be entitled to exercise the stock options throughout their original term, which is generally ten years from the date of grant, and (ii) all of his unvested PSUs from the 2019 grant will remain outstanding, and vesting and forfeiture shall be determined in the manner set forth in the applicable award agreement, without regard to such termination of employment. The treatment of Dr. Schleifer’s unvested PSUs from the 2020 grant upon certain termination events is governed by the terms of the 2020 PSU award agreement, notwithstanding any provision to the contrary in his employment agreement. The terms of the 2020 PSU award agreement provide (i) in the case of a termination of employment due to death or disability, the PSUs remain outstanding and may be earned during their term (and, to the extent earned, are not subject to the three-year mandatory deferral and holding period (the “Holding Period”));

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(ii) in the case of a termination by the Company without cause or a departure by Dr. Schleifer for good reason (each as defined in his employment agreement), earnout is measured as of termination and all PSUs earned as of that date vest and remain subject to the Holding Period8; and (iii) in the case of a change in control, earnout is measured as of the date of the change in control (using the applicable transaction price as the ending stock price), and all PSUs earned as of that date vest with no Holding Period and any unearned PSUs are forfeited immediately.

Upon an involuntary termination (i.e., a termination by the Company without cause or by Dr. Schleifer for good reason, each as defined in the employment agreement) within three years after a change of control of the Company or within three months prior to such a change of control, we will pay Dr. Schleifer an amount equal to three times the sum of his annual base salary plus his average cash incentive over the prior three years. This amount will be paid in a lump-sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 36 months. Upon such an involuntary termination in connection with a change of control, Dr. Schleifer’s outstanding stock options will vest immediately and remain exercisable throughout their original term, which is generally ten years from the date of grant. In addition, pursuant to the terms of his 2019 PSU award agreement, any such PSUs that vest upon a change of control (as a result of performance exceeding the relevant TSR goal for the period from the grant date to the date of the change of control) will become deliverable to Dr. Schleifer upon the earlier of (x) the five-year anniversary of the grant date or (y) a termination of Dr. Schleifer’s employment by the Company without cause or by Dr. Schleifer for good reason, in each case within two years after such a change of control. Pursuant to the terms of his 2020 PSU award agreement, any such PSUs that vest upon a change of control as discussed above will be immediately deliverable to Dr. Schleifer (with no Holding Period). If aggregate severance payments to Dr. Schleifer in connection with a change of control exceed certain thresholds set forth in the Internal Revenue Code, then we will pay him an additional amount to cover any resulting excise tax obligations, unless the excise taxes could be eliminated by reducing Dr. Schleifer’s cash severance payments and benefits under the agreement by less than 10%, in which case such benefits and payments will be reduced accordingly.

The following table reflects the potential payments to our CEO under his employment agreement assuming a termination effective December 31, 2021 under different scenarios (including following a change of control), as well as upon death or disability. The information in the table below is based on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

8	In this circumstance, PSUs not earned as of such termination date have 12 additional months to be earned and, to the extent earned, will vest on the fifth anniversary of the grant date or the first anniversary of the termination, whichever comes first (with the Holding Period beginning upon such vesting). Unearned PSUs are forfeited at the end of the 12 months.

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compensation-related matters / COMPENSATION DASHBOARD

Potential Severance Payments under Dr. Schleifer’s Employment Agreement

	Cash Severance		Benefits Continuation		Death Benefits [4]	Disability Benefits		Value of Accelerated Stock Options/ PSUs		Cutback/ Gross-up [6]	Total Amount
Involuntary Termination Following a Change of Control[1]	$14,881,986	[2]	$288,247	[3]	—	—		$114,590,893	[5]	—	$129,761,126
Involuntary Termination	$6,200,828	[7]	$139,493	[8]	—	—		$83,664,401	[9]	—	$90,004,722
Death	—		$108,407	[10]	—	—		—	[11]	—	$108,407	[11]
Disability	—		$139,493	[8]	—	$928,095	[12]	—	[13]	—	$1,067,588

1	For purposes of these calculations, (i) we used Dr. Schleifer’s 2021 base salary and the annual cash incentives paid to Dr. Schleifer for performance in 2018, 2019, and 2020, respectively; (ii) we assumed that Dr. Schleifer received his annual cash incentive that was earned in 2021 and paid in 2022 (described in the Summary Compensation Table above); (iii) we took into consideration, for purposes of determining whether Dr. Schleifer was entitled to receive a gross-up payment under the terms of his employment agreement, the fact that Dr. Schleifer’s stock options continue to vest according to their original vesting schedule following a voluntary or involuntary termination (other than in connection with a change of control); (iv) we assumed a 6.5% annual increase in medical premiums, 4% annual increase in dental premiums, and no increase in annual disability or life insurance premiums; (v) we assumed that the medical and dental insurance benefits received in 2022, 2023, and 2024 would be taxable and that Dr. Schleifer would be eligible for a tax gross-up for these benefits under the terms of his employment agreement; (vi) although Dr. Schleifer’s employment agreement provides for restrictive covenants, including a six-month non-compete obligation, no specific value has been ascribed to these covenants solely for purposes of assessing excise tax liabilities and potential cutbacks; and (vii) although certain payments to Dr. Schleifer would be subject to potential delays upon separation of service under Section 409A, we did not attempt to determine which, if any, payments would be delayed or revise the values to reflect any such delay.
2	Equal to three times the sum of (a) Dr. Schleifer’s 2021 base salary and (b) the average annual cash incentive paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer’s annual cash incentives for performance in 2018, 2019, and 2020.
3	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 36 months.
4	We maintain $1 million of term life insurance covering Dr. Schleifer payable to his designated beneficiary.
5	Equal to the sum of (a) the aggregate amount of the differences between the exercise prices of Dr. Schleifer’s accelerated stock options and the closing sales price per share of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2021, the last business day of 2021, of $631.52 and (b) the value of 25,155 PSUs from his 2019 grant and 126,853 PSUs from his 2020 grant that would have been earned had the applicable vesting determination been made on December 31, 2021 in respect of performance for the period from the date of grant to December 31, 2021. In the case of the 2020 PSUs, this calculation assumes a change of control transaction price equal to the closing sales price per share of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2021.
6	Under Dr. Schleifer’s employment agreement, if payments due in connection with a change of control are subject to excise taxes under Section 280G of the Internal Revenue Code, we will cut back the payments if the excise tax can be eliminated by reducing his cash severance payments and benefits by less than 10%. Otherwise, we will pay him an additional “gross up” amount so that his after-tax benefits are the same as though no excise tax had been applied. We have determined that Dr. Schleifer would not have been subject to excise taxes if he had been terminated on December 31, 2021 as a result of a change of control.
7	Equal to 1.25 times the sum of (a) Dr. Schleifer’s 2021 base salary and (b) the average annual cash incentive paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer’s year-end cash incentive awards for performance in 2018, 2019, and 2020.
8	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for 18 months.
9	Equal to the value of 132,481 PSUs from Dr. Schleifer’s 2020 grant that would have been earned had a vesting determination been made on December 31, 2021 in respect of performance for the period from the date of grant to December 31, 2021 (and disregarding that PSUs not earned as of such termination date would have 12 additional months to be earned under the terms of the applicable award agreement). In addition, under such a scenario (i) all of Dr. Schleifer’s unvested stock options would continue to vest in accordance with the terms of the applicable award grant and he would be entitled to exercise all of his stock options throughout the remainder of their original term, and (ii) all of his unvested PSUs from the 2019 grant would remain outstanding (with vesting and forfeiture determined in the manner set forth in the applicable award agreement).
10	Equal to the estimated cost of providing Dr. Schleifer’s dependents medical and dental benefits for 18 months.
11	As discussed in “Compensation Dashboard—Additional Compensation Information—Potential Severance Payments,” unvested stock options held by any employee (including Dr. Schleifer) become immediately exercisable upon his or her death. The value of such accelerated stock options would have been $18,594,801. In addition, any PSUs held by Dr. Schleifer will remain outstanding upon his death, and any vesting or forfeiture of such PSUs will be determined following the completion of the applicable performance period as it otherwise would have been determined if he remained employed by the Company for the duration of such performance period.
12	Represents 35% of Dr. Schleifer’s 2021 salary over a period of 18 months. We have assumed long-term disability coverage exists pursuant to Dr. Schleifer’s employment agreement for the remaining 65% of Dr. Schleifer’s salary.
13	In the case of a termination of Dr. Schleifer’s employment due to disability, (i) all of his unvested stock options would continue to vest in accordance with the terms of the applicable award grant and he would be entitled to exercise the stock options throughout their original term, and (ii) any PSUs held by Dr. Schleifer would remain outstanding (with vesting and forfeiture determined in the manner set forth in the applicable award agreement).

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Change in Control Severance Plan

Each of the NEOs, other than our CEO, participates in our change in control severance plan that was adopted by the board of directors on January 20, 2006. The purposes of the plan are (i) to help us retain key employees, (ii) to help maintain the focus of such employees on our business and to mitigate the distractions caused by the possibility that we may be the target of an acquisition, and (iii) to provide certain benefits to such employees in the event their employment is terminated (or constructively terminated) after, or in contemplation of, a change in control. On November 14, 2008, the change in control severance plan was amended and restated to bring it into compliance with Section 409A.

Under the plan, each participant is entitled to receive a cash severance payment in an amount equal to one, or, in designated cases, including with respect to the NEOs other than Dr. Schleifer, two times the sum of the participant’s annual base salary and his or her average annual cash incentive over the prior three years if, within two years after or 180 days before a change in control, either the participant resigns his or her employment for Good Reason (as defined in the plan) or the participant’s employment is terminated by the Company for any reason other than Cause (as defined in the plan). This amount will be paid in a lump-sum severance payment. A participant so terminated is also entitled to receive a pro-rata annual cash incentive for the year in which he or she is terminated based on the portion of the year the participant was employed by us. In addition, for either one or two years, as the case may be, plan participants will receive continuation of health care coverage and welfare benefits provided by us, to the extent permitted by our benefit plans, at a cost no greater than what the participant’s cost would have been if he or she had continued his or her employment with the Company.

In the event that a plan participant resigns his or her employment for Good Reason (which generally conforms to the definition in Section 409A), or the participant’s employment is terminated by the Company for any reason other than Cause, in either case within two years after or 180 days before a change in control, then, unless otherwise provided in an award agreement, the participant’s stock options and other equity awards granted under our long-term incentive plans that would have vested prior to or upon the change in control will become vested on the change in control date, and the exercise period of such equity awards, and other equity awards held by the participant that otherwise would have expired, will be extended to the later of (i) 30 days following the first date after a change in control in which the shares underlying the equity award may be traded, and (ii) the permitted exercise date in the plan or grant assuming the change in control happened immediately prior to the participant’s termination. However, in no event will any stock option or other equity award be extended (i) beyond the expiration date of the grant, or (ii) such that the grant will be subject to the additional tax under Section 409A of the Internal Revenue Code.

In the event that a participant would become subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code as a result of severance benefits and payments, the severance benefits and payments owed to the participant shall be reduced to an amount one dollar less than the amount that would subject the participant to the excise tax, unless the total severance benefits/payments net of the excise taxes are greater than the amount that the participant would receive following any such reduction.

The following table shows the potential payments to our NEOs (other than our CEO), upon their hypothetical termination (other than for Cause) or resignation for Good Reason, in the two years following, or the 180 days prior to, a change in control. The information in the table below assumes an effective termination or resignation date of December 31, 2021 and is further based on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

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compensation-related matters / COMPENSATION DASHBOARD

Potential Payments under Change in Control Severance Plan

	Cash Severance[1]	Benefits Continuation[2]	Value of Accelerated Stock Options/RSAs/ PSUs[3]	Cutback[4]	Total Amount[5]
George D. Yancopoulos, M. D., Ph. D.	$8,944,599	$87,848	$114,590,893	—	$123,623,340
Robert E. Landry	$3,200,045	$150,647	$22,118,337	—	$25,469,029
Daniel P. Van Plew	$3,229,132	$144,883	$19,258,781	—	$22,632,796
Andrew J. Murphy, Ph.D.	$2,738,807	$113,514	$32,605,957	—	$35,458,278
Joseph J. LaRosa	$3,135,115	$139,360	$10,666,985	—	$13,941,460

1	Equal to two times the sum of (a) the NEO’s 2021 base salary and (b) the average annual cash incentives paid to the NEO over the prior three years.
2	Equal to the estimated cost of providing each NEO and his dependents medical, dental, vision, disability, and life insurance coverage for 24 months, plus the estimated cost of providing each NEO tax and financial planning advisory services for 24 months.
3	For stock options, equal to the aggregate amount of the differences between the exercise prices of each NEO’s accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2021 of $631.52. In the case of Messrs. Landry, LaRosa, and Van Plew and Dr. Murphy, the amounts also include the value as of December 31, 2021 of accelerated RSAs. In the case of Dr. Yancopoulos, the amount includes the value of 25,155 PSUs from his 2019 grant and 126,853 PSUs from his 2020 grant that would have been earned had the applicable vesting determination been made on December 31, 2021 in respect of performance for the period from the date of grant to December 31, 2021.
4	We have determined (using the assumptions outlined in footnote 5) that all of the NEOs listed in the table above would have been under their applicable “golden parachute” safe harbor limits and not subject to any cutbacks or excise taxes if terminated on December 31, 2021.
5	For purposes of these calculations, (i) we used base salaries as of December 31, 2021 and annual cash incentives paid to the NEOs for performance in 2018, 2019, and 2020, respectively; (ii) we assumed that each NEO received his annual cash incentive that was earned in 2021 and paid in 2022 (described in the Summary Compensation Table above); (iii) we took into consideration, for purposes of determining whether each NEO was subject to a reduction under the terms of the change in control severance plan, the fact that each NEO’s equity awards may vest in full or in part following a change in control (parachute payments for time vesting stock options and restricted stock were valued using Internal Revenue Code Treas. Reg. Section 1.28G-1 Q&A 24(c)); (iv) we assumed a 6.5% annual increase in medical premiums, 4% annual increase in dental and vision premiums, and no increase in disability or life insurance premiums or employer cost of tax and financial planning advisory services for 2022 and 2023; (v) we assumed that the medical insurance benefits received in 2022 and 2023 would be taxable and that the NEOs would be eligible for a tax gross-up for these benefits under the terms of the change in control severance plan; (vi) although the change in control severance plan provides for restrictive covenants, including a one-year covenant prohibiting the solicitation of Company employees, no specific value has been ascribed to these covenants for purposes of assessing excise tax liabilities and potential cutbacks; and (vii) although certain payments to the NEOs would be subject to potential delays upon separation of service under Section 409A, we did not attempt to determine which, if any, payments would be delayed or revise the values to reflect any such delay.

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ADDITIONAL COMPENSATION INFORMATION

ANNUAL CASH INCENTIVES

In 2016, we adopted our Cash Incentive Bonus Plan for purposes of allowing our annual cash incentives to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and permitting us to deduct cash incentive compensation that might otherwise not be deductible by reason of Section 162(m) (as then in effect). Although the Tax Cuts and Jobs Act eliminated the performance-based compensation exception for compensation paid in 2018 and beyond (as discussed under “Compensation Processes—Tax Implications” above), we have continued to use the Cash Incentive Bonus Plan for annual cash incentives because we believe it furthers our compensation philosophy and objectives regardless of tax treatment. For 2021 annual cash incentives for the NEOs, in March 2021 the Compensation Committee set up a cash incentive pool under the Cash Incentive Bonus Plan; specified maximum allocations of such pool to the NEOs and certain other senior executives; and established a R&D-related performance goal consisting of (i) the submission of one or more Investigational New Drug Applications, Biologics License Applications, or supplemental Biologics License Applications with the FDA (or its equivalent outside the United States) or (ii) the approval of any regulatory filing of the type described in clause (i) by the FDA or the applicable regulatory authority outside the United States. In November 2021, the Compensation Committee determined that Regeneron’s performance in 2021 exceeded the established goal, thus enabling the funding of the cash incentive pool. The Compensation Committee then exercised “negative discretion” (as permitted under the Plan) to reduce the respective allocations of such pool for each NEO with the exception of Mr. Landry, who was awarded the maximum allocation for the reasons discussed below. In exercising negative discretion for the other NEOs, the Compensation Committee determined that their annual cash incentives should be set consistent with the Company’s historical practice of using a formula that utilizes their respective cash incentive targets, a corporate performance component, and, if applicable, an individual performance component, as described below.

The targets for the 2021 annual cash incentives for the NEOs were set as percentages of their respective base salaries as follows: Dr. Schleifer—120%; Dr. Yancopoulos—120%; Mr. Landry—65%; Mr. Van Plew—65%; Dr. Murphy—65%; and Mr. LaRosa—65%.

For 2021, Dr. Schleifer’s cash incentive target was set approximately at the median of the Peer Group. In determining the cash incentive target for Dr. Yancopoulos, the Compensation Committee took into consideration the importance of his scientific leadership as President & CSO and the significant contributions he has made to the success of the Company and, specifically, to the discovery and development of the Company’s commercial products, its pipeline of internally developed product candidates, and its platform technologies. The Compensation Committee determined that there were no meaningful comparative data for Dr. Yancopoulos relating to similarly situated executives and that his cash incentive target for 2021 would be set to equal Dr. Schleifer’s. In determining the cash incentive targets for 2021 for Messrs. Landry, Van Plew, and LaRosa and Dr. Murphy, the Compensation Committee took into consideration the compensation of similarly situated executive officers at companies in the Peer Group.

The cash incentives were determined through the use of both an individual and a Company performance component with a range of 0 to 1.5 for the personal performance multiplier and a range of 0 to 2.0 for the Company performance multiplier, depending upon performance during the year. Both the personal performance multiplier and the Company performance multiplier were determined by the Compensation Committee for each NEO based on the Committee’s assessment of the Company’s performance relative to the general corporate goals described below and, in the case of each of Messrs. Landry, Van Plew, and LaRosa and Dr. Murphy, the NEO’s personal performance during the year.

With respect to 2021, the Compensation Committee set the Company performance multiplier at 1.9. For a discussion of the factors that contributed most to the Compensation Committee’s determination of the Company performance multiplier in 2021, see the subsection “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Cash Incentives.”

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With respect to 2021, the Compensation Committee approved a personal performance multiplier of 1.5 for each of Messrs. Landry, Van Plew, and LaRosa and Dr. Murphy. The personal performance component accounted for 40% of these NEOs’ cash incentives (other than with respect to Mr. Landry, as described below). The Company component was based on a Company performance multiplier that was determined based on the Company’s overall corporate performance (as described above) against 2021 goals that were approved by the board of directors in January 2021. This Company performance component accounted for 60% of the cash incentives awarded to Messrs. Van Plew and LaRosa and Dr. Murphy. In the case of Drs. Schleifer and Yancopoulos, the Compensation Committee focused exclusively on overall Company performance in 2021 (as described above) when determining their cash incentives and did not utilize a personal performance multiplier. For Mr. Landry, the Compensation Committee determined to award him an annual cash incentive equal to his maximum 2021 allocation under our Cash Incentive Bonus Plan, which amount was higher than the amount that would have resulted from this calculation and effectively resulted in a personal performance multiplier of 2.07.

In determining the annual cash incentive for Mr. Landry, the Compensation Committee gave special consideration to Mr. Landry’s leadership of and accomplishments in the Company’s accounting, finance, and tax functions and across his other responsibilities, including the successful execution of the Company’s capital allocation priorities in 2021 through investment in R&D capabilities, pursuit and funding of business development opportunities, and the return of cash to our shareholders through share buybacks. In the case of Mr. Van Plew, the Compensation Committee focused primarily on Mr. Van Plew’s leadership of and accomplishments in the Company’s Industrial Operations and Product Supply organization, including with respect to the fulfillment of the Company’s REGEN-COV supply agreements with the U.S. government; preparations for new product launches; progress toward the establishment of fill/finish facilities; and the successful transfer of products to, and inspection of, manufacturing facilities in Ireland. In the case of Dr. Murphy, the Compensation Committee considered the progress and continued expansion of the Company’s research and preclinical development pipeline, as summarized in the subsection “Compensation Discussion and Analysis—Components of Executive Pay: What We Pay and Why We Pay It—Annual Cash Incentives.” In the case of Mr. LaRosa, the Compensation Committee focused primarily on Mr. LaRosa’s leadership of and accomplishments in the Company’s legal function, including his leadership of several significant favorable outcomes in legal proceedings related to intellectual property protection and other matters and the legal function’s efforts in the establishment of commercial capabilities outside the United States.

PERQUISITES AND PERSONAL BENEFITS

All employees who participate in our 401(k) Savings Plan, including the NEOs, are eligible to receive certain matching contributions. In each plan year, we contribute to each participant’s account a matching contribution (in the form of shares of our common stock) equal to 50% of a specified percentage of the participant’s compensation that the participant has contributed to the plan (which was 10% with respect to each of the last three years), up to a maximum level established under the Internal Revenue Code. Each of our NEOs participated in our 401(k) Savings Plan during 2021 and received matching contributions in the aggregate amount of $13,000 ($9,750 in the case of Mr. Van Plew) in the form of shares of our common stock. The contributions were paid quarterly up and until the maximum level was reached and are included in the compensation amounts reported for each of our NEOs in the Summary Compensation Table included in this proxy statement. As with all employees, the number of shares of common stock that each NEO received on a quarterly basis was determined using the average market price per share of our common stock during the applicable quarter.

To achieve increased efficiencies and a more secure traveling environment, the Company provides air transportation for certain executive and director travel in accordance with guidelines approved by our board of directors. Based on the recommendation of an independent, third-party security study, the guidelines and our security policy require Drs. Schleifer and Yancopoulos (as well as their spouses and children when they accompany them) to use, as much as practicable, Company-provided aircraft for all business and personal air travel. Regeneron covers the cost of any such personal air travel for up to $250,000 in incremental cost (as described below) annually for each of Drs. Schleifer and Yancopoulos. Family members or other guests may accompany our NEOs and directors during Company-provided air business travel, space permitting, so long as they cover any incremental cost related to such guests (other than with respect to the family members of Drs. Schleifer and Yancopoulos as described above). In addition, in limited circumstances personal use of Company-provided air travel by our other NEOs or directors may be permitted if authorized by the Chair and any incremental cost is paid by the lead passenger. Any required reimbursement or other payment of the incremental cost is made to the extent permitted by applicable Federal Aviation Administration rules.

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COMPENSATION-RELATED MATTERS / COMPENSATION DASHBOARD

We determine the incremental cost of any Company-provided personal or guest air travel based on the direct variable operating cost. Items included in the calculation include (as applicable) fuel costs; landing, non-home-base hangar or aircraft parking, and ground handling fees; in-flight catering; travel, lodging, and other expenses for flight crew; and other trip-related variable cost, including the use of our fractional jet interests. Because Company-provided air transportation is used primarily for business travel, incremental costs exclude fixed costs that generally do not change based on usage, such as (as applicable) flight crew salaries; aircraft purchase or lease costs; depreciation; insurance costs; certain maintenance fees based on minimum usage; and home-base hangar costs. When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the guest (for example, catering), if any, are included in determining the aggregate incremental cost to Regeneron. If any aircraft flies empty before picking up or after dropping off a passenger for personal reasons, this “deadhead” segment would be included in the aggregate incremental cost based on the methodology described above. The amount of disallowed corporate tax deductions attributable to Company-provided personal and guest air travel is not included in the NEO incremental cost calculation.

The security policy also covers secure car transportation, on-site residential security at the primary residence for each of Drs. Schleifer and Yancopoulos, and 24/7 personal security services for Drs. Schleifer and Yancopoulos. Such services are rendered by third-party providers and/or full-time employees of the Company depending on availability and time of day. The incremental costs of such services are calculated based on the methodology described below and exclude costs that the Company would have incurred in any event, such as the ordinary wages, taxes, and benefits of drivers that are employed full-time by the Company for business travel and the costs of security services provided at the Company’s offices during normal business hours. We generally calculate the incremental costs of such services based on (a) the average fuel cost per mile times total miles traveled in connection with secure car transportation for personal travel or security services outside of the office; (b) the amount paid by the Company to the third-party providers of such services or any overtime wages of full-time employees of the Company attributed to such services based on the number of hours expended; and (c) the costs of leasing or renting vehicles dedicated to the provision of such services. In addition, in 2021, the incremental costs associated with on-site residential security included expenses incurred by the Company to upgrade the home security systems at the primary residences of Drs. Schleifer and Yancopoulos, as had been determined to be necessary based on the recommendation of an independent, third-party security study.

Amounts associated with personal or guest Company-provided air and secure car transportation/personal and residential security services are imputed as income to the NEOs to the extent required by applicable tax regulations. The NEOs do not receive a tax gross-up from us to cover their personal income tax obligations in respect of any such imputed income.

The amounts disclosed in the “All other compensation” column of the Summary Compensation Table relating to personal and guest use of Company-provided air transportation, secure car transportation, and personal and residential security services in accordance with our security policy attributable to Drs. Schleifer and Yancopoulos are based on the incremental cost resulting from such transportation/services as described above.

The Corporate Governance and Compliance Committee monitors business and any personal or guest Company-provided air travel on a periodic basis.

Additional information regarding perquisites and other personal benefits provided to our NEOs in, or with respect to, 2021 is given in the applicable footnotes to the Summary Compensation Table included in this proxy statement.

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COMPENSATION-RELATED MATTERS / COMPENSATION DASHBOARD

POTENTIAL SEVERANCE PAYMENTS

Except for equity award agreements for Dr. Vagelos and the 2020 PSU award agreements,9 outstanding equity award agreements for all employees include a “double trigger” provision for the acceleration of vesting of unvested equity awards upon a termination by the Company without cause or by the employee for good reason within two years following a change in control. Dr. Vagelos’s stock option, PSU, and RSU awards contain change-of-control provisions consistent with those applicable to the non-employee director equity awards, as described under “Board of Directors—Compensation of Directors” above.

Our CEO has an employment agreement that provides for certain severance benefits following termination, including following death or disability, resignation following defined “good reason” events, or termination in connection with a change in control. The other NEOs are covered by a change in control severance plan, which provides certain benefits to them and other designated officers if they are terminated in connection with a change in control. In addition, in the case of our CSO, stock option, RSA, and PSU award agreements applicable to his awards granted since December 2015 provide that he would have a “good reason” for terminating his employment with Regeneron upon or within two years after the occurrence of a change in control if the employment of our CEO has ended due to our CEO’s involuntary termination (as defined in the CEO’s employment agreement). Information regarding applicable payments under this employment agreement and change in control severance plan is provided in the subsection “2021 Executive Compensation Tables—Post-Employment Compensation.”

Our NEOs will forfeit any unvested stock options or RSAs upon the termination of their employment for any reason (including disability or retirement) other than death, except as provided in our employment agreement with our CEO, in our change in control severance plan, and in certain stock option agreements with our CSO. In the event of the death of an employee, any unvested stock options held by such employee become immediately exercisable, and any shares subject to RSAs/RSUs will become fully vested. In the case of PSU awards to our CEO and CSO (as well as the 2019 PSU award to Dr. Vagelos), upon a termination of employment due to death (or, in the case of 2020 PSU awards, also disability), the PSU award will remain outstanding, and any vesting of the PSUs will be determined following the completion of the applicable performance period. For information regarding the value of accelerated stock options, RSAs, and PSUs held by our CEO and other NEOs (as applicable) as of December 31, 2021, see the subsection “2021 Executive Compensation Tables—Post-Employment Compensation” under “Value of Accelerated Stock Options/PSUs” in the table entitled “Potential Severance Payments under Dr. Schleifer’s Employment Agreement” (for our CEO) and under “Value of Accelerated Stock Options/RSAs/PSUs” in the table entitled “Potential Payments under Change in Control Severance Plan” (for other NEOs).

Except as provided below, when employees retire, they forfeit all unvested stock options, RSAs, and PSUs, including the PSUs granted to our CEO and CSO in 2020. An employee considered “retirement eligible” upon separation under our employee policies as in effect from time to time has the remaining life of the 10-year stock option term to exercise stock options that are vested as of the date of his or her retirement. In addition, in the case of (i) stock option award agreements with our CEO (as provided in his employment agreement) and, commencing in December 2018, our CSO and Dr. Vagelos and (ii) the 2019 PSU award agreements with our CEO and CSO and Dr. Vagelos, awards thereunder will continue to vest in accordance with the terms of the applicable award agreement so long as they are “retirement eligible” upon separation.

The award agreements for the 2020 PSU awards to our CEO and CSO provide that if the recipient’s employment with the Company is terminated without Cause or the recipient leaves his employment with the Company for a Good Reason (each as defined in or incorporated by reference into the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or the award agreement), earnout is measured as of termination and all PSUs earned as of that date vest and remain subject to a mandatory deferral and holding period of three years after vesting. In this circumstance, PSUs not earned as of such termination date have 12 additional months to be earned and, to the extent earned, will vest on the fifth anniversary of the grant date or the first anniversary of the termination, whichever comes first (with the holding period beginning upon such vesting). Unearned PSUs are forfeited at the end of the 12 months.

9	In the case of the PSUs granted to our CEO and CSO in 2020, if there is a change in control, earnout is measured as of the date of the change in control (using the applicable transaction price as the ending stock price), and all PSUs earned as of that date vest with no Holding Period and any unearned PSUs are forfeited immediately.

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See the table entitled “Potential Severance Payments under Dr. Schleifer’s Employment Agreement” in the subsection “2021 Executive Compensation Tables—Post-Employment Compensation” for the value of accelerated 2020 PSU awards to our CEO under such a termination scenario as of December 31, 2021 (which value would be the same in respect of the 2020 PSU awards to our CSO under a corresponding termination scenario).

The change-in-control severance benefits provided to our NEOs are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the Company. These severance benefits were established following a review of comparable practices at the Company’s peer companies and with the advice of the Compensation Committee’s consultant.

We have no pension, deferred compensation, or retirement plans applicable to our NEOs, other than our 401(k) Savings Plan described above.

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, Dr. Schleifer, and the ratio of these two amounts.

We have determined the total compensation of our median employee (based on the 2021 annual total compensation of our employees, excluding Dr. Schleifer) to be $149,250. The total 2021 compensation of Dr. Schleifer, as reported in the Summary Compensation Table above, was $6,470,514. Accordingly, the ratio of the 2021 annual total compensation of Dr. Schleifer to the median of the 2021 annual total compensation of our employees was approximately 43 to 1.10

For 2021, we identified the median employee as of December 31, 2021 by (i) aggregating for each applicable employee (a) annual base salary for salaried employees (or wages plus overtime, based on annual work schedule, for permanent hourly employees), (b) the target annual cash incentive, and (c) the grant date fair value of any equity awards granted during 2021, and (ii) ranking this compensation measure from lowest to highest. This calculation was performed for all employees, excluding Dr. Schleifer, whether employed on a full-time, part-time, or seasonal basis. For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. dollars based on the applicable 2021 average exchange rate.

We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

10	This ratio would have been approximately 218 to 1 if the five-year, front-loaded PSU award granted to Dr. Schleifer in 2020 in lieu of five years of annual equity awards (i.e., until the Company’s regular year-end grant cycle in December 2025) were annualized over such five-year period.

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COMPENSATION-RELATED MATTERS / COMPENSATION DASHBOARD

EQUITY COMPENSATION INFORMATION

Corporate Governance Aspects of the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan

The Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (referred to in this subsection as the “Plan”) is the only plan currently used by the Company to grant equity awards. The Plan was approved by shareholders and is designed to promote best practices by reinforcing the alignment between equity compensation arrangements for employees and non-employee directors and the interests of shareholders. The provisions that promote such best practices include:

Provision	Description
No Discounted Stock Options or Stock Appreciation Rights	Stock options and stock appreciation rights are not granted with an exercise or base price less than the fair market value of common stock (as defined in the Plan) on the date of grant.
No Stock Option or Stock Appreciation Right Re-pricing or Exchange	Except for equitable adjustments in connection with specific corporate transactions (such as stock splits, recapitalizations, reorganizations, mergers, consolidations, and similar transactions), the Plan does not permit a decrease in the exercise price or base price of a stock option or stock appreciation right granted under the Plan through settlement, cancellation, forfeiture, exchange, surrender, or otherwise below the fair market value of common stock (as defined in the Plan) on the date of grant.
Recoupment (Clawback) Policy	Awards granted to our officers and other employees under the Plan are subject to recoupment or reduction in accordance with the terms of our policy regarding recoupment or reduction of incentive compensation (sometimes referred to as our “clawback policy”).
Independent Administration	The Plan is administered by the Compensation Committee, which is intended to be comprised solely of non-employee directors each of whom meets the additional independence criteria applicable to compensation committee members under the listing standards of The Nasdaq Stock Market LLC and qualifies as a “Non-Employee Director” pursuant to Rule 16b-3 under the Exchange Act.
No “Evergreen” Provision	The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance thereunder can be automatically replenished.
No Tax Gross-ups	The Plan does not provide for any tax gross-ups.

Key Equity Metrics

The following table summarizes some key metrics relating to the equity component of our compensation program. When evaluating the information below, it is important to keep in mind the 40% increase in the number of our employees over the 2019 – 2021 period and our all-employee equity award strategy encompassing initial equity grants to all new hires as well as a comprehensive annual equity program covering all levels of employees:

	2021	2020	2019
Unadjusted Burn Rate[1]	3.14%	3.25%	3.58%

Adjusted Burn Rate[1]	4.53%	4.15%	4.46%
Overhang[2]	26.92%	29.27%	26.47%
Dilution[3]	16.71%	18.98%	21.42%
1	Calculated by dividing (a) the sum of the number of shares subject to (i) stock options, RSAs, and RSUs granted during the year and (ii) PSUs earned during the year (if any), by (b) the basic weighted-average number of shares of common stock and Class A stock outstanding during the year. For “Adjusted Burn Rate,” a multiplier of 2.5 is applied to RSAs, RSUs, and PSUs.
2	Calculated by dividing (a) the sum of (i) the number of shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year and (ii) the number of shares available for future grants under the Plan at the end of the year, by (b) the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year, (ii) the shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year, and (iii) the number of shares available for future grants under the Plan at the end of the year.
3	Calculated by dividing the number of shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year by the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year and (ii) the shares subject to equity awards (stock options and unvested RSAs, RSUs, and PSUs (assuming, in the case of PSUs, maximum payouts earned)) outstanding at the end of the year.

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Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2021.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders[1]	19,443,061[3] shares of common stock	$435.56[4]	17,907,658 shares of common stock[5]
Equity compensation plans not approved by security holders[2]	—	$ —	44,246 shares of Class A stock
Total	19,443,061 shares of common stock	$435.56	17,951,904 shares of common stock and Class A stock
1	The equity compensation plans approved by the security holders are the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan; the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan; the Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan; and the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan is the only plan currently used by the Company to grant equity awards.
2	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan. It was adopted in 1989 and provides for the Compensation Committee of the board of directors to award employees, directors, consultants, and other individuals who render service to the Company the right to purchase Class A stock at a price set by the Compensation Committee. The Plan provides for the vesting of shares as determined by the Compensation Committee; should the Company’s relationship with a Plan participant terminate before all shares are vested, unvested shares will be repurchased by the Company at a price per share equal to the original amount paid by the Plan participant. As of December 31, 2021, there were no unvested shares and 44,246 shares of Class A stock available for future grants under the Plan.
3	This amount includes (i) 17,978,130 shares to be issued upon exercise of outstanding options, (ii) 164,995 shares to be issued upon vesting of outstanding RSUs, and (iii) 1,299,936 shares to be issued upon vesting of outstanding PSUs (assuming, in the case of PSUs, maximum payouts earned) .
4	The calculation of the weighted-average exercise price does not include the 164,995 shares to be issued upon vesting of RSUs or the 1,299,936 shares to be issued upon vesting of PSUs (assuming, in the case of PSUs, maximum payouts earned), as RSUs and PSUs do not have an exercise price.
5	This amount is net of 1,963,047 outstanding RSAs. As these shares are considered issued and outstanding upon grant, they are not included in the amounts reported in column (a).

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PROPOSAL 3

ADVISORY VOTE ON
COMPENSATION OF
NAMED EXECUTIVE
OFFICERS (SAY-ON-
PAY)

The Board of Directors Unanimously Recommends a Vote, on an
Advisory Basis, FOR Approval of the Compensation of Our Named
Executive Officers as Disclosed in This Proxy Statement.

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PROPOSAL 3 / ADVISORY VOTE

As required by Section 14A of the Exchange Act, we are seeking, on an advisory basis, shareholder approval of the compensation of our NEOs as disclosed above (“say-on-pay” proposal). Specifically, shareholders are being asked to approve the following advisory resolution:

RESOLVED, that the shareholders of Regeneron Pharmaceuticals, Inc. hereby approve the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement relating to the Company’s 2022 Annual Meeting (the “Proxy Statement”) pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the related compensation information contained in the Proxy Statement).

In determining to recommend that shareholders approve the say-on-pay proposal, the board of directors considered, among other factors discussed under “Compensation Discussion and Analysis” above, that the Company had achieved its corporate goals in 2021 as well as in 2020, when the most recent say-on-pay vote was held. Information regarding compensation of the relevant NEOs for each of these years is provided in the Summary Compensation Table included in this proxy statement.

As an advisory vote, this proposal is non-binding on the Company. However, the board of directors and the Compensation Committee value your opinion and will review and consider the voting results in connection with their ongoing evaluation of our compensation program.

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GENERAL INFORMATION ABOUT THE MEETING AND OTHER MATTERS

When is the Annual Meeting?

June 10, 2022

What time is the Annual Meeting?

10:30 a.m., ET

Where is the Annual Meeting?

The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/REGN2022. We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting.

What form of identification do I need to be admitted to the meeting?

Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/REGN2022. To vote or submit questions during the meeting, you will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received.

Can I vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, April 12, 2022, are entitled to vote at the Annual Meeting. As of April 12, 2022, 108,028,048 shares of common stock and 1,818,146 shares of Class A stock were issued and outstanding. The common stock and the Class A stock vote together on all matters as a single class, with the common stock being entitled to one vote per share and the Class A stock being entitled to ten votes per share. To vote your shares, you will need the 16-digit control number included on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received.

What is on the agenda for the meeting?

1	Election of four Class I directors for a three-year term

2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022

3	Advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in these proxy materials (say-on-pay)

Can I ask a question at the Annual Meeting?

Shareholders who use the 16-digit control number that was furnished to them (either on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received) to log on to the meeting will be able to submit questions during the meeting, as time permits. If you wish to submit a question during the Annual Meeting, log on to the virtual meeting website using the 16-digit control number, type your question into the “Ask a Question” field, and click “Submit.” Questions and answers may be arranged by topic and substantially similar questions may be answered once. If we run out of time to answer all of the questions submitted, we will provide responses to the questions not addressed on our website at www.regeneron.com on the “Investors & Media” page.

Will the Annual Meeting be available for replay?

A replay of the Annual Meeting will be made publicly available approximately 24 hours after the Annual Meeting at www.virtualshareholdermeeting.com/REGN2022. The replay will be available for one year.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

The “Notice and Access” rules of the SEC permit us to furnish proxy materials, including this proxy statement and our 2021 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders received the Notice and will not receive printed copies of the proxy materials unless they request them. This method reduces the environmental impact of the Annual Meeting. The Notice will be mailed beginning on

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or about April 21, 2022. The Notice includes instructions on how you may access and review all of our proxy materials and the 2021 Annual Report via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card, or by voting at the meeting.

Why did I receive the Notice?

We sent you the Notice regarding this proxy statement because Regeneron’s board of directors is asking (technically called soliciting) holders of common stock and Class A stock to provide proxies to be voted at our 2022 Annual Meeting of Shareholders or at any adjournment(s) or postponement(s) of the meeting.

How are proxies voted?

If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed. If you submit a proxy, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted in the manner recommended by the board of directors. The board of directors knows of no matter, other than those indicated above under “What is on the agenda for the meeting?”, to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named and designated as proxies will vote your shares in their discretion.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to receive proxy materials by e-mail will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, these shareholders should have received an e-mail with links to the proxy materials and the proxy voting website. Shareholders who have previously asked to receive paper copies of the proxy materials and shareholders who participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc.

401(k) Savings Plan or the Regeneron Ireland Share Participation Plan will receive paper copies of the proxy materials.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of shares of common stock and Class A stock having a majority of the voting power of all shares of common stock and Class A stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

How can I vote my shares without attending the Annual Meeting?

We recommend that shareholders vote by proxy even if they plan to attend the Annual Meeting via the Internet. If you are a shareholder of record, there are three ways to vote by proxy:

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com. You will need the 16-digit control number included on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received. You may vote via the Internet through 11:59 p.m., Eastern Time, on June 9, 2022.

Via telephone. You may vote by proxy via telephone by calling the toll-free number found on the proxy card or the voting instruction form. You will need the 16-digit control number included on the proxy card or voting instruction form. You may vote via telephone through 11:59 p.m., Eastern Time, on June 9, 2022.

By mail. If you received printed copies of the proxy materials, you may vote by proxy by completing the proxy card or voting instruction form and returning it in the envelope provided.

How can I attend and vote at the Annual Meeting?

You may attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/REGN2022. Shareholders who use the 16-digit control number that was furnished to them (either on the Notice or, if you

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received a paper copy of the proxy materials, the proxy card or voting instruction form you received) to log on to the meeting will be able to vote during the meeting.

What if during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/REGN2022.

If I am a Regeneron employee or former employee, how do I vote shares in the Company Stock Fund in my 401(k) account or in the Regeneron Ireland Share Participation Plan?

If you participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan, you may provide voting instructions to Fidelity Management Trust Company, the plan’s trustee, (1) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 7, 2022, (2) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 7, 2022, or (3) by returning your completed proxy card by mail. The trustee will vote your shares in accordance with your instructions. If you do not provide timely voting instructions to the trustee, the trustee will vote your shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in the plan.

If you participate and hold shares of common stock in the Regeneron Ireland Share Participation Plan, you may provide voting instructions to Mercer Ireland Limited, who administers the Plan on behalf of Irish Pensions Trust Limited, the trustees of the Plan. You will receive a voting instruction form by mail sent directly to your home address, which you should complete, sign, and return to Mercer by mail using the enclosed pre-paid envelope or as an e-mail attachment in accordance with the instructions provided by Mercer.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised by voting again electronically through the Internet or by telephone, by mailing a new proxy card or voting instruction form, or by attending the Annual Meeting (via the Internet) and voting. If you are a record holder, you may also revoke your proxy by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you are a record holder and give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee in “street name,” you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted.

Who solicits proxies and bears the cost of solicitation?

Solicitation of proxies may be made by mail, in person, or by telephone by officers, directors, and other employees of the Company and by employees of the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), and employees of Broadridge Financial Solutions, Inc. (“Broadridge”). We will reimburse AST, Broadridge, and our banks, brokers, and other custodians, nominees, and fiduciaries for their respective reasonable costs in the preparation and mailing of proxy materials to shareholders. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $25,000 and the reimbursement of customary disbursements and expenses. We will bear all costs of the solicitation of proxies.

What are the board’s recommendations?

The board of directors recommends that you vote:

FOR election of each of the four nominated Class I directors (Proposal No. 1);

FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022 (Proposal No. 2); and

FOR approval of the compensation of the Company’s Named Executive Officers as disclosed in these proxy materials (say-on-pay) (Proposal No. 3).

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What vote is required to approve each proposal?

The following table summarizes the voting requirements applicable to the proposals to be voted on at the Annual Meeting:

Proposal		Vote Required	Effect of Abstentions*	Broker Discretionary Voting Allowed?+
1	Election of Directors	Majority of the votes cast. In accordance with our director resignation policy, an incumbent director who fails to receive the required number of votes in an uncontested election will be required to tender his or her resignation to the Chair of the board of directors for consideration by the Corporate Governance and Compliance Committee.	No effect – not considered votes cast on this proposal	No – brokers without voting instructions will not be able to vote on this proposal
2	Ratification of the Appointment of PricewaterhouseCoopers LLP	Majority of the votes cast	No effect – not considered votes cast on this proposal	Yes – brokers without voting instructions will have discretionary authority to vote
3	Say-on-Pay	Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the votes cast	No effect – not considered votes cast on this proposal	No – brokers without voting instructions will not be able to vote on this proposal

*	As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
+	Only relevant if you are the beneficial owner of shares held in “street name.” If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the votes cast at the Annual Meeting.

When are shareholder proposals due for the 2023 Annual Meeting of Shareholders?

A shareholder wishing to present a proposal at the 2023 Annual Meeting of Shareholders must submit the proposal in writing and it must be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707 by December 22, 2022, and must satisfy the other conditions established by the SEC, in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

Under our Amended and Restated By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2023 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days’ notice or public disclosure of the date of the 2023 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our Amended and Restated By-Laws. Assuming our 2023 Annual Meeting is held on June 9, 2023 in accordance with the Company’s past practice, and at least 70 days’ notice or prior public disclosure of the date of the 2023 Annual Meeting is given or made to shareholders, notice of such proposals would need to be given no earlier than March 11, 2023 and no later than April 10, 2023. Any proposal received outside of such dates will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

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GENERAL INFORMATION ABOUT THE MEETING

What happens if multiple shareholders share an address?

Applicable rules permit brokerage firms and the Company to send one Notice of Internet Availability of Proxy Materials (or one annual report, proxy statement, and Notice of Internet Availability of Proxy Materials in the case of shareholders who have elected to receive paper copies of our proxy materials) to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one copy of the applicable proxy materials to multiple shareholders sharing the same address. If you wish to receive separate copies of the proxy statement for the 2022 Annual Meeting, the 2021 Annual Report, or the Notice of Internet Availability of Proxy Materials, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, or by calling us at 914-847-7000, and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

Are there any other matters to be addressed at the Annual Meeting?

We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

How can you receive a printed copy of the Company’s 2021 Annual Report?

Interested shareholders may obtain without charge a copy of our 2021 Annual Report (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2021, required to be filed with the SEC, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 847-7000.

How do you elect to receive future proxy materials electronically?

If you previously requested to receive proxy materials through the mail, or by means of an e-mail with links to the proxy materials and the proxy voting website, your election will remain in effect until you revoke it. Shareholders currently receiving paper copies of our proxy materials, and shareholders who received a paper copy of the Notice of Internet Availability of Proxy Materials, may instead elect to receive all future proxy materials electronically through an e-mail with a link to these documents on the Internet. Receiving these documents online conserves resources, saves the Company the cost of producing and mailing documents to your home or business, and gives you an automatic link to the proxy voting site.

If your shares are registered in your name or you hold shares in the Company Stock Fund in the Company’s 401(k) Savings Plan, to enroll in the electronic delivery service, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker, or contact your bank or broker for instructions on how to elect to view future proxy statements and annual reports over the Internet.

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 105

APPENDIX A

Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures

This proxy statement includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. (where applicable, together with its subsidiaries, “Regeneron” or the “Company”), and actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others, the impact of SARS-CoV-2 (the virus that has caused the COVID-19 pandemic) on Regeneron’s business and its employees, collaborators, and suppliers and other third parties on which Regeneron relies, Regeneron’s and its collaborators’ ability to continue to conduct research and clinical programs, Regeneron’s ability to manage its supply chain, net product sales of products marketed or otherwise commercialized by Regeneron and/or its collaborators or licensees (collectively, “Regeneron’s Products”), and the global economy; the nature, timing, and possible success and therapeutic applications of Regeneron’s Products and product candidates being developed by Regeneron and/or its collaborators or licensees (collectively, “Regeneron’s Product Candidates”) and research and clinical programs now underway or planned, including without limitation EYLEA® (aflibercept) Injection, Dupixent® (dupilumab), Libtayo® (cemiplimab), Praluent® (alirocumab), Kevzara® (sarilumab), Evkeeza® (evinacumab), Inmazeb® (atoltivimab, maftivimab, and odesivimab-ebgn), REGEN-COV® (casirivimab and imdevimab), aflibercept 8 mg, fasinumab, pozelimab, odronextamab, itepekimab, REGN5458, REGN5713-5714-5715, REGN1908-1909, Regeneron’s other oncology programs (including its costimulatory bispecific portfolio), Regeneron’s and its collaborators’ earlier-stage programs, and the use of human genetics in Regeneron’s research programs; the likelihood and timing of achieving any of Regeneron’s anticipated development and production milestones; safety issues resulting from the administration of Regeneron’s Products and Regeneron’s Product Candidates in patients, including serious complications or side effects in connection with the use of Regeneron’s Products and Regeneron’s Product Candidates in clinical trials; the likelihood, timing, and scope of possible regulatory approval and commercial launch of Regeneron’s Product Candidates and new indications for Regeneron’s Products, including without limitation those listed above; the extent to which the results from the research and development programs conducted by Regeneron and/or its collaborators may be replicated in other studies and/ or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; ongoing regulatory obligations and oversight impacting Regeneron’s Products, research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron’s ability to continue to develop or commercialize Regeneron’s Products and Regeneron’s Product Candidates; competing drugs and product candidates that may be superior to, or more effective than, Regeneron’s Products and Regeneron’s Product Candidates; uncertainty of market acceptance and commercial success of Regeneron’s Products and Regeneron’s Product Candidates and the impact of studies (whether conducted by Regeneron or others and whether mandated or voluntary) or recommendations and guidelines from governmental authorities and other third parties on the commercial success of Regeneron’s Products and Regeneron’s Product Candidates; the ability of Regeneron to manufacture and manage supply chains for multiple products and product candidates; the ability of Regeneron’s collaborators, licensees, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron’s Products and Regeneron’s Product Candidates; the availability and extent of reimbursement of Regeneron’s Products from third-party payors, including private payor healthcare and insurance programs, health maintenance organizations, pharmacy benefit management companies, and government programs such as Medicare and Medicaid; coverage and reimbursement determinations by such payors and new policies and procedures adopted by such payors; unanticipated expenses; the costs of developing, producing, and selling products; the ability of Regeneron to meet any of its financial projections or guidance, and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including Regeneron’s agreements with Sanofi, Bayer, and Teva Pharmaceutical Industries Ltd. (or their respective affiliated companies, as applicable), as well as Regeneron’s agreement with Roche relating to the casirivimab and imdevimab antibody cocktail (known as REGEN-COV in the United States and Ronapreve™ in other countries), to

106 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

APPENDIX A

be cancelled or terminated; and risks associated with intellectual property of other parties and pending or future litigation relating thereto (including without limitation the patent litigation and other related proceedings relating to EYLEA, Dupixent, Praluent, and REGEN-COV), other litigation and other proceedings and government investigations relating to the Company and/or its operations, the ultimate outcome of any such proceedings and investigations, and the impact any of the foregoing may have on Regeneron’s business, prospects, operating results, and financial condition. A more complete description of these and other material risks can be found in Regeneron’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2021, including in the section thereof captioned “Item 1A. Risk Factors.” Any forward-looking statements are made based on management’s current beliefs and judgment, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron. Regeneron does not undertake any obligation to update (publicly or otherwise) any forward-looking statement, whether as a result of new information, future events, or otherwise.

This proxy statement uses non-GAAP net income, non-GAAP net income per share, and total revenues excluding REGEN-COV, which are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are computed by excluding certain non-cash and other items from the related GAAP financial measure. Non-GAAP adjustments also include the estimated income tax effect of reconciling items. The Company makes such adjustments for items the Company does not view as useful in evaluating its operating performance. For example, adjustments may be made for items that fluctuate from period to period based on factors that are not within the Company’s control (such as the Company’s stock price on the dates share-based grants are issued) or items that are not associated with normal, recurring operations (such as changes in applicable laws and regulations). Management uses these non-GAAP measures for planning, budgeting, forecasting, assessing historical performance, and making financial and operational decisions, and also provides forecasts to investors on this basis. Additionally, such non-GAAP measures provide investors with an enhanced understanding of the financial performance of the Company’s core business operations. However, there are limitations in the use of these and other non-GAAP financial measures as they exclude certain expenses that are recurring in nature. Furthermore, the Company’s non-GAAP financial measures may not be comparable with non-GAAP information provided by other companies. Any non-GAAP financial measure presented by Regeneron should be considered supplemental to, and not a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation of the Company’s historical GAAP to non-GAAP results is included below.

2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING	/ 107

APPENDIX A

Reconciliation of GAAP to Non-GAAP Financial Information (Unaudited) (In millions, except per share data)

	Year Ended December 31,
	2021	2020
GAAP R&D	$2,908.1	$2,735.0
R&D: Non-cash share-based compensation expense	316.6	238.6
R&D: Up-front payments related to license and collaboration agreements	44.0	85.0
Non-GAAP R&D	$2,547.5	$2,411.4
GAAP SG&A	$1,824.9	$1,346.0
SG&A: Non-cash share-based compensation expense	213.3	153.0
SG&A: Litigation contingencies and other	5.6	(86.9)
Non-GAAP SG&A	$1,606.0	$1,279.9
GAAP COGS	$1,773.1	$491.9
COGS: Non-cash share-based compensation expense	71.8	40.4
COGS: REGEN-COV inventory reserve	231.7	–
COGS: Other	–	0.9
Non-GAAP COGS	$1,469.6	$450.6
GAAP other income (expense), net	$379.0	$233.8
Other income/expense: Losses (gains) on investments	(387.0)	(221.6)
Interest expense: Other	–	12.7
Non-GAAP other income (expense), net	$(8.0)	$24.9
GAAP net income	$8,075.3	$3,513.2
Total of GAAP to non-GAAP reconciling items above	496.0	222.1
Income tax effect of GAAP to non-GAAP reconciling items	(82.9)	(38.9)
Income tax expense: Impact of sale of assets between foreign subsidiaries	–	(30.0)
Non-GAAP net income	$8,488.4	$3,666.4
Non-GAAP net income per share - basic	$80.31	$34.07
Non-GAAP net income per share - diluted	$74.66	$31.47
Shares used in calculating:
GAAP net income per share - basic	105.7	107.6
GAAP net income per share - diluted	112.2	115.1
Non-GAAP net income per share - basic	105.7	107.6
Non-GAAP net income per share - diluted	113.7	116.5

Revenue reconciliation:
Total revenues	$16,071.7	$8,497.1
REGEN-COV net product sales in the United States	5,828.0	185.7
Global gross profit true-up payment from Roche in connection with sales of casirivimab and imdevimab	361.8	–
Total revenues excluding REGEN-COV (casirivimab and imdevimab)	$9,881.9	$8,311.4

108 /	2022 PROXY STATEMENT AND NOTICE OF ANNUAL SHAREHOLDER MEETING

777 Old Saw Mill River Road
Tarrytown, NY 10591-6707

REGENERON PHARMACEUTICALS, INC.

777 OLD SAW MILL RIVER ROAD

TARRYTOWN, NY 10591-6707

ATTN: CORPORATE SECRETARY

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 9, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 7, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/REGN2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 9, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 7, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D71098-P64569-Z81504	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGENERON PHARMACEUTICALS, INC.
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Bonnie L. Bassler, Ph.D.	☐	☐	☐

	1b.	Michael S. Brown, M.D.	☐	☐	☐

	1c.	Leonard S. Schleifer, M.D., Ph.D.	☐	☐	☐

	1d.	George D. Yancopoulos, M.D., Ph.D.	☐	☐	☐	For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.					☐	☐	☐

3.	Proposal to approve, on an advisory basis, executive compensation.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D71099-P64569-Z81504

REGENERON PHARMACEUTICALS, INC.

Annual Meeting of Shareholders

June 10, 2022 10:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Leonard S. Schleifer, M.D., Ph.D. and Joseph J. LaRosa, and each of them individually, as lawful proxies, each with full power of substitution, to represent the undersigned, with all powers that the undersigned would possess if personally present, and to vote, as indicated on the reverse side of this card, all of the shares of Common Stock and Class A Stock of REGENERON PHARMACEUTICALS, INC. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 10, 2022 live via webcast at www.virtualshareholdermeeting.com/REGN2022 or at any adjourned or postponed session thereof. This proxy revokes all prior proxies given by the undersigned.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ON THE REVERSE. IF YOU SIGN AND RETURN YOUR PROXY CARD IN A TIMELY MANNER, BUT DO NOT INDICATE HOW THESE SHARES ARE TO BE VOTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ON THE REVERSE AS DIRECTORS AND FOR PROPOSALS 2 AND 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

Continued and to be signed on reverse side